Execution Copy
LEASE
AMONG
CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC,
“LANDLORD”

AND
BRIDGEPOINT EDUCATION, INC.
“TENANT”
1200 17TH STREET
1201 16TH STREET
Denver, Colorado 80202

Table of Contents

Page

1.	LEASE OF PREMISES; COMMON AREAS; LANDLORD'S WORK AND ALLOWANCES; PARKING	1
2.	TERM OF LEASE; EARLY ACCESS	3
3.	RENT; LETTER OF CREDIT	6
4.	EXPENSE AND TAX ADJUSTMENTS	9
5.	CHARACTER OF OCCUPANCY	16
6.	SERVICES AND UTILITIES	17
7.	QUIET ENJOYMENT	21
8.	MAINTENANCE AND REPAIRS	21
9.	ALTERATIONS AND ADDITIONS	21
10.	MECHANICS' LIENS	22
11.	ENTRY BY LANDLORD	23
12.	INSURANCE	23
13.	WAIVER OF CLAIMS; INDEMNITY; LIMITATIONS ON LIABILITY	24
14.	DAMAGE BY FIRE OR OTHER CASUALTY	25
15.	CONDEMNATION	27
16.	ASSIGNMENT AND SUBLETTING	27
17.	DEFAULT; REMEDIES	30
18.	HOLDING OVER	33
19.	SURRENDER AND NOTICE	33
20.	ESTOPPEL CERTIFICATES; SUBORDINATION AND ATTORNMENT; SNDA	33
21.	AUTHORITIES FOR ACTION AND NOTICES	35
22.	RULES AND REGULATIONS	36
23.	[INTENTIONALLY OMITTED]	36
24.	BROKERAGE	36
25.	GENERAL PROVISIONS	36
26.	RIDER 1	1
27.	ABATED RENT; CAP ON CONTROLLABLE OPERATING EXPENSES	1
28.	OPTION TO RENEW	2
29.	EXPANSION OPTION	4
30.	RIGHT OF FIRST REFUSAL	5
31.	SIGNAGE	7
32.	Telecommunications and roof rights	8
33.	Tenant's license property; the license areas	11
34.	ACCESS BY SUITE 120 TENANT	11

-i-

ATTACHMENTS

RIDER 1	—	ADDITIONAL PROVISIONS
EXHIBIT “A-1” through “A-4”	—	DEPICTIONS OF THE PREMISES
EXHIBIT “A-5” through “A-6”	—	DEPICTIONS OF THE EXPANSION PREMISES
EXHIBIT “A-7” through “A-12”	—	DEPICTIONS OF THE REFUSAL PREMISES
EXHIBIT “B-1”	—	LANDLORD BASE BUILDING WORK
EXHIBIT “B-2”	—	WORK LETTER
EXHIBIT “B-3”	—	TENANT STANDARDS
EXHIBIT “C”	—	PARKING RULES AND REGULATIONS
EXHIBIT “D”	—	COMMENCEMENT DATE LETTER
EXHIBIT “E”	—	JANITORIAL SPECIFICATIONS
EXHIBIT “F-1”	—	LENDER'S FORM OF SNDA
EXHIBIT “F-2”		TENANT'S COMMENTS ON LENDER'S FORM OF SNDA
EXHIBIT “G”	—	RULES AND REGULATIONS
EXHIBIT “H”	—	THE SIGNAGE PLAN
EXHIBIT “I”	—	ACCESS BY SUITE 120 TENANT
EXHIBIT “J”	—	PROHIBITED USES

-ii-

LEASE
THIS LEASE (this “Lease”) is made this 8th day of August, 2011 (the “Effective Date”), by and between CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”).
1.    LEASE OF PREMISES; COMMON AREAS; LANDLORD'S WORK AND ALLOWANCES; PARKING.
1.1    The Premises.
(a)    In consideration of the payment of Rent (as defined below) and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following premises (collectively, the “Premises”) in the building located at 1200 17th Street and commonly known as Tabor Center Office Building (“Tabor Center Tower”) and in the building located at 1201 16th Street and commonly known as Tabor Center Mall (“Tabor Center Mall”), Denver, Colorado 80202 (collectively, the “Buildings” and individually, a “Building”):

BUILDING	SUITE NUMBER	RENTABLE SQUARE FEET
Tabor Center Mall	110	8,037
Tabor Center Mall	200	20,763
Tabor Center Mall	350	29,685
Tabor Center Tower	500	21,192

	TOTAL:	79,677

(b)    The Premises are more particularly depicted on Exhibits “A-1” through “A-4”, inclusive, attached hereto and incorporated herein. The Buildings, plazas, Common Areas (as defined below), other areas and appurtenances, plus the land upon which the same are situated, are hereinafter collectively sometimes called the “Building Complex”. The portion of the Premises located in the Tabor Center Mall shall be herein sometimes referred to as the “Mall Premises” and the portion of the Premises located in the Tabor Center Tower shall be herein sometimes referred to as the “Tower Premises”. The Building Complex may be expanded in the future to include an additional office building that may be known as Two Tabor Center.
(c)    The Premises will be delivered to Tenant in two (2) phases. Each such area will be added to and become a part of the Premises from and after the applicable Commencement Date as set forth in Section 2.1 below. The first areas to be delivered to Tenant (“Phase 1”) shall be Suite 110 in Tabor Center Mall and Suite 350 in Tabor Center Mall. The second areas to be delivered to Tenant (“Phase 2”) shall be Suite 200 in Tabor Center Mall and Suite 500 in Tabor Center Tower.
1.2    Condition of Premises.
(a)    Tenant acknowledges that except as may be expressly provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building Complex or with respect to the suitability of any part of the same for the conduct of Tenant's business. Except as expressly set forth in Section 1.2(b) below, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building Complex were at such time in a good and sanitary order, condition and repair acceptable to Tenant.
(b)    Tenant shall notify Landlord in writing within thirty (30) days after the later of Substantial Completion (as defined below) of the “Landlord Work” (as defined in Exhibit “B-2”) or when Tenant first takes possession of the Premises of any defects in the materials or workmanship furnished by Landlord in completing the Landlord Work. Except for defects stated in such notice (collectively, “Defects”), Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the Defects unless Landlord disputes the existence of any such Defects. Landlord shall not have any obligation to construct or install any improvements or alterations or to pay for any such construction or installation in or on the Premises or the Building Complex, except as may be specifically stated in this Lease.

1.3    Landlord's Base Building Work. Landlord agrees to do the work set forth on the list attached hereto as Exhibit “B-1” and made a part hereof (“Landlord's Base Building Work”). The Landlord's Base Building Work shall be performed in accordance with all Laws. Landlord shall, subject to Force Majeure and Tenant Delay (as defined in Section 2.4(b)), cause the Landlord's Base Building Work to be substantially completed on or before the date of Substantial Completion of Phase 1 or Phase 2, as applicable.
1.4    Area of Premises. The aggregate rentable area of the Premises (the “Rentable Area of the Premises”) following the respective Commencement Dates of Phase 1 and Phase 2 is 79,677 rentable square feet, of which 21,192 rentable square feet is located in the Tabor Center Tower and 58,485 rentable square feet is located in Tabor Center Mall. Landlord and Tenant agree that, for all purposes of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building Complex (as set forth in Section 4.1 below) are controlling and are not subject to revision after the Effective Date, except as otherwise provided herein. If the area of the Premises is modified in the future from the area set forth in this Section 1.4, the affected portions(s) of the Premises shall be remeasured in accordance with ANSI/BOMA Z65.1-1996 Standard Method for Measuring Floor Area in Office Buildings (“BOMA”) using a load factor of 1.10% for space in Tabor Center Mall and 1.1539% for space in Tabor Center Tower, and Base Rent and other amounts that vary by the size of the Premises (including, without limitation, Tenant's Pro Rata Share (as defined below)) shall be appropriately adjusted.
1.5    Common Areas. Tenant shall have, as appurtenant to the Premises, non-exclusive rights to use in common with others entitled thereto, subject to the terms and conditions of this Lease, (a) all areas of the Building Complex made available by Landlord from time to time for the general common use or benefit of the tenants of the Building Complex, and their employees and invitees, or the public, as such areas may exist and may be changed from time to time (collectively, the “Common Areas”) and (b) common walkways necessary for access to the Building Complex, and no other appurtenant rights or easements. If the Premises include less than the entire rentable area of any floor, the Common Areas shall include the common toilets and other common facilities of such floor. The Common Areas shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable, non-discriminatory rules and regulations with respect to all the Common Areas. Landlord shall have the right (i) to change at any time and from time to time the area, level, location and arrangement of the Common Areas and/or (ii) to close all or any portion of the Common Areas to such extent as may, in Landlord's reasonable judgment, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public. To the extent the Common Areas include parking areas, such reference shall in no way be construed as giving Tenant any rights or privileges in connection with such parking areas unless such rights or privileges are expressly set forth herein. To the extent allowed under Section 4 below, all expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be permitted Operating Expenses (as defined below).
1.6    Parking.
(a)    Grant of Parking Privileges. Tenant shall be entitled to utilize the following parking spaces (collectively, the “Parking Spaces”) in the Building Complex's parking garage (the “Parking Garage”), in accordance with and subject to the terms of this Lease: (i) one (1) unassigned, unreserved parking space per 1000 rentable square feet of the Premises for parking at the Prevailing Rates (as defined below), and (ii) at Tenant's request, up to ten (10) additional unassigned, unreserved parking spaces on a month-to-month basis for parking at the Prevailing Rates (collectively, the spaces in the foregoing clauses (i) and (ii), the “Unreserved Parking Spaces”).
(b)    Prevailing Rates. The “Prevailing Rates” mean base rates being charged from time to time by Landlord or the Parking Garage's parking operator to other tenants for similar parking rights without consideration of any discounts, not to exceed prevailing market rates; provided, however, prior to the second (2nd) anniversary of the Commencement Date, the Prevailing Rates shall not exceed [***] per month per Unreserved Parking Space. As of the date hereof, Landlord represents that the Prevailing Rates equal [***] per month per Unreserved Parking Space.
(c)    General. During the Lease Term, Tenant shall have the right, subject to the terms and conditions of this Lease, to use the Parking Spaces set forth in Section 1.6(a) above for parking at the Prevailing Rates. The locations and type of parking shall be designated by Landlord or Landlord's parking operator from time to time. Tenant agrees for itself and for its Responsible Parties (as defined below) to comply with the parking rules and regulations listed on Exhibit “C” attached hereto and with all reasonable and non-discriminatory modifications, additions and replacements thereto which Landlord or Landlord's parking operator may make from time to time (collectively, the “Parking Rules and Regulations”). If, and only if, Landlord determines that additional spaces are available from time to time, Tenant shall have the right to use such spaces at the Prevailing Rates on a month-to-month basis. If from time to time Tenant requests and Landlord agrees to mark any of the Parking Spaces as reserved for Tenant's use, Landlord shall use its

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

commercially reasonable efforts to enforce Tenant's rights. All of the parking payments and charges provided in this Lease and under the Parking Rules and Regulations shall be collectable as Additional Rent under this Lease.
(d)    Surrender and Re-Use of Parking Spaces. Tenant may, on not less than thirty (30) days notice to Landlord, surrender the use of all or any of the Parking Spaces (each, a “Surrendered Parking Space”). If, following Tenant's surrender of any Surrendered Parking Space, Tenant desires to again use such Surrendered Parking Space, Landlord shall, on not less than thirty (30) days written notice from Tenant, make such Surrendered Parking Space available for Tenant's use at the Prevailing Rates on a month-to-month basis. There is no limit on the number of times Tenant may surrender Parking Spaces hereunder. The intent is to allow Tenant to utilize, at its election, up to the full number of allowable Parking Spaces in any given month.
(e)    Tenant's Reserved Parking. So long as an Event of Default is not continuing, Tenant shall have the right to convert, on a month-to-month basis, up to ten (10) of Tenant's Parking Spaces from unreserved to reserved parking spaces. All such reserved Parking Spaces shall be within close proximity of the parking garage elevators, and shall be at a premium rate of [***] per month in excess of the then-current Prevailing Rates for Unreserved Parking Spaces.
(f)    Restrictions on Reserved Parking Spaces. So long as an Event of Default is not continuing, Landlord shall not designate reserved parking spaces in the Parking Garage (for any party other than Tenant) in a manner that would materially and adversely impact Tenant's parking privileges hereunder.
2.    TERM OF LEASE; EARLY ACCESS.
2.1    Commencement Date. The “Commencement Date” of this Lease shall be the later of (a) January 1, 2012; and (b) the day after the date of Substantial Completion of Phase 1. It is currently estimated that the Commencement Date will be January 1, 2012 (the “Scheduled Commencement Date”). The commencement date of this Lease with respect to Phase 2 (the “Phase 2 Commencement Date”) shall be the day after the date of Substantial Completion of Phase 2. It is currently estimated that the Phase 2 Commencement Date will be July 1, 2012 (the “Scheduled Phase 2 Commencement Date”). “Substantial Completion” (or any variation thereof) shall mean (i) the substantial completion of Landlord's Base Building Work for Phase 1 or Phase 2, as applicable, as evidenced by an AIA form of Certificate of Substantial Completion from the Architect (as defined in Exhibit “B-2” or a comparable certificate from a representative of Landlord in charge of supervising completion of the Premises, and (ii) the substantial completion of the Landlord Work for Phase 1 or Phase 2, as applicable, as evidenced by an AIA form of Certificate of Substantial Completion from the Architect or a comparable certificate from a representative of Landlord in charge of supervising completion of the Premises and (iii) the issuance of a temporary or permanent certificate of occupancy or the closing or signoff on the building permit for Phase 1 or Phase 2, as applicable, by appropriate governmental officials. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punch list” or similar corrective work. The Landlord's Base Building Work and the Landlord Work for Phase 1 or Phase 2, as applicable, shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the applicable Landlord's Base Building Work and the applicable Landlord Work absent any Tenant Delay and Force Majeure.
2.2    Lease Term. The term of this Lease (the “Lease Term”) shall commence at 12:01 a.m. on the Commencement Date and terminate at 11:59 p.m. on the last day of the 129th full calendar month following the Phase 2 Commencement Date (“Expiration Date”), unless sooner terminated pursuant to this Lease or extended pursuant to Section 2.1 above (accordingly, the Expiration Date is anticipated to be on the last day of the 135th full calendar month following the Commencement Date). The term “Lease Term” shall include any renewal term expressly set forth in this Lease, if any, if the renewal option is validly exercised in accordance with the terms and conditions of this Lease. The adjustments to Base Rent made pursuant to Section 3.1 below shall be made on the first (1st) day of the month following the end of the applicable full calendar month of the Lease Term set forth in said Section 3.1.
2.3    Commencement Date Letters. Promptly following the Commencement Date and the Phase 2 Commencement Date, Landlord and Tenant shall execute a commencement date letter, in the form of Exhibit “D” attached hereto (each, a “Commencement Date Letter”), acknowledging that Tenant has accepted possession of Phase 1 or Phase 2, as applicable, and reciting, as applicable, the exact Commencement Date, the Phase 2 Commencement Date and Expiration Date of this Lease. The failure by either party, or both parties, to execute any Commencement Date Letter shall not affect the rights or obligations of either party hereunder. Any Commencement Date Letter, when so executed and delivered, shall be deemed to be a part of this Lease.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

2.4    Failure to Give Possession; Tenant Delay.
(a)    If Landlord shall be unable to give possession of Phase 1 on the Scheduled Commencement Date or Phase 2 on the Scheduled Phase 2 Commencement Date by reason of the following: (i) Landlord's Base Building Work or the Landlord Work with respect to Phase 1 or Phase 2, as applicable, is not Substantially Complete, (ii) the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, then, except as otherwise expressly set forth in Section 2.4(b) below, Landlord shall not be subject to any liability for the failure to give possession on said date. Except as provided in Section 2.4(b) below, under such circumstances the Rent reserved and covenanted to be paid herein with respect to Phase 1 or Phase 2, as applicable, shall not commence until Phase 1 or Phase 2, as applicable, is made available to Tenant by Landlord, and no such failure to give possession of Phase 1 on the Scheduled Commencement Date or to give possession of Phase 2 on the Scheduled Phase 2 Commencement Date, as applicable, shall affect the validity of this Lease or the obligations of Tenant hereunder. At the option of Landlord to be exercised within thirty (30) days of the delayed delivery of possession to Tenant, this Lease shall be amended so that the Lease Term shall be extended by the period of time possession is delayed.
(b)    If Landlord is unable to Substantially Complete a portion of Phase 1 on or before January 1, 2012 (the “Phase 1 Delivery Deadline”) for any reason other than Force Majeure or Tenant Delays, then Tenant's obligation to commence paying Base Rent and Operating Expenses for the portion of Phase 1 not so completed shall be delayed on a day-for-day basis for each day beyond the Phase 1 Delivery Deadline that Landlord has not Substantially Completed such portion of Phase 1. If Landlord is unable to Substantially Complete a portion of Phase 2 on or before July 1, 2012 (the “Phase 2 Delivery Deadline”) for any reason other than Force Majeure or Tenant Delays, then Tenant's obligation to commence paying Base Rent and Operating Expenses for the portion of Phase 2 not so Substantially Completed shall be delayed on a day-for-day basis for each day beyond the Phase 2 Delivery Deadline that Landlord has not Substantially Completed such portion of Phase 2.
(c)    Phase 1 shall be deemed to be ready for Tenant's occupancy in the event Landlord's Base Building Work and the Landlord Work with respect to Phase 1 is Substantially Complete in fact, or if the delay in the availability of Phase 1 for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. Phase 2 shall be deemed to be ready for Tenant's occupancy in the event Landlord's Base Building Work and the Landlord Work with respect to Phase 2 is Substantially Complete in fact, or if the delay in the availability of Phase 2 for occupancy shall be due to any Tenant Delay and/or default on the part of Tenant and/or its subtenant or subtenants. In the event of any dispute as to whether Landlord's Base Building Work or the Landlord Work with respect to either Phase 1 or Phase 2 is Substantially Complete, the reasonable decision of Landlord's architect shall be final and binding on the parties.
(d)    “Tenant Delay” means any event, occurrence or omission causes by Tenant or any employee, agent, consultant or contractor of Tenant which actually delays the Substantial Completion of Landlord's Base Building Work or the Landlord Work, including, without limitation, any of the following:
(i)    Tenant's delay in approving the general contractor or any subcontractors, selecting the Architect (as defined in the Work Letter), submitting the Space Plans or any revised Space Plans within the time frames set forth in the Work Letter, supplying information or specifications promptly when requested, approving Plans or any revisions of the Plans within the time frames set forth in the Work Letter, or giving authorizations or otherwise;
(ii)    change orders;
(iii)    Tenant's request for or use of materials, finishes or installations or construction procedures which require long lead times that or which result in the Landlord Work required by Approved Plans (as same may be revised from time to time) taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of the Lease and this Work Letter (i.e., when Landlord developed its schedule for construction of the Work without the benefit of the Plans);
(iv)    Tenant's failure to agree to Landlord's estimate of Excess Costs (as defined on Exhibit “B-2”) within ten (10) days, or Tenant's failure to pay within ten (10) days of billing for Excess Costs;
(v)    the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises;

(vi)    failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Work Letter; or
(vii)    delays in obtaining a certificate of occupancy, temporary certificate of occupancy, or other appropriate sign-off (each, a “C/O”) permitting occupancy of any portion of the Premises for the conduct of Tenant's business by the local building authority, by reason of Tenant's failure to complete the installation of any personal property (including, without limitation, Tenant's workstations) that is required in order to obtain a C/O for any portion of the Premises.
(e)    If the Substantial Completion of Landlord's Base Building Work or the Landlord Work is actually and directly delayed due to Tenant Delay, then Tenant shall be responsible for all actual, reasonable third party costs and any expenses occasioned by such delay, including any actual, reasonable third party costs and expenses attributable to increases in labor or materials, and the provisions of Section 2.4(a), (b) and (c) shall apply. Notwithstanding anything to the contrary contained in the Lease, a delay shall not be deemed a “Tenant Delay” unless Landlord shall provide written notice (each, a “Tenant Delay Notice”) to Tenant identifying the nature of a matter which could become a Tenant Delay, and which Tenant does not cure within two (2) business days after such Tenant Delay Notice.
(f)    In the event that Landlord fails to Substantially Complete the Landlord's Base Building Work and the Landlord Work with respect to Phase 1 on or before the date that is seven (7) months after the date that the building permit for the construction of the Landlord Work with respect to Phase 1 is issued by the appropriate governmental authorities except to the extent due to Tenant Delay or Force Majeure, Tenant shall so notify Landlord in writing of such failure, which notice shall provide with specificity the details of construction that Landlord has failed to perform. If Landlord fails to cure such failure within ninety (90) days after receipt of such written notice, Tenant shall have the right to perform such work as detailed in Tenant's written notice as Landlord has failed to perform and to offset Tenant's documented actual, reasonable out-of-pocket third party costs for such performance together with interest thereon at the rate of five percent (5%) per annum from payment until credited against Rent. Within 10 days after request, Tenant shall furnish evidence of such costs so incurred by Tenant, including, including paid receipts and waivers of liens.
(g)    In the event that Landlord fails to Substantially Complete the Landlord's Base Building Work and the Landlord Work with respect to Phase 2 on or before the later of (i) July 1, 2012, or (ii) the date that is seven (7) months after the date that the building permit for the construction of the Landlord Work with respect to Phase 2 is issued by the appropriate governmental authorities, except to the extent due to Tenant Delay or Force Majeure, Tenant shall so notify Landlord in writing of such failure, which notice shall provide with specificity the details of construction that Landlord has failed to perform. If Landlord fails to cure such failure within ninety (90) days after receipt of such written notice, Tenant shall have the right to perform such work as detailed in Tenant's written notice as Landlord has failed to perform and to offset Tenant's documented actual, reasonable out-of-pocket third party costs for such performance together with interest thereon at the rate of five percent (5%) per annum from payment until credited against Rent. Within 10 days after request, Tenant shall furnish evidence of such costs so incurred by Tenant, including, including paid receipts and waivers of liens.
2.5    Phase 1 Early Entry. Subject to the terms and conditions of this Section 2.5, Tenant shall have the right, during the three (3) week period prior to the Commencement Date, to enter Phase 1 for the purpose of installing furniture, fixtures and other equipment. Tenant's right to enter Phase 1 for such purpose shall continue until the Commencement Date (the “Phase 1 Early Entry Period”). Tenant acknowledges and agrees that, during the Phase 1 Early Entry Period, (a) any such early entry by Tenant shall be at Tenant's sole risk, (b) Tenant shall not unreasonably interfere with Landlord (including without limitation in performing the Landlord Work) or other tenants in the Building Complex, (c) Tenant shall comply with and be bound by all provisions of this Lease during the Phase 1 Early Entry Period, except for the payment of Base Rent and Operating Expenses, and (d) Tenant and its Responsible Parties (as defined below) shall comply with all Laws (as defined below) required to perform its work during the early entry on Phase 1. Prior to entry upon Phase 1, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance. Tenant agrees to indemnify, protect, defend (with counsel selected by Landlord) and save the Landlord Parties (as defined below) harmless from and against any and all Claims (as defined below) arising out of the early entry, use, construction, or occupancy of Phase 1 by Tenant or its Responsible Parties. Notwithstanding anything in this Section 2.5 to the contrary, if, at any time during the Phase 1 Early Entry Period, Landlord reasonably determines that Tenant's early access to any part of Phase 1 will unreasonably interfere with the completion of Landlord's Base Building Work or the Landlord Work, then (i) Landlord may limit or otherwise restrict Tenant's early access rights and (ii) Tenant shall not, in connection with any early access, interfere with the completion of Landlord's Base Building Work or the Landlord Work.

2.6    Phase 2 Early Entry. Subject to the terms and conditions of this Section 2.6, Tenant shall have the right, during the three (3) week period prior to the Phase 2 Commencement Date, to enter Phase 2 for the purpose of installing furniture, fixtures and other equipment. Tenant's right to enter Phase 2 for such purpose shall continue until the Phase 2 Commencement Date (the “Phase 2 Early Entry Period”). Tenant acknowledges and agrees that, during the Phase 2 Early Entry Period, (a) any such early entry by Tenant shall be at Tenant's sole risk, (b) Tenant shall not unreasonably interfere with Landlord (including without limitation in performing the Landlord Work) or other tenants in the Building Complex, (c) Tenant shall comply with and be bound by all provisions of this Lease during the Phase 2 Early Entry Period, except for the payment of Base Rent and Operating Expenses with respect to Phase 2, and (d) Tenant and its Responsible Parties (as defined below) shall comply with all Laws (as defined below) required to perform its work during the early entry on Phase 2. Prior to entry upon Phase 2, Tenant agrees to pay for and provide to Landlord certificates evidencing the existence and amounts of liability insurance carried by Tenant, which coverage must comply with the provisions of this Lease relating to insurance. Tenant agrees to indemnify, protect, defend (with counsel selected by Landlord) and save the Landlord Parties (as defined below) harmless from and against any and all Claims (as defined below) arising out of the early entry, use, construction, or occupancy of Phase 2 by Tenant or its Responsible Parties. Notwithstanding anything in this Section 2.6 to the contrary, if, at any time during the Phase 2 Early Entry Period, Landlord reasonably determines that Tenant's early access to any part of Phase 2 will unreasonably interfere with the completion of Landlord's Base Building Work or the Landlord Work, then (i) Landlord may limit or otherwise restrict Tenant's early access rights and (ii) Tenant shall not, in connection with any early access, interfere with the completion of Landlord's Base Building Work or the Landlord Work.
3.    RENT; LETTER OF CREDIT.
3.1    Base Rent. Tenant shall pay to Landlord, as base rent for the Mall Premises and the Tower Premises for the Lease Term (“Base Rent”), as follows:
Base Rent for Phase 1:

Months of the Lease Term	Annual Rate per Rentable Square Foot For Phase 1 (“Phase 1 Mall Premises Base Rental Rates”)	Annual Base Rent	Monthly Installment of Base Rent
Commencement Date - the last day of the 6th full calendar month following Commencement Date**	[***]**	[***]**	[***]**
7 - 9	[***]	[***]	[***]
10 - 21	[***]	[***]	[***]
22 - 33	[***]	[***]	[***]
34 - 45	[***]	[***]	[***]
46 - 57	[***]	[***]	[***]
58 - 69	[***]	[***]	[***]
70 - 81	[***]	[***]	[***]
82 - 93	[***]	[***]	[***]
94 - 105	[***]	[***]	[***]
106 - 117	[***]	[***]	[***]
118 - 129	[***]	[***]	[***]
130-135	[***]	[***]	[***]
Base Rent for Suite 200 of the Mall Premises (a portion of Phase 2):

Months of the Lease Term	Annual Rate per Rentable Square Foot For Suite 200 of Phase 2 (“Phase 2 Mall Premises Base Rental Rates”)	Annual Base Rent	Monthly Installment of Base Rent
Phase 2 Commencement Date - the last day of the 6th full calendar month	[***]**	[***]**	[***]**
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

following Phase 2 Commencement Date**
7 - 9	[***]	[***]	[***]
10 - 21	[***]	[***]	[***]
22 - 33	[***]	[***]	[***]
34 - 45	[***]	[***]	[***]
46 - 57	[***]	[***]	[***]
58 - 69	[***]	[***]	[***]
70 - 81	[***]	[***]	[***]
82 - 93	[***]	[***]	[***]
94 - 105	[***]	[***]	[***]
106 - 117	[***]	[***]	[***]
118 - 129	[***]	[***]	[***]
Base Rent for the Tower Premises (a portion of Phase 2):

Months of the Lease Term	Annual Rate per Rentable Square Foot For Tower Premises (“Tower Premises Base Rental Rates”)	Annual Base Rent	Monthly Installment of Base Rent
Phase 2 Commencement Date - the last day of the 6th full calendar month following Phase 2 Commencement Date**	[***]**	[***]**	[***]**
7 - 9**	[***]**	[***]**	[***]**
10 - 21	[***]	[***]	[***]
22 - 33	[***]	[***]	[***]
34 - 45	[***]	[***]	[***]
46 - 57	[***]	[***]	[***]
58 - 69	[***]	[***]	[***]
70 - 81	[***]	[***]	[***]
82 - 93	[***]	[***]	[***]
94 - 105	[***]	[***]	[***]
106 - 117	[***]	[***]	[***]
118 - 129	[***]	[***]	[***]

** Subject to abatement in accordance with the terms and conditions set forth in Rider 1 attached hereto.

3.2    Additional Rent. Tenant shall pay all other sums due under this Lease to Landlord (collectively, “Additional Rent”), including, without limitation, Tenant's Pro Rata Share of Operating Expenses as set forth in Section 4 below.
3.3    Covenant to Pay Rent. Tenant agrees to pay to Landlord at Landlord's Rent Address specified in Section 3.5 below, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Base Rent and Additional Rent due under this Lease (collectively, “Rent”). Base Rent shall be paid monthly in advance on the first day of each month of the Lease Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord on or before the Effective Date. Base Rent shall be prorated for partial months within the Lease Term. Unpaid Rent shall accrue interest at the Default Rate (as defined below) from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.
3.4    Default Rate; Late Charge. Any Rent or other amounts owing hereunder which are not paid within five (5) days of the date due shall accrue interest at the rate of five percent (5%) per annum (the “Default Rate”), from the date due until received by Landlord. In addition, in the event Landlord does not receive any installment of Rent due under this Lease within five (5) days of the date due, Tenant shall pay Landlord a late charge equal to two and one half percent

(2.5%) of the delinquent installment of Rent (“Late Charge”). The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments. Notwithstanding anything in this Lease to contrary, Rent shall not accrue interest at the Default Rate nor be subject to a Late Charge for the first two (2) late payments in each calendar year of the Lease Term so long as Tenant pays such amount within five (5) business days after Tenant's receipt of written notice that such amount has not been paid.
3.5    Landlord's Rent Address. Landlord's address for the payment of Rent shall be (“Landlord's Rent Address”):

If by check: c/o CCP Tabor Center I 3203 Paysphere Circle Chicago, IL 60674	If by wire transfer:
	BANK NAME:	Bank of America 540 W. Madison Street 16th Floor Chicago, Illinois 60661 Customer Service: 888-400-9009
	ABA NO.:	026009593
	ACCOUNT NAME:	CCP/MS SSIII Denver Tabor Center I CCP US Bank CCP Tabor 1
	ACCOUNT NO.:	5801058784
	REFERENCE:	Bridgepoint Education, Inc.
or at such other place(s) as Landlord shall designate in writing.

3.6    Letter of Credit. Within five (5) days after full execution of the Lease, Tenant shall, at Tenant's sole cost and expense, deliver to Landlord an unconditional, irrevocable, standby letter of credit (the “Letter of Credit”), in an amount equal to [***] (the “Letter of Credit Amount”), with an expiration date no earlier than one year after the Effective Date, in a form approved, in advance, by Landlord. Provided that no Event of Default by Tenant hereunder has occurred and is then continuing, Tenant may reduce the Letter of Credit Amount in accordance with the following schedule: on the third (3rd) anniversary of the Commencement Date, the Letter of Credit Amount shall be reduced to equal to [***]; on the fifth (5th) anniversary of the Commencement Date, the Letter of Credit Amount shall be reduced to equal to [***]; and on the eighth (8th) anniversary of the Commencement Date, the Letter of Credit Amount shall be reduced to equal to [***]. In the event that there has occurred a monetary Event of Default by Tenant hereunder and Landlord reasonably determines that there has occurred a material adverse change in the financial condition of Tenant, Tenant shall not be entitled to any further reduction in the Letter of Credit Amount and the Letter of Credit Amount shall remain at the amount thereof as of the date of such Event of Default for the remainder of the Lease Term. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.
(a)    The Letter of Credit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. The Letter of Credit shall state on its face that, notwithstanding the stated expiration date, the term of the Letter of Credit shall be automatically renewed for successive, additional 1-year periods unless, at least forty-five (45) days prior to any such date of expiration, the issuing bank shall have given written notice to Landlord, by certified mail, return receipt requested at Landlord's notice addresses stated in this Lease or such other addresses as Landlord shall have given to the issuing bank, that the Letter of Credit will not be renewed. The failure of Tenant to cause the Letter of Credit to be renewed (or reissued by another financial institution), or replaced with cash or a cash equivalent reasonably acceptable to Landlord, at least thirty (30) days prior to the expiration thereof, shall constitute an Event of Default under this Lease if not cured within five (5) days' notice of such default. The Letter of Credit shall be issued by a financial institution acceptable to Landlord in its reasonable discretion, which financial institution shall be a bank that accepts deposits, maintains accounts, will negotiate letters of credit and whose deposits are insured by the FDIC. The Letter of Credit must be presentable in Denver, Colorado, or, alternatively, must state on its face that it is presentable via facsimile . If there is an Event of Default by Tenant, including, without limitation, Tenant's failure to renew or replace the Letter of Credit at least thirty (30) days prior to the expiration thereof (following notice and applicable cure period), or if Tenant (or any Tenant Party (as defined in Section 25.11 below)) has filed a voluntary petition under the Federal Bankruptcy Code or an involuntary petition has been filed against Tenant or any Tenant Party under the Federal Bankruptcy Code that is not dismissed within sixty (60) days, Landlord may, without notice to Tenant, execute one or
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

more drafts on the Letter of Credit and apply all or any portion of the Letter of Credit toward fulfillment of Tenant's unperformed covenants and/or obligations, including any Rent payable by Tenant that is not paid when due. If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with additional letter(s) of credit or cash deposits in an amount equal to the deficiency, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 3.6, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 17 below, the same shall constitute an Event of Default by Tenant. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, Landlord shall return to Tenant the Letter of Credit (and any unapplied cash balance of the Letter of Credit that had been previously drawn upon) provided that Landlord may retain the Letter of Credit (or previously drawn proceeds therefrom) until such time as any Rent due from Tenant in accordance with this Lease has been determined and paid in full by Tenant.
(b)    Tenant hereby waives the provisions of any Law, now or hereafter in effect, which establish the time frame by which Landlord must refund collateral or security for performance of a tenant's obligations under a lease. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, in the event Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.
(c)    Tenant acknowledges that Landlord has the right to sell, mortgage or otherwise convey its interests in the Building Complex and in this Lease. Tenant agrees that in the event of any such sale, mortgage or other transfer, Landlord shall have the right to transfer, assign and/or endorse the Letter of Credit to a Superior Rights Holder or other transferee or assignee, provided the Superior Rights Holder or other transferee has agreed in writing to be bound by the terms of this Section 3.6 and, if Landlord transfers all rights to the Buildings, Tenant shall look solely to the transferee for the return of the Letter of Credit in accordance with the terms of this Lease. Tenant agrees further that, upon Landlord's written request, it shall have the Letter of Credit issued in favor of a Superior Rights Holder or other transferee or assignee to be held by any such party in accordance with the terms of this Lease.
3.7    Tenant- or Lease-Specific Taxes. Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Lease Term upon any of Tenant's income, leasehold improvements, equipment, furniture, fixtures and personal property located at the Building Complex (including, without limitation, the License Areas (as defined in Rider 1 attached hereto)). In the event that any or all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building Complex, Tenant shall pay to Landlord, as Additional Rent, Tenant's share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a written statement setting forth the amount of such taxes applicable to Tenant's property.
4.    EXPENSE AND TAX ADJUSTMENTS.
4.1    Definitions. In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:
(a)    “Base Operating Expenses” shall mean an amount equal to the actual Operating Expenses for the applicable Building for calendar year 2012.
(b)    “Rentable Area of the Building” shall mean all rentable space available for lease in the applicable Building, which the parties agree is, as of the Effective Date, 168,990 square feet for Tabor Center Mall and 571,772 square feet for Tabor Center Tower. If there is a change in the aggregate Rentable Area of the Premises, by mutual agreement, and/or square footage of either Building, as a result of an addition to such Building, partial destruction thereof, modification to building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis, the affected area shall be measured in accordance with BOMA using a load factor of 1.10% for space in Tabor Center Mall and 1.1539% for space in Tabor Center Tower. Within thirty (30) days after the completion of the modification of the space due to any such changes, Landlord's space planner/architect shall measure the revised rentable and usable square feet of the space in accordance with the provisions of this Section 4.1(b) and the results thereof shall be presented to Tenant in writing. Tenant's space planner/architect may review Landlord's space planner/architect's determination of the number of rentable square feet and usable square feet of such Building and Tenant may, within thirty (30) days after Tenant's receipt of Landlord's space planner/architect's written determination, object to such determination by written notice to Landlord. Tenant's failure to deliver written notice of such objection within said 30-day period shall be deemed to constitute Tenant's acceptance of Landlord's space planner/architect's determination. If Tenant objects to such determination, Landlord's space planner/architect and Tenant's space planner/architect shall promptly meet and attempt to agree upon the rentable and usable square footage of such Building. If Landlord's space planner/architect and Tenant's space planner/architect cannot agree on the rentable and useable square footage of such Building within thirty (30) days after Tenant's objection thereto, Landlord and Tenant shall mutually select an independent third party space measurement professional to field measure such Building pursuant to BOMA using a load factor of 1.10% for space in Tabor Center Mall and 1.1539% for space in Tabor Center Tower. Such third party independent measurement professional's determination shall be conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half (½) of the fees and expenses of the independent third party space measurement professional. If the Lease Term commences prior to such final determination, Landlord's determination shall be utilized until a final determination is made, whereupon an appropriate adjustment, if necessary, shall be made retroactively, and Landlord shall make appropriate payment (if applicable) to Tenant. In the event that pursuant to the procedure described in this Section 4.1(b), it is determined that the square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant. Landlord's Accountants, as said term is hereinafter defined, shall make such adjustments in the computations as shall be necessary to provide for any such change.
(c)    The term “Property” with respect to a Building, means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvement, if any serving the Building and the parcel(s) of land on which they are located.
(d)    “Tenant's Pro Rata Share” shall mean, as applicable, (i) with respect to the Mall Premises, that fraction, the numerator of which is the Rentable Area of the Premises located in Tabor Center Mall at any given time (i.e., 37,722 square feet from and after the Commencement Date but prior to the Phase 2 Commencement Date and 58,485 square feet from and after the Phase 2 Commencement Date) and the denominator of which is the Rentable Area of Tabor Center Mall (i.e., 168,990 square feet), and is equal to (A) [***] from and after the Commencement Date but prior to the Phase 2 Commencement Date, and (B) [***] from and after the Phase 2 Commencement Date, and (ii) with respect to the Tower Premises, that fraction, the numerator of which is the Rentable Area of the Premises located in Tabor Center Tower (i.e., 21,192 square feet) and the denominator of which is the Rentable Area of Tabor Center Tower (i.e., 571,772 square feet), and is equal to [***]. At such time, if ever, as any space is added to or subtracted from the Premises, the applicable Tenant's Pro Rata Share shall be increased or decreased accordingly.
(e)    “Lease Year” shall mean each calendar year during the Lease Term, except that the first Lease Year and the last Lease Year of the Lease Term may be a partial calendar year.
(f)    “Operating Expenses” shall mean all operating expenses of any kind or nature which incurred or accrued in connection with the ownership, operation, maintenance, management, repair and protection of the applicable Building and/or Property. Operating Expenses shall include, but not be limited to:
(i)    All Taxes levied against such Building and/or Property or otherwise incurred by Landlord. “Taxes” means (A) all ad valorem real property taxes and assessments levied against such Building and/or Property by any governmental or quasi-governmental authority, including, without limitation, any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on such Building and/or Property as a result of the use, ownership or operation of such Building and/or Property or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments (provided, however, that any Taxes which shall be levied on the rentals of such Building shall be determined as if such Building were Landlord's only property) and (B) any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, such Building and/or Property, or against any legal or equitable interest of Landlord therein. Any expenses incurred by Landlord in obtaining or attempting to obtain or negotiating a reduction of any Taxes (including any interest due on such Taxes or on monies used to pay such Taxes) shall be added to and included in the amount of any such Taxes. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Taxes without the consent or approval of Tenant. Notwithstanding anything in this Lease to the contrary, in no event shall Taxes include (1) gross taxes on rentals or (2) any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes. For the purposes of this Lease, all Taxes shall be deemed payable in such number of installments as is permitted by Law, whether or not actually so paid;
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

(ii)    Costs of supplies, including, but not limited to, the cost of all building-standard lighting as the same may be required from time to time;
(iii)    Costs incurred in connection with obtaining and providing energy for such Building and Property, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources (collectively, “Energy Expenses”);
(iv)    Costs of water and sanitary and storm drainage services;
(v)    Costs of janitorial and security services;
(vi)    Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;
(vii)    Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas (including, without limitation, the Parking Garage), Common Areas, plazas and other areas used by tenants of such Building;
(viii)    Insurance premiums, including fire and Special Form coverage, together with loss of rent endorsement, public liability insurance, and any other insurance carried by Landlord on such Building and/or Property or any component parts thereof (all of such insurance shall be in such amounts as may be required by any Superior Rights Holder or as Landlord may reasonably determine) (collectively, “Insurance Expenses”);
(ix)    Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;
(x)    Professional building management fees which shall in no event exceed three and one-half percent (3.5%) of Landlord's gross revenue derived from such Building and/or Property (collectively, “Management Fees”);
(xi)    Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of such Building and/or Property) incurred in the ordinary course of operating such Building and/or Property;
(xii)    The costs of capital improvements and structural repairs and replacements made in or to such Building and/or Property in order to conform to changes in any Laws (“Required Capital Improvements”); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (“Cost Savings Improvements”). The expenditures for Required Capital Improvements shall be recovered by Landlord over the useful life of such capital improvements, structural repairs or replacements (as reasonably determined by Landlord's Accountants). The expenditures for Cost Savings Improvements shall be recovered by Landlord over the shorter of: (A) the useful life of such Cost Savings Improvements (as determined by Landlord's Accountants), or (B) a period based upon the savings realized in each such Lease Year as the result of such Cost Savings Improvements, together with interest thereon at the rate of eight percent (8%) per annum; and
(xiii)    Costs incurred by Landlord or Landlord's Accountants in engaging experts or other consultants to assist them in making the computations required hereunder.
(g)    “Operating Expenses” shall not include:
(i)    Costs of repairs or other work occasioned by fire, windstorm or other casualty, condemnation or eminent domain (other than the commercially reasonable deductible for applicable insurance). Operating Expenses will in any event exclude the deductible under any earthquake insurance policy carried by Landlord.
(ii)    Except for Management Fees, costs of Landlord's general corporate overhead and general administrative expenses and costs associated with the operation of the business of the ownership of such Building and/or Property or entities which constitute “Landlord,” Landlord's managing agent or any vendors or contractors, as distinguished from the costs of Building and/or Property operations, including, but not limited to, costs of corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee, lender, ground lessor, broker, tenant, occupant or prospective tenant or occupant, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in such Building, costs of disputes between Landlord and its employees and costs of disputes of Landlord with Building management.
(iii)    Attorneys' fees, costs and disbursements and other expenses associated with the defense of Landlord's title to or interest in such Building or any part thereof or legal or other professional fees incurred in connection with any real estate tax or assessment proceeding or contest, except to the extent Landlord prevails in such proceeding or contest to the economic benefit of Tenant and/or the other tenants of such Building, and then only to the extent Landlord receives such award and contributes it to the reduction of Operating Expenses.
(iv)    Costs of constructing such Building or any part thereof or reconstructing, modifying, altering or repairing any portions of such Building due to faulty construction (other than by Tenant) or latent defects, or costs of correcting defects in such Building (including the fixtures and equipment appurtenant thereto or used therein). Costs for replacements or repairs resulting from inferior or deficient workmanship, materials or equipment in the initial construction or equipping of such Building or alterations thereto, or which is covered by insurance. Costs of repair or replacement for any item to the extent covered by a warranty.
(v)    All costs (including permit, license and inspection fees) incurred or cash consideration paid in renovating or otherwise improving or decorating, painting or redecorating vacant space, storage space or space used by Landlord, its agents, employees, vendors or contractors.
(vi)    Landlord's costs of electricity and other utilities, items, benefits and services sold or provided to other tenants, occupants, guests, clients, employees, vendors, contractors, invitees or other third parties, which utilities, items, benefits and services are not standard for such Building or are not available to Tenant.
(vii)    Except for Required Capital Improvements, all costs incurred due to a violation by Landlord or any tenant or occupant of the terms and conditions of any lease pertaining to such Building or any part thereof or due to such Building or any part thereof (except the Premises), being in violation of any valid, applicable building code, regulation or law, whether now or hereafter enacted or in force. Such exclusion shall include, without limitation, fines, penalties, interest, cost of repairs, replacement, alterations or improvements necessary to make such Building (except the Premises) comply with applicable past or present laws, such as, without limitation, sprinkler installation or requirements under the Americans with Disabilities Act, as in effect on the Effective Date.
(viii)    Except for Management Fees, the costs of contract services or overhead and profit increment for services provided by Landlord, or paid to subsidiaries or affiliates of Landlord for services on or to such Building shall not be borne by Tenant, to the extent that the costs of such services exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience, other than a subsidiary or affiliate of Landlord.
(ix)    Any compensation paid to clerks, attendants or other persons in concierge or commercial concessions, if any, operated for profit by Landlord or its affiliates or agents.
(x)    Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment, ordinarily considered to be of a capital nature, except for (A) equipment used temporarily in connection with repairs and/or reasonable costs savings in leasing of equipment which is used in providing janitorial services exclusively to such Building, and which equipment is not affixed to such Building and (B) Cost Savings Improvements.
(xi)    Costs incurred in installing, operating and maintaining any specialty service which is not necessary for Landlord's operation, repairs, maintenance, and providing of required services for such Building and/or any associated parking facilities, including but not limited to: an observatory, broadcasting facilities (other than such Building's life support and security systems), luncheon club, sundry shop, cafeteria, retail store, newsstand, flower service, dry cleaning service, auto detailing service, shoe shine service, athletic or recreational club or helicopter pad.
(xii)    Any ground lease rental.

(xiii)    Costs of (A) insurance not typically carried by a reasonably prudent commercial office building or retail building landlord, as applicable, comparable to Landlord and its Affiliates owning a commercial office building portfolio or retail building portfolio, as applicable, comparable to that owned by Landlord and its Affiliates in quantity, size, type, quality and location (a “Comparable Landlord”), (B) insurance premiums to the extent of any refunds thereof and (C) insurance deductibles in excess of those not typically maintained by a Comparable Landlord.
(xiv)    Except for Management Fees, any costs representing an amount paid to any person, firm, corporation or other entity as a result of a non-competitive selection process, which is in excess of the fair market value of such materials or services if said material or services had been rendered by an unrelated comparably qualified third party on a competitive basis.
(xv)    Any bad debt loss or expense, rent loss, or reserves for bad debt or rent loss.
(xvi)    Fines, penalties, late payment charges, principal and interest, except to the extent such costs are attributable to Tenant's breach under this Lease.
(xvii)    All costs incurred due to a breach, default or violation by Landlord, Landlord's managing agent or any tenants of the terms and conditions of any agreement, contract, license, note, mortgage, deed of trust or ground lease affecting all or any part of such Building.
(xviii)    The cost of acquiring, leasing, installing or moving sculptures, paintings and other objects of art, but excluding plants or trees located in the Common Areas.
(xix)    Any general or special assessment or assessment bonds to the extent voluntarily prepaid by Landlord more than sixty (60) days in advance of the date(s) such assessment are due, provided that the same shall then be included within Operating Expenses at such time as is 60 days in advance of their respective due dates.
(xx)    Costs necessitated by or resulting from the negligence or misconduct of Landlord, its agents, employees, vendors and/or contractors.
(xxi)    Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in such Building.
(xxii)    Intentionally omitted.
(xxiii)    Costs incurred (other than those for which Tenant is responsible under this Lease) in connection with any environmental clean-up, response action, or remediation on, in, under or about the Premises or such Building, except for costs customarily incurred in connection with the disposal of any materials used in connection with repairs, maintenance or replacements made to such Building (e.g., battery and paint disposal, etc.).
(xxiv)    Costs incurred in removing the property of former tenants or other occupants of such Building.
(xxv)    Any expenses incurred by Landlord for use of any portions of such Building to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Building services, such as lighting and HVAC to such public portions of such Building in normal Building operations during standard Building hours of operation.
(xxvi)    Any entertainment, dining or travel expenses for any purpose and the costs of any flowers, gifts, balloons, etc., provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents, except for seasonal parties and promotions that are made available to all tenants of such Building (“Seasonal Tenant Parties”).
(xxvii)    Any “validated” parking for any entity.
(xxviii)    Any “above-standard” cleaning, including, but not limited to, construction clean-up or special cleaning associated with parties/events and specific tenant requirements in excess of service provided to Tenant. This exclusion applies to associated trash collection, removal, hauling and dumping.

(xxix)    Any unreasonable interior cleaning of vacant or unoccupied office space or unfinished space.
(xxx)    Any painting of areas which are not Common Areas or which are visible from Common Areas or any public streets.
(xxxi)    The cost of providing additional cabling/wiring to such Building, except as required by Laws enacted after the Effective Date.
(xxxii)    Costs attributable to any new or modified items or categories of maintenance, operation or repair to the extent such new or modified items are not included in the Base Year Operating Expenses. Any new or modified items incurred in the introductory year (grossed up to a full twelve (12) month period in accordance with Section 4.4 below) shall be included in the Base Year Operating Expenses (grossed up in accordance with Section 4.4 below) for the purpose of calculating Operating Expenses in subsequent years.
(xxxiii)    Operating Expenses shall be “net” only and for that purpose shall be deemed reduced by the amounts of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like received by Landlord (other than through payments of Operating Expenses) in connection with such Operating Expenses.
(xxxiv)    Costs of capital improvements, alterations and equipment, except for Required Capital Improvements and Cost Savings Improvements.
(xxxv)    Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of such Building.
(xxxvi)    Advertising and promotional expenditures (other than Seasonal Tenant Parties), and costs of signs in or on such Building identifying the owner of such Building or other tenants' signs (other than the cost of ordinary, routine maintenance of non-tenant signs).
(h)    “Landlord's Accountants” shall mean that individual or firm employed by Landlord from time to time to keep the books and records for such Building, and to prepare the federal and state income tax returns for Landlord with respect to such Building, all of which books and records shall be certified to by an appropriate representative of Landlord.
4.2    Mechanism. During each Lease Year, Tenant shall pay to Landlord, as Additional Rent, Tenant's Pro Rata Share of Operating Expenses for such Lease Year in excess of the Base Operating Expenses, payable monthly, in advance, at the rate of one-twelfth (1/12) of Landlord's estimate thereof, on the same date and at the same place Base Rent is payable, with an adjustment to be made between the parties at a later date as hereinafter provided. As soon as practicable following the end of any Lease Year, Landlord shall submit to Tenant a statement (“Landlord's Statement”) setting forth the exact amount of the Operating Expenses for the Lease Year just completed and the difference, if any, between the actual Tenant's Pro Rata Share of the Operating Expenses for the Lease Year just completed in excess of the Base Operating Expenses and the total amount of the estimated payments of Tenant's Pro Rata Share of Operating Expenses which was paid in accordance with this Section 4.2 for such Lease Year. Landlord's Statement may also set forth the amount of the estimated Operating Expenses reimbursement for the new Lease Year or Landlord may provide such information in a separate statement issued to Tenant. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses in excess of the Base Operating Expenses for any period covered by Landlord's Statement is greater than the estimated amounts previously paid by Tenant during the same period, Tenant shall pay to Landlord the difference within thirty (30) days following receipt of Landlord's Statement. To the extent that the actual Tenant's Pro Rata Share of Operating Expenses for the period covered by Landlord's Statement is less than the estimated amount which Tenant previously paid during such period, Landlord shall credit the excess against any sums then owing or next coming due from Tenant to Landlord. In addition, until Tenant receives a statement indicating otherwise, Tenant's monthly reimbursement for the new Lease Year shall continue to be paid at the rate for the previous Lease Year, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement. If the statement reflects a change in the monthly reimbursement amount such difference shall be adjusted by increasing or decreasing the first monthly reimbursement payment after the statement is given in order to bring the reimbursement amount for the new

Lease Year current as of such date. Tenant's obligation with respect to Tenant's Pro Rata Share of Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay Tenant's Pro Rata Share of the actual Operating Expenses for the portion of the final Lease Year of this Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the demised Premises for less than a full calendar year during the first or last Lease Years of the term hereof, Tenant's Pro Rata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises. Tenant shall pay its Pro Rata Share of any such increases within thirty (30) days following receipt of notice thereof.
4.3    Books and Records; Audit. Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied. Subject to the terms and conditions of this Section 4.3, Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of two (2) years following the date upon which Landlord's Statement is delivered to Tenant, to examine and audit (each, an “Audit”) Landlord's books and records with respect to the items in such Landlord's Statements during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within the earlier to occur of (i) two (2) years after Landlord's delivery thereof or (ii) sixty (60) days after the conclusion of an Audit relating to such Landlord's Statement, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Tenant shall not be entitled to perform more than one Audit with respect to any Landlord Statement and once an Audit is performed Tenant may not review Landlord's books and records relating to the calendar year that was the subject of the Audit or raise any objection relating to such Landlord Statement in a later year even if within the two (2) year period. Any amount due to Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein, shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Each Audit must be performed (a) at the location(s) where Landlord's books and records are maintained, (b) during normal business hours and (c) in a manner that will not unreasonably interfere with Landlord's business activities. Unless Landlord, in good faith, disputes the results of such Audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment of Operating Expenses for the Lease Year in question within thirty (30) days. Tenant agrees to pay the cost of any Audit; provided, however, that if the Audit reveals that Landlord's determination of the total Operating Expenses for the applicable Building that was used as the basis of the relevant Landlord Statement was in error in Landlord's favor by more than four percent (4%), then Landlord agrees to pay the actual, out-of-pocket costs of such Audit incurred by Tenant (which costs must be determined on a reasonable hourly basis, and not a percentage or contingent fee basis). Tenant's rights under this Section 4.3 are subject to the following additional conditions:
(a)    There is no uncured Event of Default under this Lease then in existence;
(b)    Each Audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing using Generally Accepted Auditing Standards;
(c)    Each Audit shall commence within forty-five (45) days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within seventy-five (75) days after commencement;
(d)    Tenant and its accounting firm shall treat any Audit in a confidential manner and shall each execute a commercially reasonable confidentiality agreement for Landlord's benefit prior to commencing the Audit;
(e)    The accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comment before the final approved audit report is delivered to Landlord for consideration by the accounting firm prior to submittal of the final audit report; and
(f)    At the conclusion of any Audit, Tenant and its employees, auditors and agents shall return all copies of supporting documentation made in connection with such Audit.
4.4    Partial Occupancy; Adjustments. For purposes of determining Operating Expenses (including, Base Operating Expenses), Landlord shall make appropriate adjustments to the Operating Expenses for such Lease Year to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the applicable Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Lease Year. In the event that such Building is not fully assessed for all or a portion of any Lease Year, then Taxes shall be adjusted to an amount which would have been payable in such year if such Building had been fully assessed. Notwithstanding anything in this Lease to the contrary, if another tenant within such Building pays an expense category directly to a supplier/vendor/municipality/provider, or reimburses Landlord for an entire expense category, the denominator utilized in Tenant's Pro Rata Share calculation for that expense category shall, in Landlord's reasonable judgment, be adjusted by deducting the other tenant's square footage from the applicable Rentable Area of the Building for that expense category. Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Section 4 as shall be reasonably necessary to achieve the intention of the parties hereto.
5.    CHARACTER OF OCCUPANCY.
5.1    Permitted Use.
(a)    The Permitted Use. The Premises are to be used for general office use (the “Permitted Use”), and for no other use whatsoever, except as set forth in Section 5.1(b) below. Except as expressly set forth in Section 5.1(b) below, the following uses are expressly prohibited in the Premises: schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications broadcasting; restaurants and any type of retail use; customer service offices of a public utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the applicable Building, overburden any of the Building systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for such Building), impair Landlord's efforts to lease space or otherwise interfere with the operation of such Building.
(b)    Permitted Ancillary Use. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises, or the applicable portion thereof (each, an “Ancillary Use”)
(i)    Tenant may use portions of the Mall Premises as classrooms and for student use to support Tenant's post secondary education and graduate programs (the “Limited School Use”); provided, however, in no event shall the Limited School Use be permitted in any portion of the Tower Premises); and
(ii)    Tenant may use portions of the Premises for telemarketing and other similar support services that directly and exclusively support Tenant's business (“Telemarketing Use”); provided, however, in no event shall Telemarketing Use occupy, in aggregate, more than fifteen (15%) of the Rentable Area of the Premises or more than fifty percent (50%) of any single floor. As used herein, the term telemarketing shall refer to the placement of cold, unsolicited outgoing business solicitation telephone calls, as opposed to the type of calling utilized in Tenant's business, where Tenant's employees place and receive telephone calls with prospective students, which use shall be unlimited; and
(iii)    Tenant may use a portion of the Mall Premises for a retail student store incidental to and in support of Tenant's Limited School Use selling items such as books, school supplies and other school related items customarily sold in such types of university school stores.
This Section 5.1(b) is personal to Original Tenant (as defined in Rider 1) and is not assignable.
5.2    Prohibited Uses. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which (a) is unlawful or in violation of any Law (as defined below), (b) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the applicable Building or covering its operations, (c) is contrary to or prohibited by the terms and conditions of this Lease or the Rules and Regulations (as defined below), (d) would create or continue a nuisance or (e) for any of the uses set forth on Exhibit “J”. As used in this Lease, “Law” or “Laws” shall mean, collectively, all laws (including Environmental Laws), ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Building Complex or any portion thereof, including, without limitation, the Premises, or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect all or any portion of the Building Complex.
5.3    Environmental Laws.
(a)    Definitions. As used in this Lease, (i) “Environmental Laws” shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and (ii) “Hazardous Material” shall mean (A) such substances, materials and wastes which are or become regulated under any Environmental Law, which are classified as hazardous or toxic under any Environmental Law and (B) explosives and firearms, radioactive material, asbestos and polychlorinated biphenyls.
(b)    Tenant's Obligations. Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and the License Areas, and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Common Areas or the Building Complex by Tenant or other occupants of the Premises, or any of their respective agents, contractors, employees, customers or invitees (collectively, “Responsible Parties”). Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Building Complex without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material.
(c)    Landlord's Obligations. Landlord shall comply with all Environmental Laws applicable to the Buildings other than those to be complied with by Tenant pursuant to Section 5.3(b) above. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all orders, penalties, fines, administrative actions, or other proceedings (collectively, a “Compliance Obligation”) commenced by any governmental agency including, without limitation, the United States Environmental Protection Agency, as a result of the existence of any environmental condition in violation of an Environmental Law that exists as of the Effective Date, on, under or at the Premises and/or the Buildings (a “Pre-existing Condition”), except to the extent that such Pre-existing Condition is caused or aggravated by the act or omission of Tenant or any of Tenant's Responsible Parties. The indemnity obligation of Landlord set forth in this Section 5.3(c) is limited to the Compliance Obligations only and shall not include any damages or consequential damages including, without limitation, loss of revenue or other losses incurred by any party.
(d)    Casualty Provisions. If any Hazardous Material is released, discharged or disposed of on or about the Building Complex and such release, discharge or disposal is not caused by Tenant or its Responsible Parties, or a Pre-existing Condition, such release, discharge or disposal shall be deemed a casualty damage under Section 14 to the extent that the Premises are affected thereby.
5.4    ADA. Landlord and Tenant acknowledge and agree that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively, the “ADA”), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building Complex depending on, among other things: (a) whether Tenant's business is deemed a “public accommodation” or a “commercial facility”, (b) whether such requirements are “readily achievable”, and (c) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that (i) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as otherwise provided below, (ii) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease (other than Landlord's Base Building Work, for which Landlord shall be responsible), (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (iv) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building Complex being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.
6.    SERVICES AND UTILITIES.
6.1    Definitions. The following terms shall have the following meanings:
(a)    “After Hours Usage” means any use of HVAC services during hours other than Ordinary Business Hours. Charges for After Hours Usage are, (i) with respect to the Tower Premises, currently $100 per hour for HVAC, but may be adjusted from time to time by Landlord in its reasonable discretion, but shall not exceed the actual costs incurred by Landlord as a result of After Hours Usage, as reasonably determined by Landlord's engineer, including, without limitation, (A) all costs of supplementing the Building's HVAC system and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of such After Hours Usage and (B) any actual additional and incremental wages paid to personnel required for the operation and management of the After Hours Usage, and, (ii) with respect to the Mall Premises, the actual cost of supplying such HVAC services from the rooftop units on the Tabor Center Mall, including, without limitation, costs of electricity and the cost of the central plant chilled water.

(b)    “Excess Usage” means any usage by Tenant of electricity (i) in an amount in excess of Standard Electrical Usage and (ii) for Special Equipment.
(c)    “Holidays” means, collectively, New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.
(d)    “HVAC” means heating, ventilation and air conditioning.
(e)    “Ordinary Business Hours” means 6:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturdays, Holidays excepted.
(f)    “Special Equipment” mean, collectively, (i) any equipment with power requirements in excess of the Standard Electrical Capacity, (ii) self-contained HVAC equipment, and (iii) equipment that requires the use of self-contained HVAC units.
(g)    “Standard Electrical Capacity” means electrical service to the Premises for Tenant's standard office equipment (excluding Special Equipment) and overhead lighting not to exceed five (5) watts per square foot of the Rentable Area of the Premises per hour during Ordinary Business Hours.
6.2    Landlord's General Services. Landlord shall, subject to the terms and conditions of this Lease, and in accordance with standards from time to time prevailing for first-class office or retail buildings, as applicable, in the greater Denver, Colorado area:
(a)    furnish water to the applicable Building for use in lavatories and drinking fountains (and to the points of supply in the Premises if the tenant finish plans for the Premises so provide);
(b)    furnish, during Ordinary Business Hours, such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, but not less than current ASHRAE standards;
(c)    provide general office janitorial service for the Premises on Monday through Friday, excluding Holidays, substantially in accordance with the janitorial specifications attached hereto as Exhibit “E”, as may be reasonably revised by Landlord from time to time so long as Landlord maintains a scope of work consistent with the scope of work in other comparable office building properties of the same class, age and in the geographic vicinity of the Buildings.
(d)    provide such window washing as may, in the judgment of Landlord, be reasonably required which shall in no event be less than two (2) times per year for exterior window washing and not less than one (1) time per year for interior window washing;
(e)    provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises (at least one elevator shall be available at all times); and
(f)    cause, twenty-four (24) hours a day, seven (7) days a week, electric current to be supplied to the Premises for all of Tenant's Standard Electrical Usage.
6.3    Excess & After Hours Usage. Tenant shall reimburse Landlord, as Additional Rent, for costs incurred by Landlord for Excess Usage and for After Hours Usage. At any time and from time to time during the Lease Term, Landlord may in its sole discretion install meters or other similar devices in the Premises or any Building for the purpose of measuring the electricity or other utilities supplied to the Premises. If such meter or other device shows at any time that utilities have been supplied to the Premises for which Landlord may impose a charge as provided in this Section 6, then the cost of such meter or similar device and the cost of installation thereof shall be borne by Tenant and Tenant shall reimburse Landlord for such costs within thirty (30) days of receipt of Landlord's invoice thereof. It is understood and agreed that After Hours Usage shall be charged in one-hour increments with a minimum charge of two (2) hours. Tenant agrees to give Landlord at least one (1) hour notice during Ordinary Business Hours (and at least four (4) hours notice outside Ordinary Business Hours) prior to any After Hours Usage, and agrees that after hours HVAC cannot be supplied to less than one full floor at a time. Notwithstanding the foregoing, and with respect to the portions of the Premises in the Tabor Center Mall only, Landlord acknowledges that Tenant's specific classroom requirements may result in Tenant incurring After Hours Usage charges for HVAC usage beyond Ordinary Business Hours. In order to assist Tenant in minimizing its After Hours Usage charges for the Mall Premises, Landlord and Tenant shall determine, in good faith, prior to the Commencement Date the standard operating hours for Tenant's classroom areas located in the Mall Premises (not to exceed 66 hours per week), and such hours shall be considered Ordinary Business Hours with the Mall Premises so long as Tenant agrees to the following: (i) Tenant, as part of the Landlord Work, shall cause the Architect, as part of the Plans to separate the HVAC serving the classrooms areas from the remaining portions of the Mall Premises; (ii) Landlord shall not be required to provide the HVAC standards as set forth in Paragraph 6.7 below in the classroom areas except during the classroom area hours determined above; (iii) Tenant acknowledges that temperature complaints emanating from Tenant's Mall Premises which are immediately adjacent to the classrooms areas and are a result of the classroom areas not being conditioned shall not be the responsibility of Landlord; (iv) Tenant will use reasonable efforts to design the Premises and to cause the Architect to design as part of the Landlord Work a physical separation between the classroom areas and the remaining areas of the Mall Premises such to minimize temperature complaints contemplated in subsection (iii) immediately above.
6.4    Tenant's Extra Janitorial Services. If Tenant requires janitorial services other than those required to be provided to other tenants of the applicable Building generally, or requires performing of cleaning in any portion of the Mall Premises outside Normal Cleaning Hours (as defined in Section 22.2), Tenant shall separately pay for such services, or the incremental cost of such services in the case of cleaning outside Normal Cleaning Hours, monthly as Additional Rent upon billing by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent and to such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ Tenant's own janitors to perform such additional services. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or persons whomsoever.
6.5    Telecommunication Services. All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's sole discretion, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Base Building Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the applicable Building, so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the applicable Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving such Building which are not allocable to any individual users of such service but are allocable to such Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the applicable Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). At least sixty (60) days prior to the Expiration Date, Landlord shall notify Tenant of those telecommunications cables and other wiring installed by or on behalf of Tenant that Landlord will require be removed (collectively, “Designated Cabling”). No later than ten (10) days after the Expiration Date, Tenant shall remove all Designated Cabling. If Tenant timely removes all Designated Cabling, Landlord shall, within thirty (30) days after Landlord's receipt of evidence that Tenant has paid all out-of-pocket costs and expenses in connection with the removal of the Designated Cabling (collectively, “Cabling Removal Costs”), reimburse Tenant for fifty percent (50%) of such Cabling Removal Costs. If Tenant fails to timely remove all Designated Cabling, Tenant shall, within thirty (30) days after Tenant's receipt of evidence that Landlord has paid all Cabling Removal Costs, reimburse Landlord for fifty percent (50%) of such Cabling Removal Costs. Tenant may elect to leave the Designated Cabling in place, in which event, upon Landlord's incurring of the Cabling Removal Costs, Tenant will reimburse Landlord for fifty percent (50%) thereof. Except as expressly set forth in Section 6.6 below, Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of its Responsible Parties, for any Claims because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises or any Building. This Section 6.5 shall survive the expiration or earlier termination of this Lease.
6.6    Delays in Furnishing Services. Except as provided in this Section 6.6, the failure by Landlord to any extent to furnish, or the interruption or the termination of utilities and Building services identified in this Section 6, in whole or in part, resulting from adherence to Laws, wear, use, repairs, improvements, alterations or any other causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Notwithstanding anything in this Section 6.6 to the contrary, if (a) the Premises, or a material portion of the Premises, is made untenantable for a period in excess of three (3) consecutive business days as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a result of Landlord's negligence or willful misconduct or is otherwise within Landlord's reasonable control and (b) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the fourth (4th) consecutive business day of the service failure and ending on the day the service has been restored; provided, however, that (i) the foregoing conditional abatement of Rent shall not apply if the interruption of such utility service is a result of Tenant's negligence, willful misconduct or breach of this Lease and (ii) such abatement shall be in proportion to the portion of the Premises which Tenant is unable to use. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services. The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 14 of this Lease.
6.7    Air Conditioning.
(a)    In connection with HVAC operation, the below standards will be met by Landlord:
(i)    The ventilation air provided by the base building HVAC system, rooftop HVAC units, and fan-powered boxes shall be delivered at a discharge air temperature of 55 degrees Fahrenheit plus/minus 2 Fahrenheit, at the ceiling diffusers;
(ii)    During summer, not more than 75 degrees Fahrenheit dry bulb inside, when outside temperature reaches a heat up to 95 degrees Fahrenheit dry bulb, 74 degrees wet bulb, with 50% relative humidity;
(iii)    During winter, not less than 70 degrees Fahrenheit dry bulb inside, when outside temperature reaches a low, up to -10 degrees Fahrenheit dry bulb.
(b)    Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant as Additional Rent upon demand by Landlord.
6.8    Conservation Programs. Notwithstanding anything in this Lease to the contrary, Landlord may reasonably institute, and Tenant shall comply with, such policies, programs and measures as may be necessary or required for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.
6.9    Lighting Availability. Subject to the terms and conditions of this Lease (including, without limitation, Section 6.6 above), lighting shall be available within all portions of the Premises twenty-four (24) hours a day, seven (7) days a week throughout the Lease Term.
6.10    Building Automation System. Landlord shall, at its sole cost and expense, extend the building automation system backbone to each of the floors of the Buildings on which the Premises are located, and make connection points to such system backbone on each such floor available to Tenant. Tenant shall be responsibility, at its sole cost and expense, for all connections to such system backbone.
6.11    Performance By Affiliate. For so long as CCP/MS SSIII Denver Tabor Center I Property Owner LLC, a Delaware limited liability company (or an affiliate or REIT-qualified successor in interest of such entity) shall be the Landlord under this Lease, any services required to be provided to Tenant under this Lease that may result in the actual or constructive receipt by Landlord (or any member of Landlord) of impermissible tenant service income as described in Section 856(d)(7) of the Internal Revenue Code may be performed by an affiliate of Landlord (or its designated successors or assigns) at Landlord's election, provided that no such performance shall result in a reduction of the quality of work performed or in any increased cost to Tenant.

7.    QUIET ENJOYMENT. Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the rights of each of the Building's mortgagee(s) and/or ground lessor(s) (collectively, “Superior Rights Holder”).
8.    MAINTENANCE AND REPAIRS.
8.1    Landlord's Maintenance. Subject to the provisions of Section 14 below, Landlord shall maintain in good order and condition and in accordance with standards prevailing from time-to-time with Comparable Landlords, and make necessary repairs and/or replacement to, the foundations, roofs and related membrane, exterior walls, and the structural elements of the Buildings, the electrical, plumbing, HVAC, mechanical, communication, security and the fire and life safety systems of the Buildings and those corridors, washrooms and lobbies in the Common Areas; provided, however, that (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the applicable Building's standard systems and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the applicable Building caused by the negligence of Tenant or its Responsible Parties shall be paid by Tenant, subject to the waivers set forth in Section 12 below. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any other nearby building, land, street or alley.
8.2    Tenant's Maintenance. Subject to the provisions of Section 14 below, Tenant, at its sole cost and expense, shall make all necessary repairs to the Premises and shall keep the Premises, all Tenant Additions (as defined below) and Tenant's License Property (as defined in Rider 1 attached hereto) in good order, first-class condition and repair and in accordance with all Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials and all such work shall be completed under the supervision of Landlord. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not unreasonably cause or threaten to cause disharmony or interference with Landlord or other tenants in the applicable Building and their respective agents and contractors performing work in or about such Building. If Tenant fails to perform any of its obligations set forth in this Section 8.2, Landlord may, in its sole discretion and upon two (2) business days prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any actual, reasonable third party costs or expenses incurred by Landlord upon demand.
9.    ALTERATIONS AND ADDITIONS.
9.1    Definitions. As used in this Lease, the following terms shall have the following meanings:
(a)    “Minor Alterations” shall mean Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building Complex, or any of the Building Complex's systems, including its electrical, mechanical, plumbing, security, HVAC, communication, and fire and life safety systems.
(b)    “Tenant Additions” shall mean, collectively, Landlord's Base Building Work, the Landlord Work and Tenant Alterations.
(c)    “Tenant Alterations” shall mean all alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord's Base Building Work).
9.2    Tenant Alterations.
(a)    Tenant shall not make or cause to be made any Tenant Alterations in or to the Premises or any Building systems serving the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Tenant may, without Landlord's prior written consent, undertake Minor Alterations to the Premises so long as all other requirements of this Section 9 are satisfied. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. All Tenant Alterations (but specifically excluding Minor Alterations) shall be completed at such time and in such manner as Landlord may from time to time reasonably designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the applicable Building's systems (including the mechanical, plumbing, security, HVAC, electrical, communication and the fire and life safety systems in such Building). Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to such Building occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord's then standard rate; provided, however, in no event shall Landlord's construction fee exceed five percent (5%) of the total hard construction cost of any Landlord-contracted Tenant Alteration (or two percent (2%) of the total hard construction cost of any Tenant-contracted Tenant Alteration), and Tenant shall not be required to pay any construction fee in connection with Minor Alterations. Upon completion of Tenant Alterations other than Minor Alterations, Tenant shall furnish Landlord with (i) contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or any Superior Rights Holder and (ii) a digitized set of plans and specifications for the Tenant Alterations.
(b)    Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner, free of liens or defects, and with the use of good grades of materials. Prior to the commencement of any Tenant Alterations (but specifically excluding Minor Alterations), Tenant shall submit architectural plans and specifications and such other documents in such form reasonably requested by Landlord, for Landlord's prior approval, which shall not be unreasonably withheld, delayed or conditioned. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of this Section 9 or impose any liability upon Landlord in connection with the performance of such work. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with Laws, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any Claims alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the Premises.
9.3    Part of the Premises. All Tenant Additions (whether installed by Landlord or Tenant) shall, without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless, pursuant to Section 19 below, Tenant may remove them or is required to remove them at Landlord's request.
9.4    Other Conditions. Tenant shall, upon request, furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations. If Landlord authorizes persons requested by Tenant to perform any Tenant Alterations, then, prior to the commencement of any such work, Tenant shall, upon request, deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that Workmen's Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All Tenant Alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the applicable Building or upon other tenants' use of their premises. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the applicable Building or any part thereof.
10.    MECHANICS' LIENS. Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord's interest therein. Tenant will keep the Premises and the Building Complex free and clear of all mechanics' liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any work to be performed by third party contractors in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant hereby agrees to indemnify, defend and hold the Landlord Parties harmless from and against all Claims incurred on account of any liens of any nature whatsoever, including lien claims of laborers, materialmen, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant. If Tenant shall be in default in paying any charge for which a mechanics' lien or suit to foreclose the lien has been recorded or filed, and Tenant shall not have caused the same to be bonded over or released of record within fifteen (15) days after Landlord's written demand, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.
11.    ENTRY BY LANDLORD. Landlord and its agents shall have the right to enter the Premises for the purpose of (a) examining or inspecting the same, (b) supplying janitorial services and any other services to be provided by Landlord or Tenant hereunder (each, a “Service Obligation”), (c) showing the same to prospective purchasers or, during the last eighteen (18) months of the Lease Term, prospective tenants of the applicable Building, and (d) making such alterations, repairs, improvements or additions to the Premises or to the Building Complex of which they are a part as Landlord may deem necessary or desirable. Except in the event of emergency or for the purpose of providing a Service Obligation, all such entries shall be at reasonable times upon reasonable advance notice to Tenant. If Tenant elects not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, without liability to Tenant, except for any failure to exercise due care for Tenant's property and without affecting this Lease. Any entry by Landlord shall not be construed as a manifestation by Landlord of an intent to terminate this Lease.
12.    INSURANCE.
12.1    Tenant's Insurance. Tenant shall, at Tenant's expense, maintain in force during the Lease Term, the following insurance:
(a)    Commercial General Liability Insurance on a primary per location basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including defense costs and contractual liability covering the indemnification provisions in this Lease, with coverage amounts in a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) per occurrence and in the aggregate;
(b)    Workers' Compensation and Employers' Liability Insurance for an amount of not less than One Million and No/100 Dollars ($1,000,000.00), both in accordance with the Laws of the State of Colorado;
(c)    Special Form property insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) in an amount adequate to cover the full replacement cost of all Tenant Additions, Tenant's License Property, and all improvements, betterments, equipment, installations, fixtures and contents of the Premises in the event of loss;
(d)    Special Form causes of loss insurance covering business income in an amount equal to twelve months of Rent;
(e)    In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Commercial Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles;
(f)    Umbrella liability limits above Commercial General Liability, Employers Liability and Commercial Automobile Liability (as applicable) providing a total liability limit of $5,000,000 through the combination of primary Commercial General Liability and Umbrella Liability (any combination of Commercial General Liability and Umbrella Liability to reach a total limit of $5,000,000 is acceptable); and
(g)    such other insurance or coverages (“Additional Insurance”) as Landlord reasonably requires (provided, however, Landlord may only elect to require Additional Insurance (i) twice during the Lease Term and (ii) if such Additional Insurance is being required by other Comparable Landlords and is available at commercially reasonable rates).
12.2    Form of Policies. Each policy required to be maintained pursuant to Section 12.1 shall (a) name Landlord (or its successors and assignees), each Superior Rights Holder, the Building's property manager, Callahan Management, LLC and Jones Lang LaSalle Americas, Inc. (or any successor) as additional insureds (except for business income, business vehicle, Workers' Compensation and Employers' Liability Insurance), as the interests of such designees shall appear, (b) be issued by one or more responsible insurance companies licensed to do business in the State of Colorado with an A.M. Best rating of not less A-VIII and shall otherwise be reasonably satisfactory to Landlord, (c) provide for deductible amounts which, in no event, shall exceed $25,000 and (d) shall contain endorsements that the insurer(s) shall give Landlord and its designees at least thirty (30) days' advance written notice of any cancellation, termination, material change or lapse of insurance. In addition, Landlord shall be named as a loss payee with respect to Property Insurance on the Tenant Additions. Each policy of property insurance required to be maintained pursuant to Section 12.1 shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord certificates of insurance of all policies and renewals thereof to be maintained by Tenant hereunder (i) not less than ten (10) days prior to the Commencement Date, (ii) not less than ten (10) days prior to the expiration date of each policy and (iii) within a reasonable time after Landlord's written request. In addition to the foregoing insurance coverage, if any boiler or machinery is operated solely to provide service to the Premises (including without limitation any supplemental HVAC equipment), Tenant shall maintain boiler and machinery coverage with a limit of at least $1,000,000 per occurrence.
12.3    Landlord's Insurance. Landlord agrees to purchase and keep in full force and effect during the Lease Term, as an Operating Expense, (a) insurance on the Buildings in amounts not less than one hundred percent (100%) of the then full replacement cost (without depreciation) of the Buildings (above foundations and excluding Tenant Additions) as reasonably estimated by Landlord against fire and such other risks as may be included in standard forms of Special Form coverage insurance reasonably available from time to time and (b) Commercial General Liability Insurance covering the Buildings on an occurrence basis against all claims for personal injury, bodily injury, death and property damage with coverage amounts in a combined single limit of Two Million and No/100 Dollars ($2,000,000.00) per occurrence and in the aggregate. Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth in this Section 12.3.
12.4    Waiver of Subrogation. Landlord and Tenant each hereby waive (to the extent of insurance proceeds collected (or collectible, had the insurance required by this Lease been maintained)) any and all rights of recovery, claim, action or cause of action against the other, its agents, officers, or employees for any damage that may occur to the Premises, Common Areas, the Building Complex (including improvements) and/or any personal property of such party therein by reason of any cause which is insured against (or would be insured against had the insurance required by this Lease been carried) under the terms of any insurance policies referred to herein or self-insured, regardless of cause or origin, including negligence. The parties agree that no insurer shall hold any rights of subrogation against such other party. The parties agree that their respective insurance policies shall be endorsed or otherwise written to provide that no insurer shall hold any rights of subrogation against such other party.
13.    WAIVER OF CLAIMS; INDEMNITY; LIMITATIONS ON LIABILITY.
13.1    Waiver of Claims.
(a)    By Tenant. Tenant releases Landlord, each Building's property manager, each Superior Rights Holder and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (together with Landlord, collectively, the “Landlord Parties”) from, and waives all Claims for, damage to persons or property sustained by Tenant resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Building Complex or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Building Complex, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building Complex, except to the extent caused by the grossly negligent or willful and wrongful act of any of the Landlord Parties. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Building Complex, results from any act or neglect of Tenant or its Responsible Parties, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of Additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages.
(b)    By Landlord. Notwithstanding anything in this Lease to the contrary, Tenant shall not be liable to Landlord for Claims for damage to persons or property sustained by Landlord, however caused, to the extent of insurance proceeds that Landlord has recovered for such damage.

13.2    Indemnity.
(a)    By Tenant. To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Landlord Parties harmless from and against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof (collectively, “Claims”), to the extent arising from (a) Tenant's occupancy of the Premises and/or Tenant's use of the License Areas, (b) the undertaking by Tenant of any Tenant Alterations or repairs to the Premises, (c) the conduct of Tenant's business on the Premises, (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, (e) the presence of any Hazardous Material introduced to the Premises or the Building Complex by Tenant or its Responsible Parties or (f) any negligence or willful act of Tenant or its Responsible Parties, in or about the Premises or the Building Complex or any part of either. In case of any action or proceeding brought against the Landlord Parties by reason of any such Claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.
(b)    By Landlord. To the extent permitted by Law and except to the extent caused by the negligence or willful misconduct of Tenant or any of Tenant's Responsible Parties, Landlord hereby indemnifies, and agrees to protect, defend and hold Tenant harmless from and against any and all Claims occurring in the Premises caused by Landlord or its employees or agents or occurring in the Common Areas to the extent covered by Landlord's Commercial General Liability Insurance, provided however that Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any tenant or other occupant of the Building Complex, or by any owner or occupant of adjoining or contiguous property.
(c)    General. The indemnifications in this Section 13.2 (i) shall survive the expiration or earlier termination of this Lease, (ii) shall not operate to relieve the indemnified party of liability to the extent such liability is caused by the negligence or willful and wrongful act of the indemnified party and (iii) are subject to and shall not diminish any waivers in effect in accordance with Section 13.1 above. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 12.4 by Landlord, Tenant or either of their respective insurers.
13.3    Landlord's Obligations on Sale of Buildings. Tenant hereby agrees, allows and permits Landlord to assign this Lease without Tenant's consent. The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the applicable Building at the time in question. In the event of any transfer or transfers of the title to any Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released, from and after the date of such transfer or conveyance, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, however, that the grantee assumes, in writing, the duty to perform Landlord's covenants and obligations hereunder from and after the date of such transfer or conveyance. In the event that each Building is owned by a different landlord, each landlord shall be severally liable only with respect to matters relating to the applicable Building owned by it.
13.4    Limitation on Liability. Notwithstanding anything in this Lease to the contrary, any liability of Landlord under this Lease shall be limited solely to its interest in the Buildings, and in no event shall any personal liability be asserted against the Landlord Parties in connection with this Lease nor shall any recourse be had to any other property or assets of the Landlord Parties. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of such injury or damage, whether or not caused by the willful and wrongful act of any of the Landlord Parties.
14.    DAMAGE BY FIRE OR OTHER CASUALTY.
14.1    Substantial Untenantability.
(a)    If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or either Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall, by notice (“Landlord's Notice”), advise Tenant (i) of such estimate and (ii) whether or not Landlord anticipates that insurance proceeds will be sufficient to repair and restore such damage. If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred (or that insurance proceeds will be insufficient to repair and restore such damage), then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this

Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice (the “Election Deadline”), provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.
(b)    Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall, subject to Zoning laws and building codes then in effect, proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty. Except as otherwise expressly set forth in this Section 14.1, Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. Notwithstanding the foregoing, if such repairs are initially estimated to take over two hundred seventy (270) days after the Election Deadline to complete or if Landlord fails to substantially complete the repairs and restoration within two hundred seventy (270) days after the Election Deadline (subject to Force Majeure and reasonable delays for insurance adjustments), then Tenant may, at any time prior to the substantial completion of such repairs, terminate this Lease upon notice to Landlord.
(c)    Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Expiration Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored; provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.
(d)    Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Buildings amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant or its Responsible Parties. Whether or not this Lease is terminated pursuant to this Section 14, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Buildings or access thereto.
(e)    Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Section 9 hereof.
14.2    Insubstantial Untenantability. If the Premises or either of the Buildings is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the applicable Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last fifteen (15) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.1 above.
14.3    Rent Abatement. Except for the negligence or willful act of Tenant or its Responsible Parties, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Base Rent and Operating Expenses shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.
14.4    Waiver of Statutory Remedies. The provisions of this Lease, including this Section 14, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Building Complex or any part of either, and any Law with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Building Complex or any part of either, and are hereby waived.

15.    CONDEMNATION.
15.1    Taking of Whole or Substantial Part. In the event the whole or any substantial part of either Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and a substantial portion of the Premises is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Base Rent and Additional Rent shall be apportioned as of the Expiration Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than the remaining term of this Lease), Landlord may elect either (a) to terminate this Lease or (b) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.
15.2    Taking of Part. In the event a part of either Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, this Lease shall be amended to reduce or increase, as the case may be, the Base Rent and Tenant's Pro Rata Share to reflect the Rentable Area of the Premises or applicable Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the applicable Building to the extent necessary to constitute the portion of the applicable Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to either Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore such Building or prevents the economical operation of such Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.
15.3    Compensation. Except as provided in Section 15.1, Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord's award as a result.
16.    ASSIGNMENT AND SUBLETTING.
16.1    Assignment and Subletting.
(a)    Tenant shall not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, delayed or withheld. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant's Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 16.2 below within ten (10) business days after receipt of Tenant's Notice (and all required information).
(b)    Tenant agrees that the provisions governing sublease and assignment set forth in this Section 16 shall be deemed to be reasonable. In evaluating any assignment or sublease request, Landlord may take into consideration any factors which Landlord may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:
(i)    the creditworthiness of any proposed subtenant or assignee indicates a reasonable probability that said party will be unable to perform its obligations under the proposed assignment or sublease;
(ii)    the business reputation of a proposed subtenant or assignee is not acceptable to Landlord, in Landlord's reasonable judgment;

(iii)    in Landlord's reasonable judgment, the proposed assignee or subtenant would diminish the value or reputation of the Buildings or Landlord;
(iv)    any proposed assignee's or subtenant's use of the Premises would (A) violate Section 5 of this Lease, (B) violate the provisions of any other leases of tenants in the Building Complex or (C) continue any Ancillary Use;
(v)    the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice;
(vi)    the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Building Complex as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or
(vii)    the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises or the Building Complex.
(c)    In no event shall Landlord be obligated to consider a consent to any proposed assignment of this Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of this Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment.
(d)    The dissolution or direct or indirect transfer of a majority of the ownership interests in, or control of, Tenant (however accomplished including, by way of example, the admission of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards; provided however, the foregoing transfer in this subsection (d) shall not be considered to constitute an assignment of this Lease if they pertain to stock or other ownership interests that are publicly traded. An agreement under which another person or entity becomes responsible for all or a portion of Tenant's obligations under this Lease shall be deemed an assignment of this Lease.
(e)    Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Section 16 shall be null and void.
16.2    Recapture. As used herein, “Recapture Space” means (a) if Tenant proposes to assign this Lease (except in connection with a Permitted Transfer (as defined below)), the entire Premises, (b) if Tenant proposes a sublease with a term for all or substantially all of the then-remaining Lease Term, the portion of the Premises proposed to be subleased, or (c) if Tenant proposes to sublease any of the following blocks of space: (i) Suites 110 and 350, (ii) Suite 200 or (iii) one full floor in Tabor Center Tower during any period following the sixtieth (60th) month of the Lease Term, the portion of the Premises proposed to be subleased. Landlord shall have the option, in Landlord's sole discretion, to terminate this Lease as to the Recapture Space (“Recapture”), effective as of the proposed commencement date of the applicable sublease or assignment (“Recapture Date”). If Landlord elects to Recapture, Tenant shall surrender possession of the Recapture Space on the Recapture Date. Effective as of the Recapture Date, Base Rent and Tenant's Pro Rata Share shall be adjusted accordingly. Notwithstanding anything in this Section 16.2 to the contrary, if Landlord elects to Recapture, Tenant may rescind and withdraw its request for consent to assignment or subletting by delivering written notice of such rescission and withdrawal within five (5) business days after receipt of Landlord's election to Recapture, in which event this Lease shall remain in full force and effect.
16.3    Excess Rent. Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (a) that portion of the Rent due under this Lease for said month which is allocable to the space sublet or assigned; and (b) the following costs and expenses for the subletting or assignment of such space: (i) brokerage commissions and attorneys' fees and expenses, (ii) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (iii) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

16.4    Tenant Liability. In the event of any sublease or assignment, whether or not with Landlord's consent (including, without limitation, a Permitted Transfer), Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. Whether or not Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.
16.5    Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.
16.6    Permitted Transfer.
(a)    Permitted Transfer. Notwithstanding anything in this Section 16 to the contrary, and provided there is no uncured Event of Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, (i) to assign the Lease to an Affiliate (as defined below), (ii) to assign the Lease to an entity created by merger, reorganization or recapitalization of or with Tenant or to a purchaser of all or substantially all of Tenant's assets or (iii) sublease the Premises or any part thereof to an Affiliate (each, a “Permitted Transfer”); provided, however, that (A) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under this Lease, (B) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate tangible net worth (computed in accordance with GAAP and exclusive of goodwill) at least equal to the aggregate tangible net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater, (C) in connection with an assignment referred to in Subsection 16.6(a)(ii), the assignee shall own all or substantially all of the assets of Tenant, (D) no later than thirty (30) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee with respect to the Premises or part thereof, as may be the case, (E) no later than thirty (30) days after the effective date of the Permitted Transfer, the assignee or sublessee shall provide the documentation required pursuant to Section 16.5 above, and (F) within ten (10) days after Landlord's written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this Section 16.6. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, an Event of Default is then continuing.
(b)    Definitions. In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:
(i)    “Affiliate” shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.
(ii)    “control” means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.
(iii)    “Person” means an individual, partnership, trust, corporation, firm or other entity.
(c)    No Recapture or Excess Rent Rights. Landlord acknowledges and agrees that the terms and conditions of Sections 16.2 and 16.3 above shall not apply to any Permitted Transfer.

17.    DEFAULT; REMEDIES.
17.1    Event of Default. The happening of any one or more of the following events shall constitute an “Event of Default”:
(a)    Tenant shall fail to pay when due any installment of Rent, and such default shall continue for five (5) business days after receipt of written notice from Landlord;
(b)    Tenant shall abandon the Premises coupled with a failure to pay rent;
(c)    This Lease or the interest of Tenant shall be transferred to or shall pass to any other person or party except in accordance with Section 16 above and such transfer is not terminated or rescinded within ten (10) business days after notice thereof;
(d)    This Lease or the Premises (or any part) shall be taken by execution or other process directed against Tenant (or any Tenant Party), or shall be taken by any attachment by any creditor of or claimant against Tenant and is not be discharged or disposed of within 15 days after its levy;
(e)    The filing of any petition or the commencement of any case or proceeding by Tenant, any Tenant Party or any guarantor of this Lease (if any, each, a “Guarantor”) under any provision or chapter of any federal or state bankruptcy law or any other federal or state law relating to insolvency or reorganization, the adjudication that Tenant, any Tenant Party or Guarantor is insolvent or bankrupt, or the entry of an order for relief under any federal or state bankruptcy law with respect to Tenant, any Tenant Party or Guarantor;
(f)    The filing of any petition or the commencement of any case or proceeding described in Section 17.1(e) against Tenant, any Tenant Party or Guarantor, unless such petition and all related proceedings are dismissed within 30 days from the filing, the filing of an answer by Tenant, any Tenant Party or Guarantor admitting the allegations of any such petition, or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of Tenant, any Tenant Party or Guarantor, unless such appointment is vacated or dismissed within 30 days from the date of such appointment;
(g)    The insolvency of Tenant, any Tenant Party or Guarantor or the execution by Tenant, any Tenant Party or Guarantor of an assignment for the benefit of creditors, the convening by Tenant, any Tenant Party or Guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, or the failure of Tenant, any Tenant Party of Guarantor generally to pay its debts as they mature;
(h)    The admission in writing by Tenant (or, if Tenant is a partnership, any partner of Tenant), any Tenant Party or Guarantor that Tenant, any Tenant Party or Guarantor is unable to pay its debts as they mature or it is generally not paying its debts as they mature; or
(i)    Tenant shall fail to perform any of the other provision of this Lease on Tenant's part to be performed, and such failure shall continue for a period of 30 days after written notice to Tenant, or if such failure cannot be reasonably be cured within the 30-day period, Tenant shall not in good faith have commenced such cure within such 30-day period and shall not diligently proceed to completion within one hundred and eighty (180) days thereafter.
17.2    Landlord's Remedies.
(a)    An Event of Default shall constitute a breach of this Lease for which Landlord shall have the rights and remedies set forth in this Section 17.2 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.
(b)    Landlord may, at any time after the happening of an Event of Default, terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 17.1 shall constitute notice of unlawful detainer pursuant to Colo. Rev. Stat. §13-40-104 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 17.1. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Section 19), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by the removal or storage of Tenant's personal property pursuant to this Section 17.2 or Section 19, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless the Landlord Parties from any and all Claims arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's default as provided herein or by Law, including the following damages:
(i)    the worth at the time of award of the unpaid Rent which had been earned at the time of termination;
(ii)    the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;
(iii)    the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(iv)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
The word “Rent” as used in this Section 17.2 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (i) and (ii) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (iii) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Base Rent and Operating Expenses last payable by Tenant for the Lease Year in which Landlord terminated this Lease as provided hereinabove.
(c)    Even if Event of Default is continuing and/or Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 17.2(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease.
(d)    Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement which may be granted by Law in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of an Event of Default or otherwise.
(e)    Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article shall be deemed given and served if served as provided in Colo. Rev. Stat. §13-40-108.
(f)    No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.12 below to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.
17.3    Bankruptcy. The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)    In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.
(b)    Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the “Electing Party”) must provide for:
The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.
(c)    If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.
(d)    For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:
(i)    The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and
(ii)    Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.
(e)    Landlord's acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.
17.4    Merger. The termination or mutual cancellation of this Lease shall not work a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.
17.5    Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Lease Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of this Section 17, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.
17.6    Landlord's Default. Landlord shall be in default hereunder in the event Landlord has not begun, within ten (10) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform, and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within (one hundred and eighty (180) days. Tenant hereby covenants that, prior to the exercise of any statutory right(s) Tenant may have to terminate or rescind this Lease (if any), it shall give each Superior Rights Holder notice and a reasonable time to cure any default by Landlord in accordance with the terms and conditions of Section 20.3 below.
17.7    Attorney's Fees. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party shall, in addition to such other relief as may be awarded, be awarded reasonable attorneys' fees, expenses and costs.

18.    HOLDING OVER. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for Rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Landlord and Tenant hereby acknowledge that Landlord may need the Premises after the expiration or earlier termination of this Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Effective Date. Therefore, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under this Lease prior to the date of termination, the Applicable Holdover Charge (as defined below) for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the expiration or earlier termination of this Lease (without reduction for any partial month that Tenant retains possession). Without limiting the foregoing, Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Section 18 shall not constitute a waiver by Landlord of any re-entry rights of Landlord. “Applicable Holdover Charge” shall mean 125% of the monthly rent payable for the month immediately preceding the holding over (including increases for Operating Expenses which Landlord may reasonably estimate) for the first ninety (90) days of holding over and thereafter 150% of the monthly rent payable for the month immediately preceding the holding over (including increases for Operating Expenses which Landlord may reasonably estimate).
19.    SURRENDER AND NOTICE. Upon the expiration or earlier termination of this Lease, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, and damage caused by Landlord excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.5, Designated Cabling. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings, and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then, at Landlord's request, Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall not be obligated to repair or restore any improvements, fixtures or alterations existing as of the Lease execution, including raised floors and internal stairwells. Tenant shall also be required to close any staircases or other openings between floors, at Landlord's request. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 17.2(b), and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.
20.    ESTOPPEL CERTIFICATES; SUBORDINATION AND ATTORNMENT; SNDA.
20.1    Estoppel Certificates. Within ten (10) days after request therefor by Landlord, any Superior Rights Holder or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an estoppel certificate, binding upon Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect, (b) the dates to which Rent has been paid, (c) that Tenant is in the possession of the Premises if that is the case, (d) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail, (e) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof), (f) that the Premises have been completed in accordance with the terms and provisions of this Lease, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto, (g) that if an assignment of rents or leases has been served upon Tenant by a Superior Rights Holder, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof, (h) that Tenant will give to each Superior Rights Holder copies of all notices required or permitted to be given by Tenant to Landlord and (i) any other information reasonably requested. At any time after Tenant's failure to deliver an estoppel certificate within said 10-day period, Landlord may deliver an additional notice to Tenant specifying that Tenant's failure to deliver an estoppel certificate within five (5) business days shall constitute an Event of Default under the Lease. Tenant's failure to deliver an estoppel certificate within such 5-business day period shall be an Event of Default. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $100.00 for each day that Tenant fails to deliver an estoppel certificate.
20.2    Subordination and Attornment. Subject to Section 20.4 below, this Lease is and shall be subject and subordinate at all times to (a) any ground or underlying lease of either Building and/or the Building Complex, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease (each, a “Superior

Lease”), and (b) the lien of any mortgage or deed of trust now or hereafter encumbering fee title to either Building and/or the Building Complex and/or the leasehold estate under any Superior Lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or deed of trust and/or the obligation secured thereby (each, a “Superior Mortgage”), unless the Superior Rights Holder expressly provides or elects that this Lease shall be superior to such Superior Lease or Superior Mortgage. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. If any such Superior Mortgage is foreclosed (including any sale of either Building and/or the Building Complex pursuant to a power of sale), or if any such Superior Lease is terminated, upon request of the Superior Rights Holder, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be; provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; (iii) bound by any amendment or modification of this Lease made without the written consent of the Superior Rights Holder; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self operative and no further certificate or instrument of subordination need be required by any such Superior Rights Holder. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord or any Superior Rights Holder may request. Tenant hereby constitutes Landlord as Tenant's attorney in fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.
20.3    Superior Rights Holder Protection. To the extent required by a SNDA (as defined below), Tenant agrees (a) to give any Superior Rights Holder, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of recording of an assignment of rents and leases, or otherwise) of the address of such Superior Rights Holder, (b) that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Superior Rights Holder shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Superior Rights Holder has commenced and is diligently pursuing the remedies necessary to cure such default, and (c) this Lease may not be modified or amended so as to reduce the Rent or shorten the Lease Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of each Superior Rights Holder.
20.4    SNDA. As used in this Lease, “SNDA” shall mean a subordination, non-disturbance and attornment agreement (i) substantially in the form attached hereto as Exhibit “F-1” or (ii) in a commercially reasonable form and reasonably acceptable to Tenant and the applicable Superior Rights Holder.
(a)    In General. Landlord agrees to use reasonable efforts to obtain an SNDA from the existing Superior Rights Holder in the form of Exhibit “F-2”. Reasonable efforts of Landlord shall not require Landlord to incur any cost or expense in excess of the Superior Rights Holders customary fee for providing its standard form of SNDA or to incur any liability to obtain such agreement and Tenant shall pay the Superior Rights Holder's legal fees in connection with the SNDA. If the Superior Rights Holder declines to provide an SNDA substantially in the form of Exhibit “F-2”, Landlord agrees to use reasonable efforts to obtain an SNDA from the existing Superior Rights Holder in substantially the form attached hereto as Exhibit “F-1” and Tenant agrees to execute such SNDA and return same to Landlord for execution by the existing Superior Rights Holder. Landlord shall use reasonable efforts to obtain and record an SNDA from each future Superior Rights Holder. Landlord's failure to obtain an SNDA from a Superior Rights Holder for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
(b)    Future Superior Rights Holders. Notwithstanding anything in this Section 20 to the contrary, this Lease shall not be subject to any Superior Lease or any Superior Mortgage entered into after the Effective Date unless and until Landlord has obtained and recorded a SNDA from the applicable Superior Rights Holder in accordance with this Section 20.4.
(c)    Recording. Landlord shall record each SNDA within thirty (30) days after Landlord has received a fully-executed original of the same in recordable form.

21.    AUTHORITIES FOR ACTION AND NOTICES.
21.1    Landlord. Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building Manager, or through any other person who may from time to time be designated by Landlord in writing. All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served upon (a) hand delivery or (b) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Landlord at the following addresses:

CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC c/o Callahan Management, LLC 1200 17th Street Suite 540 Denver, CO 80202 Attention: Property Manager

with required copies to: CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC c/o Callahan Capital Partners LLC 10 South Riverside Plaza Suite 1250 Chicago, IL 60606 Attention: Stephen E. Budorick	and to: Neal Gerber & Eisenberg, LLP Two North LaSalle Street, Suite 1700 Chicago, IL 60602 Attn.: Audrey Selin

or at such other place(s) as Landlord shall designate in writing.

Tenant shall provide a copy of any notice with respect to the alleged default of Landlord under this Lease to any Superior Rights Holder with a security interest in the Buildings of which Tenant has received written notice (by way of recording of an assignment of rents and leases, or otherwise).
21.2    Tenant. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served upon (a) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) hand delivery, or (c) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Tenant at:

c/o Bridgepoint Education, Inc. 13500 Evening Creek Drive, North, Suite 600 San Diego, CA 92128 Attn.: Vice President, Real Estate Telephone: (858) 513-9240 ext. 3769 Telecopier: (877) 285-1165
with required copies to:
Bridgepoint Education, Inc.
13500 Evening Creek Drive, North, Suite 600
San Diego, CA 92128
Attn.: Senior Vice President/General Counsel
Telephone: (858) 668-2586 ext. 4019
Telecopier: (858) 408-2903
and to:
Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, CA 92101
Attn: Thomas W. Turner, Jr., Esq.
Telephone: (619) 515-3276
Telecopier: (619) 235-0398

or at such other place(s) as Tenant shall designate in writing.

If Tenant fails to designate an address, such notice may be mailed to Tenant's Premises in the Building.
21.3    In General. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

22.    RULES AND REGULATIONS.
22.1    Compliance with Rules and Regulations. Tenant agrees for itself and for its Responsible Parties to comply with the rules and regulations listed on Exhibit “G” attached hereto and with all reasonable modifications and additions thereto which Landlord may make from time to time (collectively, the “Rules and Regulations”); provided such modifications and additions adopted after the Effective Date shall not impose any additional unreasonable burdens or additional unreasonable liabilities on Tenant. Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce generally the Rules and Regulations in a uniform and non-discriminatory manner.
22.2    Notwithstanding anything to the contrary contained in the Rules and Regulations, the following shall apply to Tenant: (i) with respect to Paragraph 5 of the Rules and Regulations, the term “locks” in the third line shall refer to all door locks; (ii) with respect to the second sentence of Paragraph 7 of the Rules and Regulations, Tenant may provide a general listing unless Landlord expressly request a detailed listing; (iii) with respect to the fourth sentence of Paragraph 7 of the Rules and Regulations, the following is added at the end thereof, “except to the extent caused by the negligence or willful misconduct of Landlord.”; (iv) with respect to Paragraph 11 of the Rules and Regulations, Tenant may bring a service dog into the Mall Premises solely for the limited purpose of participation in classroom demonstrations; (v) with respect to the second sentence of Paragraph 14 of the Rules and Regulations, for purpose of clarification, the Labor Disruption referred to therein shall be caused by Tenant, its employees, agents or invitees or Tenant's activities or business operations; (vi) with respect to the last sentence of Paragraph 15 of the Rules and Regulations, Tenant may use more than its proportionate share of telephone lines and other telecommunications facilities subject to Landlord's reasonable approval; (vii) with respect to Paragraph 16 of the Rules and Regulations, the vending machines referred to therein may be used exclusively by Tenant's employees, agent s and invitees, provided that only beverages and pre-packaged snacks and candies may be sold from such vending machines, and (viii) with respect to Paragraph 25 of the Rules and Regulations, the incremental cost to Landlord, as reasonably approved in advance by Tenant, to have cleaning work performed outside the hours of 5:30 PM through 9:30 PM (the hours between 5:30 PM through 9:30 PM being referred to herein as “Normal Cleaning Hours”) shall be paid by Tenant, provided however, if Tenant does not approve such cost or the performance of such work outside of Normal Cleaning Hours, then Tenant shall be obligated to comply with the provisions of Paragraph 25.
23.    [INTENTIONALLY OMITTED].
24.    BROKERAGE. Landlord and Tenant represent and warrant to each other that it has dealt only with CB Richard Ellis (“Tenant's Broker”), as Tenant's exclusive agent, and CB Richard Ellis (“Landlord's Broker,” and together with Tenant's Broker, collectively, the “Brokers”), as Landlord's exclusive agent, in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with Landlord's Broker. Within thirty (30) days after Landlord pays such brokerage fee to Tenant's Broker, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Broker to waive and release, pursuant to a signed instrument reasonably satisfactory to Landlord, any and all lien rights that Tenant's Broker may have in connection with this Lease, including, without limitation, any and all lien rights pursuant to the Commercial Real Estate Brokers Commission Security Act, Colo. Rev. Stat. §§ 38-22.5-101 et seq. Tenant hereby agrees to indemnify and hold the Landlord Parties harmless of and from any and all Claims (a) by reason of any claim of, or liability to, any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease or (b) arising from Tenant's breach of this Section 24. Landlord hereby agrees to indemnify and hold Tenant harmless of and from any and all Claims (i) by reason of any claim of, or liability to, any other broker or other person claiming through Landlord and arising out of or in connection with the negotiation, execution and delivery of this Lease or (ii) arising from Landlord's breach of this Section 24.
25.    GENERAL PROVISIONS.
25.1    Landlord's Reserved Rights. Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (a) To change any Building's and/or the Building Complex's name or street address upon thirty (30) days' prior written notice to Tenant; (b) To install, affix and maintain all signs on the exterior and/or interior of the Buildings and the Building Complex; (c) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (d) Upon reasonable notice to Tenant, to display the Premises to prospective purchasers or lenders at reasonable hours at any time during the Lease Term and to prospective tenants at reasonable hours during the last eighteen (18) months of the

Lease Term; (e) To grant to any party the exclusive right to conduct any business or render any service in or to the Buildings and/or the Building Complex, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the Permitted Use; and (f) To close the Buildings after Ordinary Business Hours, except that Tenant shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that are comparable to the Building in size, age, class, quality and location.
25.2    Financial Reports. Upon the request of Landlord, Tenant shall provide an annual financial report and balance sheet (collectively, “Financial Reports”) to Landlord for Tenant's preceding fiscal year; provided, however, (a) Tenant shall not be required to provide Financial Reports more than once per Lease Year (except to the extent required by any Superior Rights Holder or prospective purchaser of any Building ) and (b) upon Tenant's request, Landlord shall sign and deliver a reasonable confidentiality agreement with respect to the Financial Reports; provided, further, however, that Tenant shall not be required to provide Financial Reports so long as Tenant is a publicly-traded company, (ii) Tenant is in compliance with the financial reporting requirements from time to time established by the United States Securities and Exchanges Commission and (iii) an Event of Default is not continuing under this Lease.
25.3    Governing Law; No Jury Trial; Venue; Jurisdiction. This Lease shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws principles. Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Buildings are located, and agrees and consents to personal jurisdiction of the courts of the State of Colorado, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease.
25.4    Force Majeure. Any obligation of either party hereunder, other than the obligation to pay money, which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of such party (collectively, “Force Majeure”), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance; provided, however, an event of Force Majeure shall not relieve Tenant of its obligation to make timely payments of Rent due hereunder.
25.5    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.
25.6    Binding Effect. Subject to the terms of Section 16 above, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.
25.7    Headings. The headings and captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of this Lease.
25.8    Entire Agreement; Amendments. This Lease and the Attachments (as defined below) attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Landlord or Tenant has relied. No amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant.
25.9    Time is of the Essence. Time is of the essence hereof.
25.10    Authority. Each party, and the individuals executing this Lease on behalf thereof, represents to the other party that it has full power and authority to enter into, execute and deliver this Lease. Tenant shall, on or before the Effective Date, provide Landlord with a resolution of Tenant's board of directors (or such other evidence as is reasonably satisfactory to Landlord) evidencing that Tenant, and the individual executing this Lease on behalf of Tenant, is authorized to enter into, execute and deliver this Lease.
25.11    Joint and Several; Multiple Tenants. If more than one Person signs this Lease as Tenant (each, a “Tenant Party”), the obligations hereunder imposed shall be joint and several. The violation of this Lease by any Tenant Party is a violation by Tenant. Requests and notices from Landlord to any Tenant Party constitute notice to Tenant. A notice from, consent by (including consent for entry into the Premises) or action taken by any Tenant Party is a notice from, consent by, or action of Tenant.
25.12    Landlord's Right to Perform Tenant Duties. If Tenant fails timely to perform any of its duties under this Lease or any of the Attachments, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Additional Rent under this Lease and shall be due and payable upon demand by Landlord.
25.13    Security System. Landlord shall, as an Operating Expense, throughout the Lease Term provide industry standard level of security patrol and security system to the Buildings; provided, however, Landlord shall not be responsible for damage or injury to Tenant or its Responsible Parties due to the failure, action or inaction of such patrol or system.
25.14    No Light, Air or View Easements. Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Building Complex shall in no way affect this Lease or impose any liability on Landlord.
25.15    No Recording. Except as set forth in Section 20.4(d) above, Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. Any such unauthorized recording shall be an Event of Default for which there shall be no cure or grace period.
25.16    Survival. The waivers of claims or rights, the releases and the obligations of Landlord and Tenant under this Lease to indemnify, protect, defend and hold harmless any parties shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of this Lease.
25.17    No Option. The submission of this document for examination and review does not constitute an option, an offer to lease space in either Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord's execution of the same.
25.18    Counterparts. This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.
25.19    Attachments. The addenda, exhibits, riders and schedules set forth below shall be deemed to be a part of this Lease and are hereby incorporated herein (collectively, “Attachments”):

RIDER 1	—	ADDITIONAL PROVISIONS
EXHIBIT “A-1” through “A-4”	—	DEPICTIONS OF THE PREMISES
EXHIBIT “A-5” through “A-6”	—	DEPICTIONS OF THE EXPANSION PREMISES
EXHIBIT “A-7” through “A-12”	—	DEPICTIONS OF THE REFUSAL PREMISES
EXHIBIT “B-1”	—	LANDLORD BASE BUILDING WORK
EXHIBIT “B-2”	—	WORK LETTER
EXHIBIT “B-3”	—	TENANT STANDARDS
EXHIBIT “C”	—	PARKING RULES AND REGULATIONS
EXHIBIT “D”	—	COMMENCEMENT DATE LETTER
EXHIBIT “E”	—	JANITORIAL SPECIFICATIONS

EXHIBIT “F”	—	FORM OF SNDA
EXHIBIT “G”	—	RULES AND REGULATIONS
EXHIBIT “H”	—	THE SIGNAGE PLAN
EXHIBIT “I”	—	ACCESS BY SUITE 120 TENANT
EXHIBIT “J”	—	PROHIBITED USES

25.20    Tenant Publicly Traded. Landlord acknowledges and agrees that, as of the Effective Date: (a) Bridgepoint is a publicly-traded company with securities registered under the Securities and Exchange Act of 1934, as amended, (b) Tenant may deem this Lease (together with its exhibits) to be a material contract that needs to be filed as an exhibit to one or more of Tenant's public filings with the Securities and Exchange Commission (“SEC”), in which case Tenant will file this Lease (together with its exhibits) as an exhibit to one or more of Tenant's public filings with the SEC, with such redactions of competitively sensitive information in such exhibit to the extent Tenant deems advisable and appropriate under published SEC guidance (provided that Tenant will use best efforts to obtain a grant of confidential treatment from the SEC for competitively sensitive information contained in this Lease, including any such information identified by Landlord as being competitively sensitive); and (c) the execution of this Lease by Tenant may be an event requiring disclosure under applicable SEC rules and regulations, including disclosure in a Current Report on Form 8-K. Notwithstanding the foregoing, Tenant agrees that it shall not make any disclosure of information found in the Lease that Landlord has identified as being competitively sensitive information, without prior consultation with Landlord.
25.21    Not an Offer. Neither Landlord nor Tenant shall be bound by this Lease until the Lease has been executed and delivered by each party to the other party.
[signature pages follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

CCP/MS SSIII Denver Tabor Center I Property Owner LLC,
a Delaware limited liability company

By:	/s/ Stephen E. Budorick
Name:	Stephen E. Budorick
Its:	Vice President

TENANT:

BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By:	/s/ Andrew S. Clark
Name:	Andrew S. Clark
Title:	President and CEO

By:	/s/ Diane L. Thompson
Name:	Diane L. Thompson
Title:	Senior Vice President, Secretary and General Counsel

RIDER 1
ADDITIONAL PROVISIONS
THIS RIDER 1 TO LEASE (this “Rider 1”) is attached to and made a part of that certain Lease dated as of August 8, 2011 (the “Lease”), by and between CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease.
26.    RIDER 1. Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider 1 forms a part of the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control. All of the rights, options and concessions set forth in this Rider 1, except the signage rights set forth in Section 31 hereof, are personal to the Tenant first named above (together with any assignee that assumes this Lease pursuant to Permitted Transfer, collectively, “Original Tenant”), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant's interest in the Lease). Except as set forth in Section 31 hereof, all references to “Tenant” in this Rider 1 shall mean Original Tenant only. Time is of the essence of this Rider 1.
27.    ABATED RENT; CAP ON CONTROLLABLE OPERATING EXPENSES.
27.1    Abated Rent; Rent Credit Option.
(a)    So long as an Event of Default is not continuing under the Lease, Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Operating Expenses for the Premises shall be abated during the following periods (each, an “Abated Rent Period,” and, collectively, the “Abated Rent Periods”):
Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Operating Expenses for Phase 1 shall be fully abated during the first [***] months of the Lease Term, commencing as of the Commencement Date and ending on and including the date immediately preceding the [***] month anniversary of the Commencement Date;
Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Operating Expenses for Suite 200 of the Mall Premises (which is part of Phase 2) shall be fully abated during [***] months of the Lease Term, commencing as of the Phase 2 Commencement Date and ending on and including the date immediately preceding the [***] month anniversary of the Phase 2 Commencement Date; and
Tenant's obligation to pay Base Rent and Tenant's Pro Rata Share of Operating Expenses for the Tower Premises (which is part of Phase 2) shall be fully abated during [***] months of the Lease Term, commencing as of the Phase 2 Commencement Date and ending on and including the date immediately preceding the [***] month anniversary of the Phase 2 Commencement Date.
(b)    Such abatement shall apply to Base Rent and Tenant's Pro Rata Share of Operating Expenses payable under the Lease during the Abated Rent Periods. Base Rent and Tenant's Pro Rata Share of Operating Expenses for any calendar month in which an Abated Rent Period expires shall be prorated based upon the number of days in the applicable month, and all such Base Rent and Tenant's Pro Rata Share of Operating Expenses shall be due and payable for the actual days that elapse during the remainder of the month in which such Abated Rent Period expires. If Tenant breaches the Lease at any time during the Lease Term and such breach is not cured within the applicable cure period, then the unamortized amount of Base Rent and Tenant's Pro Rata Share of Operating Expenses which would otherwise have been due and payable during the Abated Rent Periods shall immediately become due and payable by Tenant as Additional Rent. The payment by Tenant of all abated Rent shall not limit or affect any of Landlord's other rights and remedies under the Lease, or at law or in equity. During the Abated Rent Periods, only the applicable Base Rent and Tenant's Pro Rata Share of Operating Expenses shall be abated, and all other costs and charges specified in the Lease shall remain due and payable pursuant to the Lease.
(c)    At any time prior to the expiration of the Abated Rent Periods, Landlord shall have the right (the “Rent Credit Option”), but not the obligation, in lieu of the abatement of Rent set forth in this Rider 1, to disburse to Tenant, in lump sum or monthly installments, an amount equal to the Rent that would have otherwise been abated or partially abated pursuant to this Rider 1 . So long as Landlord exercises the Rent Credit Option and actually disburses
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

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said amount, (i) the abatement of Rent set forth in this Rider 1 shall be of no further force or effect and (ii) Tenant shall pay all Rent at the time and in the manner set forth in the Lease. Tenant shall reasonably cooperate with Landlord, including reasonable amendments to this Lease, to permit Landlord to exercise the Rent Credit Option in a manner reasonably required by Landlord or any Superior Rights Holder; provided, however, in no event shall the exercise of the Rent Credit Option reduce the net rent concession granted to Tenant pursuant to this section of Rider 1.
27.2    Controllable Operating Expenses.
(a)    Controllable Operating Expenses. “Controllable Operating Expenses” shall mean all Operating Expenses, excepting and excluding the following: (i) Taxes; (ii) Energy Expenses, (iii) Insurance Expenses, and (iv) snow, ice and debris removal expenses.
(b)    Cap On Controllable Operating Expenses. Notwithstanding anything to the contrary contained herein, Tenant's Pro Rata Share of Controllable Operating Expenses for the second (2nd) full Lease Year shall be capped at an amount equal to one hundred five percent (105%) of Tenant's Pro Rata Share of Controllable Operating Expenses payable for the first full Lease Year (annualized, if Tenant's Pro Rata Share of Controllable Operating Expenses is not payable pursuant to this Lease for any portion of the first full Lease Year) (such amount shall constitute the "Cap Amount" for the second [2nd] Lease Year). For each Lease Year and Partial Lease Year thereafter, Tenant's Pro Rata Share of Controllable Operating Expenses shall be capped at an amount equal to one hundred five percent (105%) of the Cap Amount for the immediately preceding Lease Year (which shall constitute the "Cap Amount" for such Lease Year). Tenant shall pay the actual amount of Tenant's Pro Rata Share of Operating Expenses that are not Controllable Operating Expenses (“Uncapped Expenses”) throughout the Term of this Lease and said Uncapped Expenses shall not be subject to the cap described in this grammatical paragraph.
28.    OPTION TO RENEW.
28.1    Grant of Option. Subject to the terms and conditions of this Rider 1, Tenant shall have two (2) options (each, a “Renewal Option”) to renew the Lease for consecutive additional periods of sixty (60) months each (each, a “Renewal Term,” and, collectively, the “Renewal Term”). There shall be no additional renewal terms beyond the Renewal Terms set forth herein. Tenant must exercise each Renewal Option by giving Landlord written notice (the “Option Exercise Notice”) of its election to do so no later than nine (9) months, and no earlier than twenty-one (21) months, prior to the expiration of the then-current Lease Term. If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease.
28.2    Terms and Conditions of Option. Each Renewal Term shall be on all the terms and conditions of the Lease, except that Landlord shall have no additional obligation for free rent, rent abatement, leasehold improvements or for any other tenant inducements for the Renewal Term, and Base Rent and Operating Expenses shall be adjusted to Market Rent (as defined below).
28.3    Market Rent. “Market Rent” means the annual amount per square foot (inclusive of Operating Expenses) that a willing tenant would pay and a willing landlord would accept in arm's length bona fide negotiations, for a renewal lease of premises of like quality, excluding the value of any improvements or additions installed at Tenant's sole cost and expense, on the same terms and conditions in the Buildings or in any other building in the Denver Central Business District (“CBD”) of like quality and location for the specified period of time, and upon comparable lease transactions. Market Rent may vary between the Mall Premises and the Tower Premises, for all purposes of this Section 28.
28.4    “Baseball” Arbitration. Within thirty (30) days following Landlord's receipt of Tenant's Option Exercise Notice, Landlord shall initially deliver to Tenant a designation of Market Rent (“Landlord's Market Rent Designation”), and Landlord shall furnish data in support of such designation. Within thirty (30) days after receipt of Landlord's Market Rent Designation, Tenant shall elect, in writing, either (i) to accept Landlord's Designation (an “Acceptance Notice”), (ii) to withdraw the exercise of its option to renew (a “Withdrawal Notice”) or (iii) to submit the determination of market rent to “baseball” arbitration in accordance with subsections (b) through (f) below (the “Arbitration Notice”). Tenant's failure to timely deliver either an Acceptance Notice, a Withdrawal Notice or an Arbitration Notice shall be deemed at Tenant's election to deliver an Arbitration Notice. Upon the timely giving of an Acceptance Notice or an Arbitration Notice, the Lease Term shall be deemed extended without the need for further act or deed of either party. Following Tenant's delivery of an Arbitration Notice, Landlord and Tenant shall attempt to agree upon such Market Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's delivery of an Arbitration

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Notice (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Market Rent and such determination shall be submitted to “baseball” arbitration in accordance with subsections (b) through (f) below.
(a)    In the event that Landlord fails to timely generate the initial written notice of Landlord's Market Rent Designation which triggers the negotiation period of this Section, then Tenant may commence such negotiations by providing the initial Market Rent notice, in which event Landlord shall have fifteen (15) days (“Landlord's Review Period”) after receipt of Tenant's notice of the proposed Market Rent within which to accept such proposal. In the event Landlord fails to accept in writing such Market Rent proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon Market Rent using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Market Rent and such determination shall be submitted to arbitration in accordance with subsections (b) through (f) below.
(b)    Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rent within one (1) business day after the exchange and opening of envelopes, then, within ten (10) business days after the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the 10-year period ending on the date of such appointment in the leasing of office projects in the CBD. Neither Landlord nor Tenant shall consult with such arbitrator, directly or indirectly, as to his or her opinion as to Market Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrator, taking into account the requirements of this Section. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within ten (10) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Market Rent (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.
(c)    The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant of such determination.
(d)    The decision of the arbitrator shall be binding upon Landlord and Tenant.
(e)    If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Denver County District Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.
(f)    The cost of arbitration shall be paid by Landlord and Tenant equally.
28.5    Limitations; Termination of Option to Renew. Tenant shall have the right to renew the Lease for the entire Premises hereunder or for only a portion thereof, provided that in each instance such portion is (a) not less than 20,000 rentable square feet in the aggregate, and (b) in the event that Tenant is renewing with respect to only a portion of the Premises on any applicable floor, (1) the remaining portion on such floor (“Remaining Premises”) must be contiguous space, (2) both the Remaining Premises and the non-renewed space on such floor (“Reduction Space”) must be marketable, as reasonably determined by Landlord, (3) both the Remaining Premises and the Reduction Space must have ready access to the then current corridor and elevator lobby without extension or reconfiguration of the corridor or creation of a connecting corridor or reconfiguration of any portion of the Remaining Premises or the Reduction Space and (4) both the Remaining Premises and the Reduction Space must satisfy configuration and code specifications as determined in Landlord's reasonable judgment. In the event the proposed Reduction Space is not acceptable to Landlord due to a failure to satisfy one or more of the conditions set forth above, Landlord and Tenant shall negotiate in good faith to determine the appropriate Reduction Space. In the event of a renewal of this Lease with respect to only a portion of the Premises, Tenant shall no longer have any renewal rights with respect to the Reduction Space. In the event Tenant subleases fifty percent (50%) or more of the Premises (other than a Permitted Transfer), the option to renew shall be extinguished. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this Rider 1. Tenant shall not have the option to renew, as provided in this Rider 1, if, as of the date of the Option Exercise Notice, or as of the scheduled

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commencement date of the Renewal Term, an Event of Default is continuing. Tenant shall be obligated to either install or demise a common corridor for the Reduction Space and the Remaining Premises if necessary to provide access or, at Landlord's election, to reimburse Landlord for the costs incurred by Landlord to install or demise such common corridor.
28.6    Self-Operative; Amendment to Lease. Notwithstanding the fact that, upon Tenant's delivery of an Acceptance Notice or an Arbitration Notice, the renewal of the Lease Term shall be self executing, Landlord and Tenant shall, promptly following Tenant's delivery of an Acceptance Notice or an Arbitration Notice, execute one or more amendments to the Lease reflecting such additional term, and any required adjustments due to any decrease in the size of the Premises.
28.7    Subordinate to Superior Rights. Intentionally omitted.
29.    EXPANSION OPTION.
29.1    Right of Expansion. Subject to the terms and conditions of this Rider 1, Landlord hereby grants to Tenant a right of expansion with respect to the following portions of the Buildings (individually and collectively, “Expansion Space”):

BUILDING	SUITE NUMBER	RENTABLE AREA
Tabor Center Mall	217	4,899
Tabor Center Tower	1,100	20,894

29.2    Exercise for Mall Expansion Space. With respect to the Expansion Space located in Tabor Center Mall (the “Mall Expansion Space”), as depicted on Exhibit “A-5” attached hereto, Tenant shall have the right to add the Mall Expansion Space to the Premises, effective not later than the eighteenth (18th) full calendar month after the Commencement Date. Tenant shall exercise its option to add the Mall Expansion Space to the Premises (the “Mall Expansion Option”) by giving Landlord written notice (the “Mall Expansion Notice”) of its election to do so no later than nine (9) full calendar months prior to the addition of the Mall Expansion Space to the Premises. If Tenant fails to timely deliver the Mall Expansion Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its expansion rights with respect to the Mall Expansion Space, as aforesaid, and Tenant's right with respect to the Mall Expansion Space shall revert to a Right of First Refusal on the same terms and conditions illustrated below in Section 30. In the event that Tenant properly exercises the Mall Expansion Option, all terms and conditions of this Lease shall apply to the Mall Expansion Space as part of the Premises, except as otherwise set forth in this Rider 1, provided that (a) the Base Rent for the Mall Expansion Space shall be on a per rentable square foot basis, at the then applicable Tabor Center Mall Base Rental Rate, (b) Tenant shall receive a tenant improvement allowance for the Mall Expansion Space in an amount equal to [***] per rentable square foot multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the date that the Mall Expansion Space is added to the Premises and the denominator of which is 129, (c) Tenant shall receive an abatement of Base Rent and Operating Expenses with respect to the Mall Expansion Space in an amount equal to six (6) months multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the date that the Mall Expansion Space is added to the Premises and the denominator of which is 129, (d) Base Operating Expenses shall continue to be those for calendar year 2012, (e) Tenant's Pro Rata Share shall be adjusted accordingly, and (f) the limitations set forth in Section 29.5 of this Rider 1 shall apply. Notwithstanding anything herein to the contrary, Landlord shall have the right to reduce the square footage of the Mall Expansion Space in the event that in performing Landlord's Base Building Work, Landlord expands the size of the public restrooms on the second floor retail level of Tabor Center Mall. In such event, Landlord shall so notify Tenant and provide an updated Exhibit “A-5” to be substituted for the current Exhibit “A-5” in this Lease and this Lease shall be deemed amended to reflect the new rentable area of the Mall Expansion Space and the new Exhibit “A-5”.
29.3    Exercise for Tower Expansion Space. With respect to the Expansion Space located in Tabor Center Tower (the “Tower Expansion Space”), as depicted on Exhibit “A-6” attached hereto, Tenant shall have the right to add the Tower Expansion Space to the Premises, with a delivery date of December 1, 2012 (provided, however, that in the event Tenant desires to add the Tower Expansion Space, Landlord shall use reasonable efforts to deliver the Tower Expansion Space sooner, in the event that the current tenant of the Tower Expansion Space vacates such space early). Tenant shall exercise its option to add the Tower Expansion Space to the Premises (the “Tower Expansion Option”) by giving Landlord written notice (the “Tower Expansion Notice”) of its election to do so not later than December 31, 2011. If Tenant fails to timely deliver the Tower Expansion Notice in strict accordance with this Rider 1 and the notice provisions of the Lease, then Tenant shall be deemed to have waived its expansion rights with respect to the Tower Expansion
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

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Space, as aforesaid, and Tenant right with respect to the Tower Expansion Space shall revert to a Right of First Refusal on the same terms and conditions illustrated below in Section 30. In the event that Tenant properly exercises the Tower Expansion Option, all terms and conditions of this Lease shall apply to the Tower Expansion Space as part of the Premises, except as otherwise set forth in this Rider 1, provided that (a) the Base Rent for the Tower Expansion Space shall be on a per rentable square foot basis, at the then applicable Tabor Center Tower Base Rental Rate, (b) Tenant shall receive a tenant improvement allowance for the Tower Expansion Space equal to [***] per rentable square foot multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the date that the Tower Expansion Space is added to the Premises and the denominator of which is 129, (c) Tenant shall receive an abatement of Base Rent and Operating Expenses with respect to the Tower Expansion Space equal to nine (9) months multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the date that the Tower Expansion Space is added to the Premises and the denominator of which is 129, (d) Base Operating Expenses shall continue to be those for calendar year 2012, (e) Tenant's Pro Rata Share shall be adjusted accordingly, and (f) the limitations set forth in Section 29.5 of this Rider 1 shall apply.
29.4    Subordinate to Superior Rights. Notwithstanding the foregoing, such expansion rights of Tenant shall be subject to the following existing rights of current tenants in the Building Complex (the “Superior Expansion Space Right Holder”): Hogan Lovells (and its successors and assigns) has an ongoing right of first refusal with respect to certain space on the 11th floor of Tabor Center Tower and ViaWest has the right to renew its lease with respect to the space it currently occupies for an additional five years.
29.5    Other Terms and Conditions. Tenant shall take each Expansion Space in its “AS IS” condition, and, except as expressly set forth in this Rider 1, Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for any Expansion Space. The term of the Lease for the applicable Expansion Space, and Tenant's obligation to pay Rent for such Expansion Space, shall commence upon the date that Landlord delivers such Expansion Space to Tenant and shall terminate on the Expiration Date.
29.6    Limitations. Tenant shall not have the right to lease any Expansion Space, if, as of the date of the attempted exercise of any Expansion Option by Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, an Event of Default is continuing.
29.7    Amendment to Lease. If Tenant timely exercises Tenant's right to lease any Expansion Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant's receipt of an initial amendment draft from Landlord, execute an amendment to the Lease for such Expansion Space upon the terms and conditions as set forth in this Rider 1.
30.    RIGHT OF FIRST REFUSAL.
30.1    Grant of Right of First Refusal. If at any time during the initial Lease Term any lease for any portion of the (i) approximately 4,899 rentable square feet of space known as Suite No. 217 on the second (2nd) floor of the Tabor Center Mall, shown on the demising plan attached hereto as Exhibit “A-7” (the “217 Refusal Space”), (ii) approximately 7,476 rentable square feet of space known as Suite No. 2-180 on the second (2nd) floor of the Tabor Center Mall, shown on the demising plan attached hereto as Exhibit “A-8” (the “2-180 Refusal Space”), (iii) approximately 21,191 rentable square feet of space known as Suite No. 600 on the sixth (6th) floor of the Tabor Center Tower, shown on the demising plan attached hereto as Exhibit “A-9” (the “600 Refusal Space”), (iv) approximately 21,193 rentable square feet of space known as Suite No. 900 on the ninth (9th) floor of the Tabor Center Tower, shown on the demising plan attached hereto as Exhibit “A-10” (the “900 Refusal Space”), (v) approximately 21,192 rentable square feet of space known as Suite No. 1000 on the tenth (10th) floor of the Tabor Center Tower, shown on the demising plan attached hereto as Exhibit “A-11” (the “1000 Refusal Space”), or (vi) approximately 21,383 rentable square feet of space known as Suite No. 2700 on the twenty seventh (27th) floor of the Tabor Center Tower, shown on the demising plan attached hereto as Exhibit “A-12” (the “2700 Refusal Space”) (each of the 217 Refusal Space and the 2-180 Refusal Space being referred to herein as the “Mall Refusal Spaces”; the 600 Refusal Space, the 900 Refusal Space, and the 1000 Refusal Space being herein referred to as the “Tower Refusal Spaces”; and each of the 217 Refusal Space, the 2-180 Refusal Space, the 600 Refusal Space, the 900 Refusal Space, the 1000 Refusal Space and the 2700 Refusal Space being referred to herein as a “Refusal Space”), shall expire and if Landlord intends to enter into a lease for any such Refusal Space (“Proposed Lease”) with any party other than the party currently occupying or leasing such Refusal Space, then Landlord shall first offer to Tenant the right to lease such Refusal Space as part of the Premises upon the terms and conditions of the Proposed Lease (the “Right of First Refusal”). Tenant's Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant, other than the party then occupying or leasing such Refusal Space, (the “Prospect”) interested in leasing such Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms and conditions under
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

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which Landlord is prepared to lease such Refusal Space to such Prospect, which terms and conditions shall be prorated to reflect the remaining term of the Lease (including any then-exercised Renewal Option or any Renewal Option required to be exercised as provided for under Section 30.2 of this Rider 1), and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within five (5) business days after the date of the Advice. Tenant shall be deemed to have declined to exercise this Right of First Refusal if its Notice of Exercise is delayed or if the Notice of Exercise changes any term or condition of the Advice. Notwithstanding the foregoing, Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if:
(a)    an Event of Default by Tenant exists at the time that Landlord would otherwise deliver the Advice; or
(b)    the Premises, or any portion thereof (other than pursuant to a Permitted Transfer), is sublet at the time Landlord would otherwise deliver the Advice; or
(c)    the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or
(d)    such Refusal Space is not intended for the exclusive use of Tenant during the Lease Term; or
(e)    Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.
30.2    Terms for Refusal Space.
(a)    The term for the applicable Refusal Space shall commence upon the commencement date stated in the Advice (the “Refusal Space Commencement Date”) and shall be co-terminus with the Lease Term. Upon the Refusal Space Commencement Date, such Refusal Space shall be considered a part of the Premises. In the event that Tenant provides a Notice of Exercise with respect to an Advice within the final three (3) years of the Lease Term, it shall also be required to exercise the next applicable Renewal Option, if any, as to the applicable Refusal Space only.
(b)    Tenant shall pay Base Rent and Operating Expenses for the applicable Refusal Space in accordance with the terms and conditions of the Advice and, except as otherwise set forth herein, all of the terms stated in the Advice shall govern Tenant's occupancy of such Refusal Space; provided, however, all other non-conflicting terms and conditions of the Lease shall govern Tenant's occupancy of such Refusal Space.
(c)    With respect to the Mall Refusal Spaces, in the event that Tenant provides a Notice of Exercise with respect to an Advice within eighteen (18) months of the Commencement Date, the Base Rent for a Mall Refusal Space shall be on a per rentable square foot basis, at the then applicable Phase 1 Mall Premises Base Rental Rate, (b) Tenant shall receive a tenant improvement allowance for such Mall Refusal Space equal to [***] per rentable square foot multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the Refusal Space Commencement Date and the denominator of which is 129, (c) Tenant shall receive an abatement of Base Rent and Operating Expenses with respect to such Mall Refusal Space equal to [***] months multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the Refusal Space Commencement Date and the denominator of which is 129, and (d) Tenant's Pro Rata Share shall be adjusted accordingly.
(d)    With respect to the Tower Refusal Spaces (which does not include the 2700 Refusal Space), in the event that Tenant provides a Notice of Exercise with respect to an Advice within fifteen (15) months of the Commencement Date, the Base Rent for such Tower Refusal Space shall be on a per rentable square foot basis, at the then applicable Tower Premises Base Rental Rate, (b) Tenant shall receive a tenant improvement allowance for such Tower Refusal Space equal to [***] per rentable square foot multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the Refusal Space Commencement Date and the denominator of which is 129, (c) Tenant shall receive an abatement of Base Rent and Operating Expenses with respect to such Refusal Space equal to [***] months multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Lease Term on the Refusal Space Commencement Date and the denominator of which is 129, and (d) Tenant's Pro Rata Share shall be adjusted accordingly.
(e)    The applicable Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its as is condition and as-built configuration existing on the Refusal Space Commencement Date, unless the Advice specifies work to be performed by Landlord in such Refusal Space, in which case Landlord shall perform such
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

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work in such Refusal Space. Except as expressly set forth in this Section 30, Landlord shall have no additional obligation for free rent, rent abatement, leasehold improvements or for any other tenant inducements for any Refusal Space. If Landlord is delayed delivering possession of such Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such Refusal Space, and the Refusal Space Commencement Date shall be postponed until the date Landlord delivers possession of such Refusal Space to Tenant free from occupancy by any party.
(f)    Landlord reserves the right upon receipt of the Notice of Exercise to request Tenant's current financial records in a form reasonably acceptable to Landlord, to review Tenant's current financial condition and to adjust the security required under the Advice as reasonably determined by Landlord. Notwithstanding the foregoing, if Tenant is a publicly traded company, Landlord will obtain such financial information through Tenant's public filings.
30.3    Termination of Right of First Refusal. The rights of Tenant hereunder with respect to each Refusal Space shall terminate upon the earlier to occur of (a) the date that is two (2) years prior to the Expiration Date (provided, however, that Tenant's Right of First Refusal shall not be deemed terminated by this Section 30.3 if Tenant agrees to exercise a Renewal Option in Section 28 of this Rider 1), (b) Tenant's failure to exercise its Right of First Refusal within the five (5) business day period provided in Section 30.1 above and another party leases such space, only rights pertaining to such specific “Refusal Space” shall be terminated; and (c) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 30.1 above. Notwithstanding subsections (b and (c) above, if Landlord does not enter into a lease for the applicable Refusal Space within six (6) months after the date of the Advice, or the lease for such Refusal Space shall expire, then Tenant shall once again have a Right of First Refusal with respect to such Refusal Space.
30.4    Subordination. Notwithstanding anything herein to the contrary, Tenant's Right of First Refusal is subject and subordinate to (a) any tenant leasing all or any portion of same floor as the applicable Refusal Space as of the Effective Date; (b) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building Complex regarding the Refusal Spaces existing on the Effective Date; (c) the right of Landlord to lease the 2700 Refusal Space to First Western Financial; and (d) Landlord's right to retain the use of the space for its own internal use, including, but not limited to, use by an affiliate or subsidiary of Landlord or use as a management office. If Landlord provides Tenant with an Advice for any applicable Refusal Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other Refusal Space (such other Refusal Space subject to such expansion rights is referred to herein as the “Encumbered Refusal Space”) and Tenant does not exercise its Right of First Refusal to lease the Refusal Space described in the Advice, Tenant's Right of First Refusal with respect to the Encumbered Refusal Space shall be subject and subordinate to all such expansion rights contained in the Advice.
30.5    Subordinate to Superior Rights. Notwithstanding the foregoing, such Right of First Refusal of Tenant shall be subject to the following existing rights of current tenants in the Building Complex (the “Superior Expansion Space Right Holder”): Hogan Lovells (and its successors and assigns) has an ongoing right of first refusal with respect to space on the 11th floor of Tabor Center Tower.
30.6    Limitations. Tenant shall not have the right to lease any Refusal Space, if, as of the date of the attempted exercise of a Right of First Refusal by Tenant, or as of the scheduled date of delivery of such Refusal Space to Tenant, an Event of Default is continuing.
30.7    Amendment to Lease. If Tenant timely exercises its right to lease any Refusal Space as set forth herein, Landlord and Tenant shall, within fifteen (15) days of receipt of an initial amendment draft from Landlord, execute an amendment to the Lease for such Refusal Space upon the terms and conditions as set forth in the Advice and this Rider 1.
31.    SIGNAGE
31.1    Exterior Signage. So long as (i) no Event of Default has occurred and is continuing; (ii) Tenant leases and occupies at least Suite 110 (as shown on Exhibit “A-1”) and Suite 350 (as shown on Exhibit “A-3”) in the Tabor Mall Center, and (iii) Tenant installs the Ground Level Sign (as hereinafter defined) and the Parapet Signage within 24 months following the date of this Lease, Tenant shall have the right to install and maintain one exterior sign above the 16th Street mall entrance in the location shown on Exhibit H (the “Ground Level Sign”) and two exterior signs on the building parapet on both corners above the outdoor deck near the D&F Tower in the locations shown on Exhibit H (collectively, the “Parapet Signage”, and together with the Ground Level Sign, the “Exterior Signage”), each of which will only display

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the name and logo shown on the sign plan on Exhibit H or otherwise approved by Landlord. The size, design, appearance and location of the Exterior Signage shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed, and the approval of the City of Denver and any other applicable governmental authorities, and Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals in connection with the Exterior Signage. All costs in connection with the Exterior Signage, including any costs for the design, installation, supervision of installation, wiring, maintenance, repair and removal of the Exterior Signage, will be at Tenant's expense. Tenant shall maintain the Exterior Signage in first class condition. No more than one (1) name shall be on each of the Exterior Signage and Tenant may not change the name on the Exterior Signage without Landlord's prior approval, which approval Landlord may withhold if it deems it appropriate and reasonable with respect to the Building Complex. Upon termination of the Lease or Tenant's right to possession of the Premises, at Tenant's cost, Tenant shall remove the Exterior Signage and restore the Building Complex to the condition it was in prior to installation of the Exterior Signage, ordinary wear and tear excepted. If any one or more of the conditions set forth in subparagraphs (i) - (iii) above are no longer satisfied, then Landlord shall have the right to require Tenant to remove the Exterior Signage for the period during which such condition is not satisfied and restore the Building Complex to the condition it was in prior to installation of the Exterior Signage, at Tenant's cost (or if Tenant fails to remove the Exterior Signage within ten (10) days after written request from Landlord, then Landlord may remove the Exterior Signage and restore the Building Complex and Tenant shall pay Landlord all costs related thereto, as Additional Rent. The portions of the Building Complex upon which the Exterior Signage is or will be located is referred to herein collectively as the “Signage License Area.” Landlord makes no representation or warranty as to the fitness for any purpose of the Signage License Area and shall have no liability of any kind or nature directly or indirectly arising from or related to the Signage, except to the extent caused by Landlord. Notwithstanding anything in this Rider 1 to the contrary, in no event may the Exterior Signage or the installation thereof penetrate the Building's roof, the roof's membrane, nor any marble or other specialty stone located in or on the Building Complex.
31.2    Directory Board and Directional Suite Signage.
(a)    Directory Board and Directional Suite Signage. Landlord shall provide directory board signage on the directory board (the “Directory Board”) located in the lobby of the Tabor Center Tower and directional suite signage, if appropriate, on each floor of the Premises (the “Directional Suite Signage”). Tenant shall have the right, throughout the Lease Term, to have its name located on the Directory Board (“Tenant's Directory Board Signage”) and Directional Suite Signage (“Tenant's Directional Suite Signage”). The Directory Board may be static or electronic.
(b)    Building Standard. In order to insure the consistent quality and appearance of the Building, the style, color and items to be used in the construction and installation of Tenant's Directory Board Signage and Tenant's Directional Suite Signage shall be made in Landlord's reasonable discretion.
(c)    Revisions. Any necessary revision to Tenant's Directory Board Signage and Tenant's Directional Suite Signage will be made by Landlord, at Tenant's sole cost and expense, within a reasonable time after written notice from Tenant of the change making the revision necessary.
32.    Telecommunications and roof rights. Landlord acknowledges that Tenant shall have the right to locate one (1) satellite dish not to exceed twenty-four (24) inches in diameter (the “Telecommunication Equipment”) on the roof of the Building (as used in this Section 32, “Building” shall mean the Tabor Center Tower only). In addition, Tenant shall have the right to locate the necessary cables from the Telecommunications Equipment (collectively, the “Cables”) in and through the risers (the “Risers”) of the Building to the Premises. Landlord is willing to permit Tenant to use at least its pro rata share of the Risers to accommodate its Cables and to allow Tenant to place the Telecommunications Equipment on the roof only upon the terms and conditions set forth in this Section 32.
32.1    Grant of Telecommunications License.

(a)
Grant of Rooftop License. Landlord grants to Tenant a non-exclusive license for the Lease Term, for the purpose of maintaining and operating the Telecommunications Equipment (“Rooftop License”) on a portion of the roof of the Building in a location reasonably designated by Landlord from time-to-time (the “Telecommunications License Area”).

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(b)
Grant of Riser License. Landlord grants to Tenant a non-exclusive license (“Riser License” and, together with the Rooftop License, collectively, the “Telecommunications License”) for the Lease Term, for the purpose of maintaining and operating the Cables. The Telecommunications Equipment and the Cables, together with any Related Equipment (as hereinafter defined), are sometimes referred to in this Section 32 collectively as “Tenant's Telecommunications Property”.

(c)
No Assignment. No third party (other than an occupant of the Premises permitted pursuant to Section 16 of this Lease, may use Tenant's Telecommunications Property nor may Tenant receive any fees or other payment for the use of Tenant's Telecommunications Property or the Telecommunications License.

(d)
Disclaimer. Landlord makes no representation or warranty as to the fitness for any purpose of the Telecommunications License Area or the Risers and shall have no liability of any kind or nature directly or indirectly arising from or related to Tenant's Telecommunications Property or the Related Equipment (as defined below).

32.2    Installation. Tenant shall cause the installation of the Telecommunications Equipment and the Cables by a contractor reasonably approved by Landlord, if at all; provided, however, any roof penetrations shall be made by Landlord's roofing contractor. All installation expenses shall be at Tenant's sole cost and expense, subject to the Allowance set forth in Exhibit “B-2” to the Lease, if applicable. Installation expenses shall include, but not be limited to, all of the incremental costs related to repairing or replacing the roof or the Risers of the Building in conjunction with such installation and the cost of installation of walkways providing access to the Telecommunications Equipment (collectively, the “Walkways”). Prior to commencing the installation of Tenant's Telecommunications Property and any related equipment, conduits, cables and materials located on the Telecommunications License Area, the Risers or in other parts of the Building (collectively, the “Related Equipment”), Tenant shall submit plans and specifications regarding installation of Tenant's Telecommunications Property and any Related Equipment to Landlord for review and reasonable approval. Tenant shall have a reasonable right of access to the chases and electrical closets located in the Building for purposes of installing, repairing and maintaining the Related Equipment; provided, however, such access shall be subject to the prior reasonable approval of Landlord. The Related Equipment to be installed in electrical closets shall not occupy more than a reasonable number of cubic inches. The plans and specifications shall include load factors, electrical platforms leading to Tenant's Telecommunications Property and any other specifications as Landlord may require. Tenant agrees that Landlord may require certain aesthetic specifications concerning the appearance of Tenant's Telecommunications Property and any Related Equipment, which specifications shall be in the reasonable discretion of Landlord.
32.3    Telecommunications License Term. Tenant's right to use the Telecommunications License Area and the Risers shall commence on the date on which Tenant commences installation of Tenant's Telecommunications Property or any of the Related Equipment, but in no event earlier than the Commencement Date, and shall terminate upon the termination of the Lease, as such Lease Term may be extended or renewed, unless earlier terminated.
32.4    Removal. On or before thirty (30) days following the end of the Lease Term, the Telecommunications Equipment, the Cables, the Walkways and the Related Equipment shall be removed by Tenant at its expense, using a contractor reasonably approved by Landlord, and Tenant shall reimburse Landlord for the actual, reasonable third party costs of repair of any damage to the Building, the Risers and the roof caused by the removal thereof.
32.5    Reroofing and Repair. Tenant acknowledges that Landlord may repair or install a new roof on the Building from time-to-time during the Lease Term. Landlord, its roofing contractor or consultant and Tenant shall coordinate the repair and/or reroofing of the roof of the Building and Tenant shall pay in advance on demand all reasonable increases in costs of repair or reroofing arising from or related to the Telecommunications Equipment, the Cables, the Walkways and the Related Equipment. Furthermore, to the extent that the Telecommunications Equipment, the Cables, the Walkways or any Related Equipment need to be dismantled, relocated, repaired or replaced in conjunction with such reroofing or repair, Tenant shall perform the same through a contractor reasonably approved by Landlord, all reasonable costs and expenses shall be borne by Tenant, and Landlord shall have no liability in connection therewith, including, without limitation, any interruption in service.
32.6    Permits. Prior to commencing the installation of the Telecommunications Equipment, the Cables, the Walkways and/or the Related Equipment, Tenant shall, at Tenant's sole cost and expense, obtain each and every permit, including building permits and approvals of any applicable architectural control committee, for the same and deliver permits and approvals to Landlord; provided, however, Landlord shall, at no cost to Landlord, use reasonable efforts to

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assist Tenant in obtaining the necessary permits and approvals. Landlord makes no representations or warranties with respect to zoning or any other approvals. If Tenant cannot obtain such necessary permits or such permits affect the Building or the Telecommunications License Area in any way by means of additional unreasonable requirements, then the Telecommunications License shall be deemed null and void and of no further force and effect, unless Landlord in writing waives the conditions set forth herein.
32.7    Repair and Maintenance. Tenant agrees that it shall keep and maintain the Telecommunications Equipment, the Cables, the Walkways and the Related Equipment in good condition and repair, at Tenant's sole cost and expense, in such a manner so as not to conflict or interfere with the use of other facilities installed in the Building and consistent with first-class office buildings in Colorado. Tenant shall notify Landlord of any maintenance of Tenant's Telecommunications Property to be conducted and Landlord shall have the reasonable right to approve such persons in advance of the work being performed. Furthermore, Tenant agrees that it shall not damage nor shall it permit any damage to the roof, the Telecommunications License Area, the Risers or the Building in conjunction with Tenant's Telecommunications Property and the Related Equipment.
32.8    Compliance with Law and Warranties. Tenant, at Tenant's sole cost and expense, agrees to keep, maintain and operate Tenant's Telecommunications Property, the Walkways and the Related Equipment in accordance with all applicable laws, rules, regulations, statutes, ordinances or other requirements of any kind or nature of any governmental or quasi-governmental authority or the requirements of Landlord's insurance underwriters and in compliance with any roofing warranties.
32.9    Alterations and Mechanic's Liens. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any alterations, improvements or additions to Tenant's Telecommunications Property, the Related Equipment or any other materials related thereto. Tenant agrees that it shall not alter, add to or move the Tenant's Telecommunications Property, the Walkways or Related Equipment without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Tenant desires to perform any alterations, improvements, additions, repairs or other work on Tenant's Telecommunications Property, the Walkways or the Related Equipment, Tenant shall first submit to Landlord a written request therefor outlining the repairs, alterations, or other matters which Tenant is requesting Landlord's consent. The work necessary to perform any of the repairs or alterations under this Section 32 shall be done by employees or contractors approved in advance by Landlord subject to written contracts containing all conditions Landlord may reasonably impose, including insurance provisions. Subject to the waiver of subrogation set forth in the Lease, Tenant agrees that it shall defend and hold the Landlord Parties and the Building harmless from all costs, damages, liens, for labor, services or materials related to any work done on the additions by Tenant.
32.10    Damage by Tenant. Subject to the waiver of subrogation set forth in the Lease, which is incorporated herein by reference, if the Building, the Building Complex, elevators, boilers, engines, pipes, electrical apparatus, or any other elements of the Building or the Building roof or any portion thereof, become damaged or destroyed through any act of Tenant, Tenant Related Parties, or anyone permitted by Tenant to be working in the Building or on Tenant's Telecommunications Property, the Walkways or the Related Equipment, whether or not such act was a result of the negligence or willful misconduct of Tenant or any such party, then the cost of any repairs, replacements, alterations and all damages incurred by Landlord shall be borne by Tenant who shall, within thirty (30) days of demand, pay the same to Landlord.
32.11    Tenant's Insurance. Tenant shall with respect solely to Tenant's Telecommunications Property, during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect such insurance as it is required to maintain under the Lease with coverages, amounts, with companies and in form reasonably acceptable to Landlord naming Landlord, the property manager, and any mortgagee of each of the Buildings as additional insureds. If the cost of Landlord's insurance increases as a result directly or indirectly of the Telecommunications License, Tenant's Telecommunications Property or the Related Equipment, then Tenant shall pay the costs of such increases directly to Landlord upon demand.
32.12    Indemnification; Release. From and after the date hereof, Tenant hereby agrees to indemnify, defend, and save the Landlord Parties harmless from and against all claims, demands, liability, loss, cost, damage, or expense, including attorneys' fees, incurred by or asserted against the Landlord Parties as a result of or arising out of the Telecommunications License, including, without limitation, the installation, use or existence of the Telecommunications Equipment, the Walkways and Related Equipment by Tenant or Tenant Related Parties, except to the extend caused by the negligence or willful misconduct of Landlord or its agents. This indemnity shall survive expiration or termination of the Telecommunications License and/or the Lease. Tenant hereby irrevocably releases the Landlord Parties, from any

R1-10

claims, damages, expenses or costs of any kind or nature, whether known or unknown, arising from or related to the Telecommunications License, it being understood and agreed that the Telecommunications Equipment and the Related Equipment are at the sole risk, cost and expense of Tenant; provided, however, that nothing herein shall be deemed an indemnity or release by Tenant with respect to the negligence or willful misconduct of Landlord or any of the Landlord Parties. The foregoing indemnification and release shall in no way limit Tenant's indemnification and release obligations under the Lease.
32.13    Default; Remedies. Any breach of the terms of the Telecommunications License shall be considered a default under the Lease, subject to the applicable notice and cure provisions under the Lease.
33.    Tenant's license property; the license areas. The Signage and Tenant's Telecommunications Property are referred to herein, collectively, as “Tenant's License Property.” The Signage License Area and the Telecommunications License Area are referred to herein, collectively, as the “License Areas.”
34.    aCCESS BY SUITE 120 TENANT. Tenant hereby acknowledges and agrees that the tenant (the “Suite 120 Tenant”) in Suite 120 of the Tabor Center Mall Building shall have access to portions of the Premises (as depicted on Exhibit “I” attached to the Lease) as are necessary to conduct quarterly cleaning of the kitchen vent shaft and in the event of an emergency where access to such area is required. The Suite 120 Tenant shall not access the Premises or clean the vent shaft during Ordinary Business Hours without prior notice to Tenant and the Suite 120 Tenant must be accompanied by a representative of Tenant or by a member of Landlord's maintenance or security personnel. The Suite 120 Tenant shall not perform quarterly cleaning of the vent shaft within Ordinary Business Hours unless approved by Tenant.
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R1-11

EXHIBIT “A-1”
DEPICTIONS OF THE PREMISES
(Tabor Center Mall, Suite 110)

DOCK RAMP
PARKING RAMP
WESTIN HOTEL LOBBY
LARIMER STREET
PARKING RAMP
LAWRENCE STREET
SKYLINE PARK
Suite 110

March 11, 2011

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EXHIBIT “A-1” – PAGE 1

A-1-1

EXHIBIT “A-2”
DEPICTIONS OF THE PREMISES
(Tabor Center Mall, Suite 200)

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EXHIBIT “A-2” – PAGE 1

A-2-1

EXHIBIT “A-3”
DEPICTIONS OF THE PREMISES
(Tabor Center Mall, Suite 350)
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EXHIBIT “A-3” – PAGE 1

A-3-1

EXHIBIT “A-4”

DEPICTIONS OF THE PREMISES
(Tabor Center Tower, Suite 500)
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EXHIBIT “A-4” – PAGE 1

A-4-1

EXHIBIT “A-5”
DEPICTIONS OF THE EXPANSION PREMISES
(Tabor Center Mall, Suite 217)
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EXHIBIT “A-5” – PAGE 1

A-5-1

EXHIBIT “A-6”
DEPICTIONS OF THE EXPANSION PREMISES
(Tabor Center Tower, Suite 1100)

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EXHIBIT “A-6” – PAGE 1

A-6-1

EXHIBIT “A-7”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Mall, Suite 217)
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EXHIBIT “A-7” – PAGE 1

A-7-1

EXHIBIT “A-8”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Mall, Suite 2-180)
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EXHIBIT “A-8” – PAGE 1

A-8-1

EXHIBIT “A-9”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Tower, Suite 600)

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EXHIBIT “A-9” – PAGE 1

A-9-1

EXHIBIT “A-10”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Tower, Suite 900)

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EXHIBIT “A-10” – PAGE 1

A-10-1

EXHIBIT “A-11”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Tower, Suite 1000)

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EXHIBIT “A-11” – PAGE 1

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EXHIBIT “A-12”
DEPICTIONS OF THE REFUSAL PREMISES
(Tabor Center Tower, Suite 2700)

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EXHIBIT “A-12” – PAGE 1

A-12-1

EXHIBIT “B-1”
LANDLORD'S BASE BUILDING WORK
a.    Removal of waste lines, data & electrical conduits as necessary to provide construction ready conditions for Tenant's planned work, including any floor restoration.
b.    Replacement of floor expansion joint cover in Suite 350 in Tabor Center Mall to make area construction-ready.
c.    Demolish existing trench drain in Suite 350 in Tabor Center Mall, and restore floor conditions related to this demolished infrastructure.
d.    Installation of an additional exit stair in Suite 350 and Suite 110 in Tabor Center Mall to address requirements of current building code.
e.    If necessary, creation of an additional emergency egress route on the first floor below Suite 350 in Tabor Center Mall to address requirements of current building codes.
f.    Complete any modifications required to the public restrooms on the second floor retail level of Tabor Center Mall that may be requested by the City and County of Denver in conjunction with the creation of the office space on that level, including, without limitation, any expansion of such restrooms into the Mall Expansion Space.
g.    Provide an appropriate gas meter to service Suite 350 in Tabor Center Mall.
h.    Installation of clerestory windows in Suite 200 on the 2nd floor retail level exterior façade in Tabor Center Mall.
i.    Installation of all equipment and software necessary to provide code compliant smoke control and HVAC system operating control in all suites leased by Tenant.
j.    Re-commission escalators in Suite 350 in Tabor Center Mall to prepare for new occupancy of the Premises.
k.    Install heat reflecting window film on the southeast and southwest window elevations in the entire Premises leased by Tenant.
l.    Existing concrete floors will be smooth trowel finished to facilitate the installation of glue-down carpet or other floor finishes without additional patching by Tenant. The floor should be made level and finished in accordance with ACI Standard Specification 117. Floors flatness within the Premises shall have a Ff25 finish (1/4 inch in 10 feet #) laterally, non-cumulative throughout the Premises, not to exceed two inches between any two points on the floor and free of cracks greater than one-eighth inch (1/8”) in width and without height differential on either side of the crack.
The foregoing Landlord Base Building Work shall be performed by Landlord in a good and workmanlike manner.

B-1-1

EXHIBIT “B-2”
WORK LETTER
THIS WORK LETTER (this “Work Letter”) is attached to and made a part of that certain Lease dated as of August 8, 2011 (the “Lease”), by and between CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease. As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.
1.    This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant's use. All improvements described in the Plans to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord Work”. It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord, which general contractor shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work, which subcontractors shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and Landlord agree that Landlord is not responsible and is not performing any alterations, repairs or improvements in the Premises with respect to the telephone and data cabling, infrastructure (e.g., coring the floors, or making structural alterations to the Premises), or any HVAC supplemental cooling, if any, nor shall Landlord be responsible for purchasing or installing furniture or equipment in the Premises. Tenant shall give its approval or disapproval (with reasons for such disapproval) of a contractor or subcontractor within five (5) business days after request. Failure by Tenant to respond within such five (5) day period shall be deemed approval.
Landlord shall cause the IDF Rooms in Phase 1 to be substantially completed no less than three (3) weeks prior to Substantial Completion of the remainder of the Landlord Work with respect to Phase 1, subject to Tenant Delay and Force Majeure, in order that Tenant will have access thereto during the Phase 1 Early Entry Period under Section 2.5 of the Lease. Landlord shall cause the IDF Rooms in Phase 2 to be substantially completed no less than three (3) weeks prior to Substantial Completion of the remainder of the Landlord Work with respect to Phase 2, subject to Tenant Delay and Force Majeure, in order that Tenant will have access thereto during the Phase 2 Early Entry Period under Section 2.6 of the Lease.

2.    Tenant, at Tenant's expense, shall cause its space planner (whom Landlord shall have previously approved in writing) to prepare a complete and detailed space plan of the Premises depicting all office layouts and setting forth all specifications for materials and finishes therein, including wall finishes, floor finishes, office layout, furniture and partition layout, telephone lines, data lines, electrical outlets, and other miscellaneous decorative appointments ("Space Plans"), which Space Plans shall incorporate to the extent applicable the “Tenant Standards” attached hereto as Exhibit “B-3”. The Space Plans shall be delivered to Landlord no later than thirty (30) days following Tenant's execution of the Lease. Landlord shall indicate its approval or disapproval of the Space Plans within five (5) business days after receipt, with specific details of the points that are disapproved and suggested changes ("Disapproved Details"). With respect to the Disapproved Details, Tenant shall, within three (3) business days of receipt of Landlord's disapproval, revise the Space Plans in a manner designed to eliminate Landlord's disapproval. Landlord shall again review the revised Space Plans within three (3) business days of receipt of the revised Space Plans. Landlord's disapproval shall not be based upon anything included in the Tenant Standards. The foregoing process shall continue until Landlord has approved the Space Plans. Failure of either party to respond within the time period required shall be deemed approval.
Based upon the Space Plans approved by Landlord, Landlord will cause the final architectural, electrical and mechanical construction drawings, plans and specifications (called “Plans”) necessary to construct the Landlord Work to be prepared at Tenant's expense. Within ten (10) days after the Effective Date, Tenant shall notify Landlord of the architect it has selected to prepare the Plans, which architect shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall give its approval or disapproval (with reasons for such disapproval) of the architect within five (5) business days after notice. Failure by Landlord to respond within such five (5) day period shall be deemed approval. If Landlord disapproves of Tenant's selection, Landlord and Tenant shall work together in good faith to agree promptly on an architect acceptable to both parties. Landlord shall enter into a direct contract for the Plans with the approved architect (the “Architect”). The Plans shall be (i) provided to Tenant not more than thirty (30) days following Landlord's approval of the Space Plans or the approval of the Architect, whichever is the later to occur. Tenant shall indicate its approval or disapproval of the Plans within five (5) business days after receipt, including any reasonable Disapproved Details thereto. Landlord shall cause the Plans to be modified to the extent Tenant's comments are reasonable and feasible, as reasonably determined by Landlord, and submit the revised Plans to Tenant for approval, which approval or disapproval shall be given within three

B-2-1

(3) business days. Tenant shall not unreasonably withhold, condition or delay its approval of the Plans. This process shall continue until Landlord and Tenant have approved the Plans. Failure by Tenant to approve, or disapprove together with its Disapproved Details, as the case may be, of the Plans within the applicable time period provided above shall be deemed approval by Tenant of the Plans. The Plans shall incorporate the Tenant Standards and shall not be disapproved by Tenant unless the Tenant Standards are not fully incorporated therein. The Plans shall be subject to Landlord's approval and the approval of all local governmental authorities requiring approval of the Landlord Work or the Plans. Landlord agrees not to unreasonably withhold its approval of the Space Plans or the Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its approval of the Space Plans or the Plans because, in Landlord's reasonable opinion: the Landlord Work as shown is likely to adversely affect Building Systems and Equipment, the structure of the Building or the safety of the Building or its occupants; the Landlord Work as shown might impair Landlord's ability to furnish services to Tenant or other tenants; the Landlord Work would increase the cost of operating any of the Buildings or the Building Complex beyond the normal operating costs for the Premises; the Landlord Work would violate any governmental laws, rules or ordinances (or interpretations thereof); the Landlord Work contains or uses hazardous or toxic materials or substances; the Landlord Work would adversely affect the appearance of one or both of the Buildings; or the Landlord Work might adversely affect another tenant's premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. To the extent that changes are required to the Plans (or the Landlord Work) by Landlord or by any local governmental official, the Plans shall be amended at Tenant's expense in accordance with the changes so required.
Landlord approval of the Plans shall in no way be deemed to be (i) an acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental or insurance requirements, or (ii) an assurance that work done pursuant to the Plans will comply with all applicable laws (or with the interpretations thereof) or satisfy Tenant's objectives and needs. If Landlord shall provide full MEP engineering services to Tenant, the cost of such services shall be paid from the Allowance.
3.    Tenant shall be responsible for all elements of the Space Plans and the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of the Space Plans and the Plans shall in no event relieve Tenant of the responsibility therefor. All contracts with the Architect(s) and engineers with respect to the Plans shall specifically provide that Tenant is a third-party beneficiary to Landlord's rights under the subject contracts with respect to the following: use of instruments of service (and indemnifications with respect to the same), design professionals' obligation to respond to requests for information, design professionals' insurance and indemnification, and any and all guarantees or warranties related thereto such that said benefits shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant agrees to remain solely responsible for the timely preparation and submission of the Space Plans and for all elements of the design of the Plans and for all costs related to the Space Plans and the Plans. Tenant has assured itself by direct communication with the Architect and any engineers that the final approved Plans for the Premises can be delivered to Landlord on or before the date that is sixty (60) days after the full execution and delivery of this Lease (the “Plans Due Date”), provided that Tenant promptly furnishes the Space Plans and complete information concerning its requirements to the Architect and engineers as and when requested by them. Tenant covenants and agrees to devote such time as may be necessary in consultation with the Architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Space Plans and the Plans. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Exhibit is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved.
4.    If, prior to commencement of the Landlord Work, Landlord's estimated cost of performing the Landlord Work shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to, labor and materials, contractor's fees and permit fees and all costs related to the Plans. Within three (3) business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate. Failure of Tenant to approve or object within such three (3) business days shall be deemed approval. The cost of the Landlord Work may include, without limitation, (1) costs of labor, hardware, equipment and materials, contractors' charges for overhead and fees, and so-called "general conditions" (including rubbish removal, utilities, freight elevators, hoisting, field supervision, building permits, occupancy certificates, inspection fees, utility connections, bonds, insurance, sales taxes, and the like) and (2) costs of the Space Plans and the Plans, including, without limitation, all revisions thereto, and engineering reports, or other studies, reports or tests, air balancing or related work in connection therewith.

B-2-2

5.    If Landlord's estimate and/or the actual cost of performing the Landlord Work shall exceed the Allowance (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, upon demand, less a ten percent (10%) hold back, which shall be payable by Tenant to Landlord within five (5) business days after Substantial Completion of the Landlord Work. The statements of costs submitted to Landlord by the Architect and engineers and Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent (which, notwithstanding anything set forth in the Lease to the contrary, shall not be subject to any abatement) payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.
6.    If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within two (2) Business Days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall pay such Excess Costs, plus any applicable state sales or use tax thereon, upon demand.
7.    Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of substantial completion of the Landlord Work.
8.    Landlord, provided Tenant is not in Default, agrees to provide Tenant with an allowance (the “Allowance”) in an amount not to exceed, (a) with respect to that portion of the Premises located in Tabor Center Mall, [***] (i.e., [***] per rentable square foot of the Mall Premises), and (b) with respect to that portion of the Premises located in Tabor Center Tower, [***] (i.e., [***] per rentable square foot of the Tower Premises), to be applied toward the cost of the Landlord Work in the Premises. If the Allowance shall not be sufficient to complete the Landlord Work in the Premises, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Landlord Work and is not used for Alterations to the existing Premises or is otherwise remaining after September 1, 2012 shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto; provided however so long as there is no Event of Default by Tenant and Landlord receives written notice from Tenant not less than thirty (30) days prior to the period in which the unused credit is to be applied, Landlord shall apply up to [***] per rentable square foot of the Premises of unused Allowance (i) against the subsequent installments of Base Rent and Operating Expenses next coming due under the Lease, or (ii) to reimburse Tenant for costs of moving and telecommunications cabling. Landlord shall not charge any construction management fee for Landlord's oversight of the Landlord Work. The Allowance for the Mall Premises and the Tower Premises may be fungible.
9.    Tenant waives all claims against Landlord relating to any defect, including, without limitation, any latent defects in the Landlord Work. Notwithstanding the foregoing or any contrary provision of the Lease, if, within 11 months after Substantial Completion of the Landlord Work, Tenant provides notice to Landlord of any latent defect in the Landlord Work, Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor (as defined below) to correct, or pay for the correction of, such latent defect, or (b) at Tenant's expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant's benefit. As used herein, “Construction Contract” means the construction contract between Landlord and the general contractor (the “Contractor”) pursuant to which the Landlord Work will be constructed.
10.    Tenant shall be entitled to inspect the Landlord Work as it progresses at times acceptable to Landlord and with a representative of Landlord present. Tenant shall send a representative to the scheduled construction meetings throughout the construction project. Notwithstanding anything to the contrary contained in the Lease, any notice given in connection with the Work or matters set forth in this Work Letter by Landlord to Tenant shall be given to Linda Thomas, Director of Facilities, 1515 Arapahoe Street, Tower 3, Suite 1100, Denver, CO. 80202, Phone: 563-242-4023 x 7715, Fax: _none_, Cell: 563.249.8739; Email: Linda.thomas@bridgepointeducation.com and by Tenant to Landlord shall be given to Phil McCormac, Senior Project Manager, Callahan Management, 950 Seventeenth Street, Suite 2060, Denver, Colorado 80202, Phone: 303.628.1087 Fax: 303.628.7380 Cell: 720.641.4611, Email: phil.mccormac@callahan-management.com, and can be communicated to such individual verbally, telephonically, or in writing, by email or facsimile transmission, or by the other means of delivery specified in the Lease. At any time after Substantial Completion of the
[***] Confidential portions of this document have been redacted and filed separately with the Commission.

B-2-3

Landlord Work, Landlord may enter the Premises to complete punchlist items, and such entry by Landlord or its agents, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, or impose any other liability upon Landlord or its agents, employees or contractors.
11.    The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 13.4 of the Lease.
12.    This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
[signature page follows]
EXHIBIT “B-2” - PAGE 4

B-2-4

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the Effective Date of the Lease.
LANDLORD:
CCP/MS SSIII Denver Tabor Center I Property Owner LLC,
a Delaware limited liability company

By:	/s/ Stephen E. Budorick
Name:	Stephen E. Budorick
Its:	Vice President

[Tenant’s signature page follows]

LANDLORD’S SIGNATURE PAGE

B-2-5

TENANT:
BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By:	/s/ Andrew S. Clark
Name:	Andrew S. Clark
Title:	President and CEO

By:	/s/ Diane L. Thompson
Name:	Diane L. Thompson
Title:	Senior Vice President, Secretary and General Counsel

TENANT’S SIGNATURE PAGE

B-2-6

EXHIBIT “B-3”
THE TENANT STANDARDS
The following standards may be modified by Tenant subject to Landlord’s approval.

Standard Operating Procedures	100-96.XX
Revised: 2011-07-20
[Building Standards SOP]

Contents
1. Purpose	2
2. Policy	2
3. Construction & Finish Standards	2
3.2 Section 2 Finishes and Materials	3
3.1 Section 2: Finishes and Materials	3

B-3-1

1. Purpose	The Interior Design Department is dedicated to providing an aesthetically pleasing and functional environment for all employees.
To ensure consistency in corporate aesthetics, this Building Standards reference manual was created to set forth company policy regarding building materials and construction standards.

2. Policy	The buildings standards reference manual demonstrates BPE’s common building and construction practices as well as BPE’s standards regarding finishes and materials.
The buildings standards reference manual offers a flexible approach to ensuring BPE’s corporate aesthetic is implemented. It is not uncommon for manufacturers to discontinue products or material finishes listed in Section 2, or that a better, more cost effective product to become available. In this situation, the Interior Design Department will find an appropriate alternate.
By following the Buildings Standards reference manual, alternate finishes may be implemented as long as they reflect BPE’s corporate aesthetic. This continuity is assured by requiring all finishes to be approved by the BPE Interior Design Department.

3. Procedure	Building Standards are divided into 2 sections:
Section 1- Construction Standards will illustrate minimum quality construction standards. This section will cover General Requirements per building as well as a more detailed approach into each construction discipline.
Section 2- Finishes and Materials will list the most common finishes and materials used between buildings.

3.1 Section 1 Construction
Standards- General Notes

2
Revised: 20 July 2011

GENERAL NOTES PER BUILDING
I.	OVERALL REQUIREMENTS PER BUILDING/FLOOR (Based on 20,000-25,000 floor plate size)
	A.	Two wellness rooms with cabinet, sink and under-counter fridge. Fridge by BPE.
	B.	One Leadership Room with specialty lighting, AV requirements, ceiling and feature wall/s design.
	C.	One Cafeteria with specialty lighting, ceiling “clouds” and finishes. Design by BPE.
	D.	Rubber base throughout, (U.O.N.). Wood base in elevator lobbies and corporate and executive lobbies.
	E.	“Canyon walls” at offices with wall mounted light fixture behind each reveal: Lightolier wall sconce: Architectural Decorative Soli 48024ALU (Corporate and Executive floors only).
	F.	Insulation in interior partitions (R-11 Batt type fiberglass insulation between studs in partition cavity Thermal or Sound).
	G.	62” x 24” Clerestory windows at every private office with aluminum frames (vs. sidelights).
	H.	Hard-lid soffit around core on all floors.
	I.	VCT tile in storage and support rooms (SDT in MDF and IDF rooms).
	J.	One core drill or wall J-box per 5-6 Herman Miller Canvas workstations.
	K.	Mud ring to pull phone and data lines. Data/conduit wiring by BPE vendor. Coring by electrician.
	L.	Ceramic/Porcelain flooring at cafeteria and kitchen/serving line. Specialty Vinyl in Biz Hubs.
	M.	Tenant to approve zoning plan of HVAC system.
	N.	Two feature walls with approximately 125-130 sf of specialty material per floor selected by BPE.
	O.	Card readers at all entry points, storage rooms and Executive offices. Locations by BPE.
	P.	Standard Private Office size - (165-180 sf)
	Q.	Three storage rooms per Admissions floor - 150-170 s.f. each
	R.	3-5 storage rooms per Corporate floor - 125-150 sf each
	S.	(1) IDF room per floor and (1) MDF per building. Rooms must include 24/7 air with humidity control, UPS, Fire suppression, cabling and power.
	T.	IDF's: One per floor (stacked if possible), as close to the center of the building as possible. Specifications to be provided by BTS. Fire suppression system required.
U.
MDF's: MDF: On one of the middle floors, as close as possible to the center of the floor, A/C with humidity control, power outlets from A & B UPS,  Energen or equivalent fire suppression system, same sf and power requirements as specified by BTS.

	V.	See supplemental drawings for general overall requirements.
**Formal request docuements will be provided by BTS(IT).

B-3-3

BIZ HUBS/COPY ROOMS
I.	Two “Biz Hub/copy rooms” with sink, as well as, plumbing for coffee machine and water cooler.
II.	(1) approx. 220-250 sf and (1) approx. 450-480 sf
Faucet: Chicago Faucet GN8AE3JKCP. Fitting Chicago Faucets 895-317E29XK
Sink: Just, DL-ADA - Series-A-18 GA
III.	Dedicated power outlet in Biz Hubs for copier, fridge and microwaves where noted.
IV.
Plastic laminate cabinets and specialty vinyl flooring - VF1. Hafele pulls for upper and lower cabinetry on Admissions and Corporate Floors: Liberty P01013 Steel Bar Pull. Pull for Executive floors: Hafele 115.70.002.

V.	Every floor requires a storage room attached to BizHub.
VI.	Water line and electrical outlet for water filtration system.
CONFERENCE ROOMS
I.	Recessed projection units & screens in every conference room. BPE to provide unit and installationlabor, LL to provide wiring, enclosure, etc. (See BTS's SOP for standard requirements)
II.	Four conference rooms per floor: two rooms need to accommodate 12-15 employees and two rooms to accommodate 20-25 employees.
III.	Two floor core locations per conference room for table AV and power.
IV.	Broadloom carpet with inset at all conference rooms. CPT 6 and CPT 7 for Admissions and Corporate Floors. CPT 11 and CPT 12 for Executive floors.
V.	Dual fabric shades with blackout-housed in the pocket. Motorized shades in all conference rooms.
VI.	Specialty lighting at dropped hard lid soffit & cove. All dimmable and controlled by Lutron Grafik Eye-Series 3000 with 4 zones - Model # QSGRJ-4P-TWH. All interfaces to be located in ceiling.
VII.	Hard lid detail to extend/drop down to adjacent wall to create a feature in each conference room.
VIII.	J-box at one conference room wall for AV and power.
IX.	Built-in wood credenzas to hold AV equipment with heat ventilation and Quartz or natural stone top in executive floor.
ELEVATOR LOBBIES
I.	Upgraded flooring materials
	A.	Admission Floor CPT1, CPT2 and CPT4
	B.	Corporate Floor CT4 & CPT5
II,	Wood or stainless steel base.
III.	Wood paneling and back painted glass on elevator lobby walls.
IV.	5/8" Wood Paneling - Sapele to match control sample.
	A.	5/8" Wood Paneling - Light Beech to match existing
	B.	1/4" Backpainted Tempered Glass. Pulp Studios, Ref# LIBP to match Moneta Gold.

B-3-4

V.	Herculite glass doors with ladder pulls at Corporate and Executive floors only. Pulls: Elmes Code# G52-01-023-L1200
VI.	Hard lid ceiling w/soffit detail with specialty lighting “Focal Point” 4”x5' Recessed Linear flush lens fluorescent with electronic ballast - Avenue B #FAVB-FL-1T5HO-1C-277-S-F
VII.	Soffit details require LED cove lighting - Maxim Lighting, 53454 StarStrand 240", Ultima Star 24, 3500K
FITNESS ROOM
I.	Rubber flooring throughout. Thicker density at free weight area. (RF 1 and RF 2).
II.	Power and cabling for 3-4 wall mounted LCD screens. Screens by BPE.
III.	Speaker system in ceiling.
IV.	Floor to ceiling mirrored wall.
V.	2 to 3 floor outlets.
VI.	3 to 4 convenience outlets.
VII.	Plumbing for water cooler.
FITNESS ROOM RESTROOMS
I.
Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor's services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The architect/designer shall prepare documents as necessary for permit and construction.

	A.	Tile Walls and Flooring: CT6, CT7, CT8, CT9, CT10
	B.	Stone counters: ST1
II.	Wall Hung Toilet/Urinal
	A.	Kohler #K-4330W w/green handle for dual flush
	B.	Urinal, Kohler #K-4960-ET
III.	Sink/Faucet
	A.	Kohler Undercounter #K-2611-SU
	B.	Sloan Faucet #EAF-200 Electronic w/instahot
IV.	Partitions/Accessories
	A.	Stainless steel partitions. BPE to approve manufacturer.
	B.	Bobrick #B3803 Paper Towel/Trash receptacle
	C.	Bobrick #B357 Tissue and Seat Cover Holder, shared
	D.	Bobrick #B-35903 Paper Towel Dispenser
	E.	Bobrick #B-76717 Coat Hook
V.	4-5 showers per restroom.
VI.	Dressing room with bench, vanity c-top and full size mirror
VII.	3-4 GFI outlets above c-top

B-3-5

VIII.	15-20 lockers per restroom

BUILDING CORE RESTROOMS
I.
Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor's services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The architect/designer shall prepare documents as necessary for permit and construction.

	A.	Tile Walls and Flooring: CT6, CT7, CT8, CT9, CT10
	B.	Stone counters: ST1
II.	Wall Hung Toilet/Urinal
	A.	Kohler #K-4330W w/green handle for dual flush
	B.	Urinal, Kohler #K-4960-ET
III.	Sink/Faucet
	A.	Kohler Undercounter #K-2611-SU
	B.	Sloan Faucet #EAF-200 Electronic w/instahot
IV.	Partitions/Accessories
	A.	Stainless steel partitions. BPE to approve manufacturer.
	B.	Bobrick #B3803 Paper Towel/Trash receptacle
	C.	Bobrick #B357 Tissue and Seat Cover Holder, shared
	D.	Bobrick #B-35903 Paper Towel Dispenser
	E.	Bobrick #B-76717 Coat Hook
TRAINING ROOMS
I.	Five to six 900-1000 sf training rooms with seating capacity for up to 30 people.
II.	Teacher's desk with moveable podium. Podium to hold AV rack. Rack by BPE.
III.	Floor core at teacher's station: FSR Metal Products Group, FL-500P-4”. AV uses a 5 gang connection plate at all podium and teachers station locations (this takes up I side of the fsr box)
IV.	Six floor cores to accommodate power, data and/or AV requirements. FSR Metal Products Group, FL-500P-4”.
V.	One recessed Auto Tension Da-Lite 106” screen with pole mounted projection system in (training rooms only).
VI.	Tenant to provide unit and installation labor, LL to provide wiring, enclosure, etc. (See BTS's SOP for standard requirements).
VII.	12-16' of Egan (or Equal) wall-track system with tackboard and whiteboard at each training room. If

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alternate is submitted, BPE must approve.
VIII.	One 150 sf storage room per training room.
IX.
Provide one Catering kitchen near all Training Rooms if all training rooms are located on one floor. Catering room will have similar specs as Biz Hubs. Add floor drain for ice Manitowoc B420 ice machine.

X.	Sound system with ceiling speakers.
XI.	Carpet CPT1, CPT2 & CPT3. Pattern to be designed by BPE.
XII.	Cabling for training tables.
XIII.	Dual shade with black-out throughout.
	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave -1011 Porcelain -3%
	Product:	Mecho Shade Equinox Blackout 0100, Shadecloth 100 Series -0102 Alabaster
LEADERSHIP ROOM
I.	Stadium seating for 250-300 people
II.	Four 5500 Lumin projectors with lifts and four 16X9 Tension Screen 119”
III.	FSR floor boxes to accommodate power, data and/or AV requirements.
IV.	Sound system with ceiling speakers.
V.	AMX Ni4100 touch panel. Provide j-box for power and AV requirements.
VI.	Lutron Grafik Eye lighting control.
VII.	2-3 ceiling mounted plasma screens (confidence monitors).
VIII.
Provide one Catering kitchen adjacent to Leadership Room with similar specs as in Biz Hub. Add floor drain for ice machine Manitowoc B420/B422 ice bin. Kitchen in Leadership Room with one linen closet 10' W x 3' D

IX.
Floating feature wall at front of room with specialty finishes such as Modular Arts. Interlamm, 3Form or Concertex -Nappa Tile wall covering. See elevation below for overall concept of feature wall. Wall to be illuminated by specialty lighting.

X.	Specialty ceiling treatment (higher NRC rated acoustical tile ceiling system with lighting).
XI.
Specialty lighting, inclusive of theatrical lighting and lighting controls (combination of indirect lighting with recessed can lighting. Theatrical light fixtures and installation by BPE. Basic line voltage wiring to standards electrical boxes by LL).

XII.	Dual shade with black-out throughout.

B-3-7

	1.	Product: Mecho Shade Thermoveil 1000 Series Dense Vertical Weave -1011 Porcelain -3%
	2.	Product: Mecho Shade Equinox Blackout 0100, Shadecloth 100 Series -0102 Alabaster

EXECUTIVE FLOOR
I.	GENERAL NOTES
	A.	Two feature walls with specialty finishes such as Modular Arts, Interlamm, 3Form, or equal. Approximate size of feature walls to be 14' W x 9' H. Provide specialty lighting.
	B.	Carpet tiles: Constantine Metro, Peachtree and Piedmont.
	C.	Floor cores for executive assistant desks
	D.	Two storage rooms with VCT1 and VCT 2
	E.	One Biz Hub with vinyl planks: VF1
	F.	“Canyon walls” at offices with wall mounted light fixture behind each reveal: Lightolier wall sconce: Architectural Decorative Soli 48024ALU
	G.	Wood base throughout, except storage/copy rooms and biz hubs.
II.	CONFERENCE ROOMS
	A.	3 conference rooms. 1 large 550 sf conference room and 2 small 300 sf conference rooms.
	B.	Large conference room to have AV capabilities.
	C.	Dropped soffit detail with LED cove lighting and linear fixtures: CR: Focal Point, Avenue B narrow 3" slot, T5/T5HO fluorescent with 2-MR16 halogen lamps.
	D.	Two floor cores per room for electrical, data, phone and A/V.
	E.	Recessed screen and projector lift.
	F.	Broadloom carpet with inset. CPT 12 and CPT 13.
	G.	Wood built-in credenza with stone top
	H.	AV/data/power location behind credenza for AV rack.
	I.	Motorized dual shade with blackout.
		a.	Product: Mecho Shade Thermoveil 1000 Series Dense Vertical Weave -1011 Porcelain -3%
		b.	Product: Mecho Shade Equinox Blackout 0100, Shadecloth 100 Series -0102 Alabaster
III.	CEO OFFICE
	A.	Approximately 450 square feet.
	B.	Marble Border at floor-18”x18” Emperador Dark tiles (approx. 190-200 sf of tile). Broadloom carpet insets: CPT 14
	C.	5-6" Dark Espresso Walnut wood base w/bevel edge detail

B-3-8

	D.	Hard lid ceiling with soffit detail and specialty lighting
	E.	Lightolier Vetro 6” CFLD6A01
	F.	Speaker locations for sound system. Final locations to be approved by BPE.
	G.	Flush face Linear Diffusers, ½” slot, steel.
	H.	Two floor core locations to provide AV, data & power - (1) for desk and (1) for conference table.
	I.	Two wall locations to provide AV, data and power - (1) credenza and (1) buffet credenza.
	J.	Mecho motorized fabric shades housed in the pocket.
	K.	J-box in wall behind buffet credenza for AV and power and backing in wall for LCD screen.
	L.	4'-5' Art Niche with marble top and specialty down-light.
	M.	Card reader access controller for office door
IV.	10-12 EXECUTIVE OFFICES
	A.	Approximately 250-300 sf each
	B.	Carpet tiles: CPT 10
	C.	5-6” Dark Espresso Walnut wood base w/bevel edge detail.
	D.	One floor core locations to provide data and power - (1) for desk. Final locations by BPE.
	E.	Two wall locations to provide data and power - (1) credenza and (1) meeting area.
	F.	Mecho fabric shades housed in shade pockets.
	G.	Card reader access controlled office doors
V.	EXECUTIVE LOUNGE
	A.	Full decorative glass door with stainless ladder pull. Meltdown-MD-218, weave with acid etch.
	B.	Laminate casework with standard Hafele pull and granite counters
	C.	Center island with IceStone counter and bar seating capabilities for 3-4 people. Built in storage below counter and 2 built in trash bins.
	D.	Decorative pendants above island: Vistosi pendant: Damasco 1 C suspension. Color: topaz
	E.	Appliances to include:
		A.	Refrigerator-Bottom mount freezer: Viking DDBB363 Designer Series, Built-in 36” W.
		B	Dishwasher: Asko D3252FI with custom front panel to match adjacent cabinetry finish
		C.	Convection Microwave oven: Viking DMOC205 with trim kit
	F.	Built in credenza to match kitchen casework
	G.	One floor core locations to provide data and power - (1) for center island
	H.	One wall locations to provide AV, data and power - (1) credenza
	I.	J-box in wall behind buffet credenza for AV and power and backing in wall for LCD Screen
	J.	Oceanside glass tile backsplash or equal
	K.	Porcelain tile at kitchen: CT4 and CT5
	L.	Broadloom carpet: CPT 13

B-3-9

VI.	BOARDROOM
	A.	850-900 sf to accommodate 25'W x 12' D conference table.
	B.	60-75 sf Rear Projection Room WITH 100” video wall and exhaust fan. Room and ceiling to be painted black. Exterior wall of RPS room to have floor to ceiling wood cladding.
	C.	Hard-lid ceiling with soffit detail throughout with LED cove lighting.
	D.	100-150 sf of 9Wood Wood grill ceiling. Style: 1124-4 in Quarter Sapele with blackout mesh.
	E.	Built-in wood credenzas with stone top on 2 walls. One unit to have built-in refrigerated drawers: Sub-zero 700BR Integrated with custom front panels to match adjacent cabinetry.
	F.	Fabric wrapped acoustical panels above credenza. Fabric: Luna, Pearls, SPL-851, Opale.
	G.	J-box for AV rack to be installed on two walls behind built-in credenzas
	H.	Audio visual capabilities, camera and screen by BPE.
	I.	Ceiling speakers. Locations by BPE.
	J.	Broadloom carpet with inset. CPT 11 and CPT 12

VII.	CATERING KITCHEN

	A.	175-200 sf kitchen to service Board room only
	B.	Laminate casework and standard Hafele pulls on upper and lower cabinetry.
	C.	Floor drain for ice machine: Manitowoc #B420/B422 Ice bins
	D.	Bosch or Asko dishwasher with custom front panel to match adjacent cabinetry finish.
	E.	Cubby for microwave
	F.	Bottom freezer refrigerator: GE Profile PFSS9PKY in stainless steel
	G.	Wood vinyl planks: VF 1
H.
VIII.	EXECUTIVE RESTROOMS
	A.	Cable mounted mirrors to ceiling and c-top
	B.	Upgraded granite c-tops
	C.	Oceanside or equal glass tile behind mirrors
	D.	Kohler sinks: K-2907-4U-96, Biscuit -96
	E.	Electronic Faucet: Kohler K-13460, stainless steel
	F.	One shower, dressing room and 6 lockers per restroom
IX.	ELEVATOR LOBBY
	A.	Upgraded lobby finishes.
	B.	Decorative low voltage pendants: Tech Lighting, Mini Soda, 700-FK-SDA-A-S. Location and overall design by BPE.

B-3-10

C.	Stone Flooring: Field: Travertine 18”x24” Vein cut walnut plank. Sample to be approved by BPE.
Accent: Limestone inset: 6”x24” Chocolate Brown. Sample to be approved by BPE.
Carpet 9 and 10 at seating area
D.	Accent Glass: Ellen Blakely, Grecian Spa. Filed glass: Pulp, custom blue: match BM HC-148. Ref:
Jamestown Blue/Metallic.
E.	5-6” wood base
F.	Wood paneling, back painted glass panels and specialty accent tiles
G.	Specialty ceiling in lobby with pendant lighting, soffits with LED accenting lighting
H.	Reception Station with wood and natural stone.
I.	BPE signage above reception desk, mounted on feature wall.
GENERAL REQUIREMENTS FOR KITCHEN/CAFETERIA/SERVING LINE
*Criteria based on a 5,000 sf/3,000 gallon grease trap facility
Quantity	Description
1
Remote refrigeration condenser rack for outdoor application, 208-230V/60HZ/3PH, serving the following items://A. Item #17, Walk-in freezer, 2.5 HP, compressor 3AB031E//B. Item #20, Walk-in cooler, 1.3HP, compressor KAG010E//C. Item #23, Walk-in cooler, 1.3HP, compressor KAG010E//D. Items #144, 146, 151, Drop-in cold pans, 1.0HP, compressor KAR010E//E. Items #158, 159, 162, 163, Drop-in cold pans, 2.0HP, compressor KAK021E//F. Items #164, 165, Air screens, 3.5HP, compressor ZS26K4E//G. Item #167, Frost top, 0.8HP, compressor KAM007E//A11 evaporator coils are supplied with thermostats, liquid line solenoid valves, and thermostatic expansion valves factory installed.//AU low temperature systems include suction line accumulators factory installed.
Optional one (1) year service/labor warranty

1	Mop Hanger

1	Mopsink storage cabinet, stainless steel, wall mounted, 36” long with single intermediate/shelf, G.C. to provide wall backing for support.

5	Standard Wire Shelf, 18W x 42L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments.

4	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments.

1	Hand Sink, wall model, 14” wide x 10” front-to-back x 5” deep bowl,
20 gauge stainless steel construction, splash mounted faucet, basket drain, soap and towel dispenser, wall bracket
Floor trough, 18”x84” w/ 3” drain, custom fabricated stainless steel
Trough with s/s grates per plan and details.

1	Insurice 2000 Twin System, 1/2 micron pre-coat filtration, (2)

B-3-11

12000 cartridges, w/self-contained scale inhibitor feed, for cubes up to 1,450 lbs/day or flakers up to 2,200 lbs/day, pressure gauge, flushing valve, flow rate: 3.34 GPM

1	S-Series Ice Maker, cube-style, air-cooled, self-contained condenser, up to 1450-lb approximately 24 hours, stainless steel finish, dice size cubes

1	Ice Bin, w/first-in first-out ice storage, approximately 1114 lb ice storage capacity, welded s/s construction, adjustable s/s legs, for use with 48” ice machine

1	Ice Deflector, required on Manitowoc B-Style bins or non-Manitowoc bins

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved evenly 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

32	S-Hook to join wire shelves- Epoxy coated for use in cooler or freezer

1
Walk-in freezer w/ light, part of the following: Walk-in Cooler/Freezer, (items # 16, 19 & 22), Approx. Dims: 8'-0” x 31'-0” x 9'-0. 1174 sq. M-Panel Construction://4” polyurethane foam insulation packed to a 2.3-lb. density with a high-density urethane perimeter. Interior cam locks to all wall, ceiling, and floor panels. Interior and exterior joints sealed by NSF approved gaskets. 5V2” Freezer ceiling and walls//Panel Finishes://Interior ceiling: Stucco embossed white galvanized steel//Interior wall: Stucco embossed white galvanized steel//Exposed exterior: Stucco embossed galvanized steel // Unexposed exterior: Stucco embossed galvanized steel//Flooring (freezer only): Insulation only, concrete and wearing surface by others//Panel Accessories://Matching vertical trim. (3) Vapor proof fluorescent light fixtures. Matching closure panels. Matching cove base.//Door Features ://(3) 34” x 78” Flush-fitting, self-closing door with replaceable magnetic gasket and adjustable dual wiper blades. 2 Hinges and locking handle with inside release. Hydraulic door closer, pre-wired exterior light-switch, and one thermometer per compartment. Heated door opening and heated pressure relief vent for freezer only.//Door Accessories://Stainless steel cladding interior and exterior. Aluminum tread plate kick plates interior and exterior

4	Standard Wire Shelf, 24W x 36L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

B-3-12

8	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved every 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

16	S-Hook to join wire shelves-Epoxy coated for use in cooler or freezer

4	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Standard Wire Shelf, 24W x 60L, (4) plastic split sleeves, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

12	Stationary Post, 74-3/8H, numbered on 1” increments, double grooved every 5”, antimicrobial freezer wire, NSF for coolers, freezers & wet environments

16	S-Hook to join wire shelves-Epoxy coated for use in cooler or freezer

10	Standard Wire Shelf, 18W x 36L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

5	Standard Wire Shelf, 18W x 42L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

20	Standard Wire Shelf, 18W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

5	Standard Wire Shelf, 18W x 72L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

24	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

40	S-Hook to join wire shelves-Zinc

1	Stainless steel wail flashing 20 GA. with clips including item# 49,88,129

1
Double width stainless steel work table at diewall, with integrated welded double prep sink on the PREP area side, with one prep sink, one hand sink and two drawers on the COOK LINE side, field verification and drawings are required. (Diewall by G.C.) [Price includes #31.1, #31.2 & #31.3]

1	Double Overshelf w/ diewall cap, custom fabricated s/s per plans and details, size to be 18W x 15'6L. [Price includes #33]

1	Custom s/s chase, fabricate minimum 16 GA. s/s, provide from top of counter to ceiling. Include access panel.

B-3-13

1
Commercial Food Processor, 3 qt. grey ABS bowl w/handle kidney-shaped opening, vegetable prep attachment, continuous feed, bowl attachment designed for vertical cutting and mixing, on/off & pulse switch, 2 plates, 120V, 60 HZ, 7 amps, 1 HP, 1725 RPM

1
Manual Slicer, 13” diameter Precise Edge knife, top mounted knife sharpener, stainless steel construction, gear-driven, antimicrobial protection, knife cover interlock, dual gear thickness adjustment, EZ-Glide table, open base design, ETL, NSF, 1/2 Hp, 115/60/1, 7 amps

1
Vertical Mixer, 30 qt., floor model, 3-speed, #12 hub, include; s/s safety guard, bowl, 15 min. timer, dough hook, whip & beater, rigid cast iron body, safety interlocked bowl guard & bowl lift, high torque transmission, NSF, ETL, 1-1/2 HP

1	Deck Mixing Faucet, with swing nozzle, 12” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Deck Mixing Faucet, with swing nozzle, 6” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

2	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Paper Towel Dispenser, Wall Mounted, above #31 (double width work table)

5	Standard Wire Shelf, 18W x 60L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

4	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments Stainless steel wall panels with clips.

1
Type I Grease Exhaust Hood w/ Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool.//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 3.//Includes hood hanging materials, hood skirts if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction. Manual Balancing Damper (8” Tall)

1
Type 1 Grease Exhaust Hood with Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool.//All Stainless

B-3-14

Steel; Recessed Incandescent Light, pes2;//Included hood hanging materials, hood skirts if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction. Manual Balancing Damper (8" Tall)

1	Hood skirts and hanging materials for hood # 44, 44.1, 74, 86, 102, 118, 130

1	Ansul R-102 Fire Suppression System w/ Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

3
Safety System Moveable Gas Connector Kit, 3/4" inside diameter, 48" long, covered with stainless steel braid, coated with blue antimicrobial PVC, 1 Snap Fast QD 1 full port valve, (2) 90° elbows, coiled restraining cable with hardware, limited lifetime warranty

4
Safety System Moveable Gas Connector Kit, 1/2" inside diameter, 48" long, covered with stainless steel braid, coated with blue antimicrobial PVC, 1 Snap Fast QD 1 full port valve, (2) 90° elbows, coiled restraining cable with hardware, limited lifetime warranty

1	Titan 36" Heavy Duty Range, gas, (6) 12" 35,000 BTU open burners, standard oven base with s/s oven liner, 2 chrome plated oven racks, 6: high s/s legs, 245,000 BTU

1
Tilting Kettle, gas, 20-gallon capacity, crank tilt, 2/3 jacket, 316 s/s liner, floor mounted control console supports, s/s construction, bullet feet, electronic ignition, 50 PSI, 0 - 2000' elevation, 72,000BTU (2)

1	Faucet, double pantry with swing spout, for DEE & DH 20-40 gallon floor model kettles

1	Cover, lift-off, (#31) for (D, DT, DL, DLT, DEE & DH) 20 gallon floor model kettles

1	Kettle start-up, first unit, net

1
Eclipse Ergonomic Braising Pan, gas, 30-gallon capacity, 10” deep pan, 38” pan height, manual tilt, standard etch marks, faucet bracket, round tubular open leg base, s/s construction, bullet feet, elec. spark ignition, 104,000 BTU/hr

1	Pan Carrier, universal style, fits all size and type braising pans (except TD/FPC)

1	Faucet, double pantry with swing spout & riser, left or right-sided mounting

1	Braising pan start-up, first unit, net

1
Smart Steam 100 Convection Steamer, gas, double-stacked, open leg stand bullet feet, (3) 12 x 20 x 2-1/2" pans capacity per compartment, boilder less, s/s interior & exterior, single water connection, 54,000 BTU, each (B/I)

B-3-15

1	Smart Steam water treatment kit Steamer start-up, first unit, net

1	Steamer start-up, first unit, net

1
Convection Oven, gas, double-deck, extra depth, solid state manual controls, single speed fans, (5) racks & (11) positions, dependent s/s solid doors, s/s front, sides & top, 6” s/s legs, flue connector, 60,000 BTU each

1
Custom fabricated stainless steel work table with hand sink. 16 GA. top with 18 GA. under shelf fully welded to tubular legs with s/s adjustable bullet feet. Fabricate per plan and specifications, shop drawing and field measurement required.

1	Deck Mixing Faucet, with swing nozzle, 6” swing nozzle, 8” centers on deck faucet with 1/2” IPS CC male inlets, lever handles

1	Soap & Towel Dispenser, for 17” wide hand sinks

1
Custom Fabricated wall shelf: 16 GA. 304 stainless steel, 12” wide x length on plan. 14 GA. stainless steel knife brackets mounted 48” on center Max. Mounting hardware to be #14 stainless steel truss head screws. G.C. to provide backing for support. Shop Drawing required

1
Value Line Refrigerator, Reach-in, two-section, self-contained refrigeration, aluminum exterior & interior, s/s. front & doors, standard depth cabinet, full-height doors, exterior dial-type thermometer, 5” casters, ENERGY STAR®, 1/3 HP

5	Standard Wire Shelf, 18W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

4	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

2	Locker, five tier, single wide, (5) 12” x 15” x 12H doors, beige powder coated paint finish, finger pull, 6” legs

1
Heated Cabinet, mobile, insulated, bottom mount forced-air heat system, universal slides hold (12) 12”x20” or (6) 18”x26” pans at 3-1/2” spacing, slides adjustable in 1-1/2” increments, stainless steel construction, 5” swivel casters, 120v, 1650w, 13.7amps, 60hz, LPH, ENERGY STAR®

5	Standard Wire Shelf, 24W x 48L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

5	Standard Wire Shelf, 24W x 72L, (4) plastic split sleeves, chrome finish, NSF for dry & heated environments

6	Stationary Post, 86-3/8H, numbered on 1” increments, double grooved every 5”, chrome finish, NSF for dry & heated environments

10	S-Hook to join wire shelves-Zinc

B-3-16

1	Wall Shelf and pot rack, 16 GA. s/s, custom fabricated per plans and details.

1
3-compartment pot washing sink & soiled dish landing, s/s custom fabricated, (3) 20”x20”xl2D tubs, w/ integrated 18” min. drain board each side, s/s legs and cross rails, drain indirectly to floor sink, field verification and drawing required [Price includes #70.1 and #70.2]

1
Easy lnstall Pre-Rinse Unit, wall mount, base faucet w/spring check cart. & lever handles, 2” diameter. flanges w/1/2” NPT female eccentric flanged inlets, 35-1/2H, 15” overhang, 8-1/4” clear, 18” riser, B-0107 spray valve, B-0044-H flex s/s hose, 6” wall bracket

1	Installation Kit, 1/2” NPT nipple, lock nut and washer, short El 1/2” NPT female x male

1	Add-on Faucet, less nozzle, for pre-rinse units

1	Swing Nozzle, 14” (deduct cost of standard nozzle)

1
Easy lnstall Pre-Rinse Unit, wall mount, base faucet w/spring check cart. & lever handles, 2” diameter. flanges w/1/2” NPT female eccentric flanged inlets, 35-1/2H, 15” overhang, 8-1/4” clear, 18” riser, B-0107 spray valve, B-0044-H flex s/s hose, 6” wall bracket

1	Type II Steam Hood. NSF Listed; 18 Gauge Type #304 Stainless Steel; All Stainless Steel w/Baffles; Includes hood hanging materials and hood skirts if required.

1
Dishwasher, door type, high temperature sanitizing w/built-in booster heater, straight-thru design, 60 racks/hour, external Poly Pro Scrap accumulator, s/s construction, electric tank heat, auto fill, includes (1) open & (1) peg rack, ENERGY STAR®

1	Drain water tempering kit (factory installed only)

1
Custom fabricated clean dish table 14 a. stainless steel top sloped to dish machine. 1-5/8” diameter s/s tubular legs and welded 18GA. s/s under shelf. Fabricate per plans and details. Field verify, shop drawing required.

1
Custom Fabricated wall shelf: 16 GA. 304 stainless steel, 12” wide x length on plan. 14 GA. stainless steel knife brackets mounted 48” on center Max. Mounting hardware to be #14 stainless steel truss head screws. G.C. to provide backing for support. Shop Drawing required

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

2	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

B-3-17

1	Value Line Refrigerated Counter, two-section, with doors, stainless steel top, rear splash, front, interior bottom & sides, aluminum back rear-mounted self-contained refrigeration, 6” casters, 1/3 HP

1
Value Line Refrigerated Counter, Pizza Top, two-section, with doors, stainless steel top with refrigerated pan rail, stainless top, ends & front, ABS interior, side-mounted self-contained refrigeration, 1/3 HP, cutting board

1	Back service counter w/ integral hand sink, stainless steel w/ 6” backsplash & 6” side splash, direct drain at hand sink [Price includes #84.1]

1	Pizza Pro Dough Press, counter model, manual operation, heated upper platen, microprocessor, programmable w/digital read-out, on/off switch, up to 18” diameter, 1450w

1
Ventless Hood, limited type 1 hood for use with specific UL listed appliances, s/s hood with 3-stage filtration: s/s baffle filter for large grease particles, electrostatic air cleaning filter and disposable charcoal odor filter, use with electric ovens & conveyor ovens max. 50kw, rotisseries max. 6.2kw UL, CUL, NSF

1	ILS (Interlocking system)

1	Ansul R-102 Fire Suppression System Electric system, duct system

2	Lincoln Impinger® Countertop Oven, electric, single deck, w/extended 50" conveyor, standard CTI, UL/CSA, 208 V, 29 amps, 1 Ph, 60 Hz, 3 wires, 6 KW

1
Pro-Max® Double Panini” Grill, electric, (1) 14”x28” fixed lower grill, (2) hinged upper grills, grooved cast iron grill plates, thermostatic control with off position, stainless steel front & sides, adjustable feet, 7200w

1
Manual Slicer, 13” diameter Precise Edge knife, top mounted knife sharpener, stainless steel construction, gear-driven, antimicrobial protection, knife cover interlock, dual gear thickness adjustment, EZ-Glide table, open base design, ETL, NSF, 1/2 Hp, 115/60/1, 7 amps

1	Tempered glass display case, custom fabricated, with mid-shelf

1	Counter top for Daily fresh display, Deli/Panini, Pizza, International, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1
Custom fabricated service counter at pizza, stainless steel cabinet and doors with stainless steel top, 4” backsplash with 4” with curb and diewall, finished back, field verification and shop drawing required

1
Millwork finish panels at service cabinet for #94, approx. 39'LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 39'LF, one section plywood sub top & brackets at tray rail approx. 28'LF. NIC s/s trim at panel top, NIC S/S tray boxes

B-3-18

1	Tray slide, Material based on Icestone, Tuscan Sunset, with 3” edge and with stainless steel strips.

1
Sneeze guard, custom fabricated s/s with 1”x2” rectangular tubing uprights, 1/2” tempered glass, beveled and polished exposed glass edges, mounting flange, 54” max. Post spacing, NSF standard 2 construction. Includes the following sections: //l. Grille - full service type//2. Salsa - self service type//3. Mexican / hot

1
Entree - full service type 4. Pizza / International - full service type//5. Deli / Panini - full service type//6. Salad Bar - self service type//7. Beverage / Desserts - self service type//8. Soup - self service type

1
Value Line Refrigerated Counter, Sandwich Top, two-section, with doors, 12-pan opening, 10” cutting board, stainless top, front, interior bottom & sides, aluminum back, rear-mounted self-contained refrigeration, 6” casters, 1/5 HP

1	Casters, 3” diameter 4” OA height (set of 4)

1	Toast-Qwik® Conveyor Toaster, horizontal conveyor, countertop design, all bread types toaster, approx. 14 slice capacity/min, electronic controls, color guard sensing system, 3.3 kW

1
Cayenne® Heated Shelf, left aligned, 60L, two-zone heat control, thermostatically controlled maintains even & accurate temperature, stainless steel outer construction, smooth top with welded corners, aluminum core provides even heat distribution, 120V, 905W, 7.5A, 5-15P plug, 20W (front zone 13.4W, back zone 6.6W), total height 5.7H (includes 4” foot), UL, CUL, NSF, USA made

1	Cayenne® Heat Strip, 60” Hard Wired, High Wattage, one-year parts & labor warranty, additional one-year parts warranty on cal-rod element, UL, CUL, NSF, USA made

1
Type I grease exhaust hood w/ lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//Ansul Pre-Pipe; All Stainless Steel; Finished Stainless Steel Back; Switch Panel (1 Light Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 2;//Includes hood hanging materials, hood skirt if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Constructions. Manual Balancing Damper (8” Tall)

1	Ansul R-102 Fire Suppression System w/Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

1	Supreme Step-Up Hotplate, counter model, gas, 12” wide, (1) 20,000 BTU front burners, (1) 20,000 BTU elevated back burners, infinite manual controls, safety pilots, 4” adjustable s/s legs, 30,000 BTU

B-3-19

1
Value Line Refrigerated Counter, Sandwich Top, single-section, with door, stainless steel top with eight-pan opening, stainless steel exterior, 3” casters, rear-mounted self-contained refrigeration, Energy Star rated, 1/5 HP, ABS interior

1	5” casters - set of four
Supreme Step-Up Hotplate, counter model, gas, 12” wide, (1) 20,000 BTU front burners, (1) 20,000 BTU elevated back burners, infinite manual controls, safety pilots, 4” adjustable s/s legs, 30,000 BTU

1	Counter top for Grille area, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1	Stainless steel service counter cabinet, 14 ga s/s top, w/ galvanized curb and utility diewall. Field verification and drawing required.

1
Millwork finish panels at service cabinet for #112.1, approx. 21 'LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 21' LF, one section plywood sub top & brackets at tray rail approx. 21'LF. NIC s/s trim at panel top, NIC S/S tray boxes

1
3-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, 18-8 s/s, drip-free flange, polyurethane foam insulation., 6-5/8” deep well, 1/4 HP compressor, 120V, 4.9A, 5-15P plug, OA dim 41-l/2”x26”, cutout dim 40-3/4”x25-l/4”, 7/8” corner radius, display area length 37-1/2”, 5 business day lead time, USA made

1	Supreme Hotplate, counter model, gas, 12” wide, (2) 20,000 BTU burner, infinite manual controls, safety pilots, 4” adjustable s/s legs, 40,000 BTU

1	Supreme Griddle, counter model, gas, 36” wide x 24” x 1” thick smooth highly polished steel griddle plate, w/3” high s/s rear & side splash, thermostatic controls, safety pilots, legs, 72,000 BTU

1	Supreme Char broiler, counter model, gas, 48” wide, built-in grease channels, infinite manual controls, adjustable legs, 120,000 BTU

1	Spec Line Refrigerated Counter, Griddle Stand, two-section, with drawers, stainless steel top, exterior & interior, side-mounted self-contained refrigeration, 1/4 HP, dial thermometer

1	6” Casters, set of four w/5” wheel- includes credit for legs

1	Cabinet base extension, custom fabricated stainless steel to extend #117 to 96.

1
Type I Grease Exhaust Hood w/ Lights. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//l 8” Customer & Operator Side, Center 72” AFF;//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light

B-3-20

Switch, 1 Fan Switch, & 1 Pilot Light); Recessed Incandescent Light, pes 6;//Includes hood hanging materials, hood skirts if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction. Manual Balancing Damper (8” Tall)

1	Ansul R-102 Fire Suppression System w/ Pull Station, including installation labor, miscellaneous materials, and the manufactures equipment for the hoods.

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2” NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1
2-Well Hot Modular Drop-In W/Thermostatic Controls & Manifold Drains, drip-free flange, ind. drain shutoffs, 6-3/8” DP wells operate moist/dry, dial controls, 1000W per well, 208-240V, 7.2-8.3A, 6-15P plug, OA 28-l/4”x26”, cutout 27-1/2”x25-l/4”, 7/8” corner radius

1
Back service counter w/ integral hand sink, stainless steel w/ 6” backsplash & 6” side splash, direct drain at hand sink, G.C. to provide and install soap & single-service towel dispensers [Price includes #122.1]

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

2	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

1	Wall Shelf, 16 GA. stainless steel, 12” wide x length on plan, with hidden brackets, custom fabricated per plan and details, G.C. to provide backing for support

1
Value Line Freezer, Reach-in, single-section, self-contained refrigeration, aluminum interior & exterior, s/s front & doors, std depth cabinet, full-height door, exterior dial-type thermometer, ENERGY STAR®, 1/3 hp

1
Solstice High Efficiency Fryers, gas (2) 50 lb oil cap. full tanks, solid state thermostats, boil out & melt cycle, drain valve interlock, matchless ignition, self-clean burner, downdraft protection, drawer filtration, s/s tank, front & sides, total 160,000 BTU (-FF), ENERGY STAR©

1	Built-in bread & batter unit w/dump station to the left side of the two fryers

1	PFW-1 Built-in food warmer, 750 watts

1
Type 1 back shelf type grease exhaust hood. Listed UL Exhaust Hood; 18 Gauge Type #300 Series Stainless Steel; Capture-Jet Fan Technology; T.A.B. (Test Air Balance) Ports; Incandescent Lights; KSA S/S Filters (93-98% Efficient on Particulate in the 5-10 Micron Range

B-3-21

Based on ASTM-F2519-05; Exhaust Volume Based on ASTM-F1704-05 and F2474-05; KSA Filter Removal Tool;//Ansul Pre-Pipe; All Stainless Steel; Switch Panel (1 Light Switch, 1 Fan . Switch, & 1 Pilot Light); //Includes hood hanging materials, hood skirt if required.

1	Volume Damper, Vertical KBD Model; 16 GA Galvanized Outer Shell Construction; 18 GA 304 SS Inner Shell Construction; Manual Balancing Damper (8” Tall)

1	Toast-Qwik® Conveyor Toaster, horizontal conveyor, countertop design, all bread types toaster, approximately 14 slice capacity/min, electronic controls, color guard sensing system, 3.3 KW

1	Wall Shelf, 16 GA. stainless steel, 12” wide x length on plan, with hidden brackets, custom fabricated per plan and details, G.C. to provide backing for support

1	Back service counter, custom stainless steel per plan and details, G.C. to provide backing for support [Price includes #133.1]

1
Spec Line Heated Cabinet, Reach-in, single-section, std depth cabinet, exterior digital thermometer, adjustable wire shelves, cylinder locks, full-height, stainless steel exterior, aluminum interior, adjustable s/s legs

1	Casters in lieu of legs - set of four 6” high w/ 5” wheel, swiveling with side brakes

1	Service counter top & edge, custom fabricated per plan and details [Price includes #138.1]

1	Deck Mixing Faucet, 4” centers with 1/2” IPS eccentric flanged female inlets, lever handles

1	Swing Nozzle, 6” (deduct cost of standard nozzle)

2	Union Coupling Inlets, male 1/2” IPS inlet, 1” long

1	Soap Dispenser, wall mounted

1	Paper Towel Dispenser-Wall Mounted

1
Value Line Refrigerator, Reach-in, single-section, self-contained refrigeration, aluminum sides & interior, s/s front & doors, std depth cabinet, full-height door, exterior dial-type thermometer, casters with brakes, ENERGY STAR®, 1/3 HP

1
4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1	Counter top for Salsa, Mexican, Hot Entree, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1	Stainless steel service counter cabinet, 14 gas s/s top, w/ galvanized curb and utility diewall.

B-3-22

Field verification and drawing required. [Price includes #150]

1
Millwork finish panels at service cabinet for #145.1, approx, 34'LF LP panel w/reveal lines, includes s/s reveal and acrylic reveal, one section plywood sub top at cabinet approx. 34'LF, one section plywood sub top & brackets at tray rail approx. 34'LF. NIC s/s trim at panel top, NIC S/S tray boxes

1
3-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/4 HP compressor, 120V, 4.9A, 5-15P plug, OA dim 41 -l/2”x26”, cutout dim 40-3/4”x25-l/4”, 7/8” corner radius, display area length 37-1/2”, 5 business day lead time, USA made

1
3-WELL HOT MODULAR DROP-IN W/THERMOSTATIC CONTROLS & MANIFOLD DRAINS, drip-free flange, ind. drain shutoffs 6-3/8D wells operate moist/dry, dial controls, 1000W per well, 208-240V, 10.8-12.5A, 6-20P plug, OA 41-l/2”x26,cutout 40-3/4”x25-l/4”, 7/8” corner radius

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2” NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1
Pro-Max® Two-Sided Grill, electric, 14”xl4” fixed lower grill, hinged upper grill, HD smooth cast aluminum grill plates, thermostatic control, rear grease receptacle, stainless steel front & sides, 1800w

1	Single Pantry Faucet, with swing nozzle, deck mounted, 6” swing nozzle, single shank with 1/2” NPS thread, 1/4” IPS union type tailpiece, lever handle, C” (ORH)

1
4-Well Hot Mod Drop-In W/Thermostatic Control & Manifold Drains, drip-free flange, ind. drain shutoff, 6-3/8” deep wells operate moist/dry, dial controls, 1000W per well, 208-240V, 14.4-16.7A, 6-30P plug, OA 54-3/4”x26”, cutout 54”x25-l/4”, 7/8” corner radius

1	Volume damper

1	Counter top for Salad Bar, material based on Zodiac, Caroli Red 06, with tray slides and 3” eased edge and stainless steel strips

1
Salad bar, 1 section cabinet approx. 1 l'Lx5'Dx approx. 30'LF IP panels with reveal lines includes s/s reveal lines (no Acrylic), one section plywood sub top at cabinet, one section plywood sub top and brackets @ tray rail approx. 36'LF, NIC s/s tray boxes.

1
4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1
4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-

B-3-23

1/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1
4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1
4-Pan NSF7 Refrigerated Cold Pan Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, drip-free flange, polyurethane foam insulation, 6-5/8” deep well, 1/3 HP compressor, 120V, 5.9A, 5-15P plug, OA dim 54-3/4”x26”, cutout dim 54”x25-l/4”, 7/8” corner radius, display area length 50-1/4”, 5 business day lead time, USA made

1
Oasis® Self-Service Refrigerated Open Air Screen Case, 71L, 81H, self-contained Breeze refrigeration system, (4)non-lit adjustable metal shelves (15D), top light, black interior, (2) full end panels, 4D removable wall spacer brackets, casters

1	Interior: Stainless steel, in lieu of standard black

1	Header: Stainless steel (straight header style required)

1	Upper front panel: Flat, Stainless steel

1	Lower base: Stainless steel

1	Left end panel: Full Mirrored interior w/stainless steel exterior

1	Right end panel: Full Mirrored interior w/stainless steel exterior

1	Rear loading hinged doors, locking

1	Add Lights to standard shelves (4)

1	Security cover: Removable Locking

1
Oasis® Self-Service Refrigerated Open Air Screen Case, 71L, 81H, self-contained Breeze refrigeration system, (4)non-lit adjustable metal shelves (15D), top light, black interior, (2) full end panels, 4D removable wall spacer brackets, casters

1	Interior: Stainless steel, in lieu of standard black

1	Header: Stainless steel (straight header style required)

1	Upper front panel: Flat, Stainless steel

1	Lower base: Stainless steel

1	Left end panel: Full Mirrored interior w/stainless steel exterior

B-3-24

1	Right end panel: Full Mirrored interior w/stainless steel exterior

1	Rear loading hinged doors, locking

1	Add Lights to standard shelves (4)

1	Security cover: Removable Locking

1	Countertop for Beverage, Desserts Counter, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1
Beverage counter. One section cabinet 23'6” Lx 2'6Dx 3'H, 12 each LP doors, no reveal lines, one section plywood sub top at cabinet, one section plywood sub top & brackets @ tray rail approx. 23'6” L, NIC brushed s/s trim.

1	4-Pan Frost Top Modular Drop-In, Modified For Remote - No Compressor Or Mounting Brackets, 18-8 s/s, recessed drip flange with drain, 1/3 HP compressor, 120V, 5.9A,
5-15P plug, Overall dim 54-3/4”x26”, cutout dim 52-l/2”x23-3/4”, 7/8” corner radius, display area length 48-3/4”, 5 business day lead time

1
Horizon Satellite-Fill Ice Maker, air-cooled, self-contained condenser, for Vision low-profile ice and beverage dispensers, up to 1100 lb production of Chewblet® ice in 24 hrs., 208-230/60/1 Water filter system (one per icemaker) for 1000 and 1400 series machines

1	Horizon Satellite-Fill Ice Maker, air-cooled, self-contained condenser, for Vision low-profile ice and beverage dispensers, up to 1100 lb production of Chewblet® ice in 24 hrs., 208-230/60/1

1	Water filter system (one per icemaker) for 1000 and 1400 series machines

1	Counter top for Soup area, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

1	One section cabinet 4'9Lx2'Dx3'H, 3 each LP doors, no reveal lines, one section plywood sub top at cabinet, one section plywood sub top & brackets @ tray rail approx. 4'9” L, NIC brushed S/S trim.

1	Pot Filler Faucet, deck-mounted, double-joint nozzle, 24” long, with insulated off-on control valve at outlet, 1/2” IPS female inlet, adjustable flange

3
Soup Well, Modular Drop-In W/Infinite Control, holds one 11 qt inset, sis well, 3/4” drain, power cord, control cord for remote installation, diameter over flange 12-13/16”, cutout diameter 12-1/4”, well outer diameter 12”, 120V, 720W, 6.0A, 5-15P, UL, CUL, NSF4, USA made

1	Counter top for P.O.S stations, material based on Icestone, Tuscan Sunset, with tray slides and 3” eased edge and stainless steel strips

B-3-25

1
Two each POS counters, approx. 3'6Lx3'Dx3'H, 1 drawer and 2 doors per cabinet, no reveal lines, 4 each H/D casters per unit, 1 each section plywood sub top per unit, 2 each section plywood sub top & brackets at tray rail approx. 8'LF

1	LP top for item #190.1, one section 12': x 2D with back and end splashed.

1	Condiment counter, one section cabinet 12'Lx2'Dx2'10H, 6 each LP clad doors, no reveal lines, one each LP condiment rails 5'L, one each plywood sub top at cabinet Subtotal -material

1
(a) Install 2 walk-in coolers and 1 walk-in freezer, 1 rx40'x8' high with all necessary trim and enclosures and 120 day labor warranty//(b) Install insulated sub-floor for freezer//(c) Install, start up and adjust Coldzone rack system items A thru G with line sets already installed and 120 day labor warranty

1	Option 1-year labor warranty

1	Drilling pilot holes for sneeze guards and sneeze guard lighting wiring through Icestone counter tops

1	Install Hood # 44, 44.1, 74, 86, 102, 118, 130, wall flashings, hood skirts, sneeze guards, custom fabricated stainless steel and buy out equipment including item# 94.A. 84.1, 133.1, 138.1 and 122.1

1	Stage and delivery

1	Install all millwork units including item# 94.2, 112.2, 145.2, 157.1, 166.1, 180.1, 185.1, 190.1. 190.
INTERIOR PARTITIONS
I.	DEMISING PARTITIONS
A.	3 5/8" x 25 min. gauge metal studs @ 16" on center.

B.	5/8” gypsum wallboard one layer each side of studs.

C.	From floor slab to underside of concrete and metal deck floor/roof structure.

D.	Two rows of continuous acoustical sealant - top and bottom racks.

E.	R-8 Batt type fiberglass insulation between studs in partition cavity.

F.	Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

G.	Fire caulk @ partition and metal deck as required by City of San Diego.

H.	Provide minimum opening above ceiling as required for return air, with sound boots.

I.	Provide diagonal bracing at staggered as required by code.

J.	No back-to-back electric or data outlets.

K.	Provide screw-on corner beads at all corners.

B-3-26

II.	ONE-HOUR WALL
	1.	Same as demising partition with fire dampers as required for penetrations and return air.
Type X 5/8" wallboard shall be fire taped where fire ratings are required.
III.	TYPICAL INTERIOR PARTITION
A.
3 5/8” - 25 gauge metal studs 24” on center maximum terminating at twelve (12) inches above suspended ceiling (20 gauge when supporting wall mounted cabinets or equipment). Extend to underside of concrete at Executive offices only.

	B.	5/8” Gypsum wallboards one layer each side of studs.

	C.	Intended for 9'-0” ceiling height (U.O.N.).

	D.	Provide diagonal bracing per code.

	E.	R-8 Batt type fiberglass insulation between studs in partition cavity.

	F.	Partition taped smooth and sanded to level 4 finish to receive paint or wall covering.

	G.	Provide screw-on corner beads at all corners.

	H.	No back-to-back electric or data outlets.
IV.	PERIMETER DRYWALL (where required)
	A.	5/8” gypsum wallboard, one layer on existing framing per plans. Batt insulation to remain.

	B.	Height - floor slab to 12” above ceiling, where occurs. Extend to underside of concrete at Executive offices only.

	C.	Provide seal with caulk between gypsum board and window mullion if it is required.

	D.	Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

	E.	Provide screw-on corner beads at all corners.
V.	COLUMN FURRING
	A.	5/8” gypsum wallboard, one layer on 2 ½” 25 gauge studs.

	B.	Height - floor slab to 12” above ceiling grid or to the deck above. Extend to underside of concrete at Executive offices only.

	C.	Gypsum wallboard taped smooth and sanded to level 4 finish to receive paint or wall covering.

	D.	Provide screw-on corner beads at all corners.
VI.	GLASS PARTITION & CLERESTORY WINDOWS
A.
1” W x ¾” H continuous, satin chrome finish aluminum “U” channel, top anchored to grid every 24” and anchored directly to slab at bottom. Allow for floor deflection in sizing glass. Clear silicone caulk typical head and sill condition provide neoprene setting blocks. 3/8” clear tempered glass, butt-joined, polished edges.

	B.	62” x 24” Clerestory windows at each office with satin chrome frame.

B-3-27

DOORS, FRAMES, HARDWARE AND INTERIOR WINDOWS
I.	WOOD DOORS
	A.	Tenant Entry and Interior Door:
	1.	Manufacturer:	Marshfield or Equal
	2.	Species:	Clear Maple. Finish to be approved by Interior Design Department
	3.	Cut:	Quartered
	4.	Finish:	Clear finish: 0-95
	5.	Note:	Solid core 3'-0” x 8'-0” x 1 ¾” doors. Doors shall match existing core doors in finish, material and appearance. Undercut doors ½” and finish all edges including top and bottom
	6.	Rating:	20-minute/per code
	7.	Location:	Tenant Entry door at 1-Hour Corridor

II.	DOOR FRAMES
	A.	60 Minute Frame
	1.	Manufacturer:	Dual Lock
	2.	Product:	Avalon Phoenix
	3.	Finish:	Powder clear
	4.	Label:	60-minute
	5.	Location:	1-Hour Stair enclosure, 1-Hour Passageway and Enclosure

	B.	20 Minute Frame
	1.	Manufacturer:	Dual Lock
	2.	Product:	Avalon Eagle
	3.	Finish:	Powder Clear
	4.	Label:	20-minute
	5.	Location:	1-Hour Corridor

	C.	Non-Rated Frame
	1.	Manufacturer:	Dual Lock
	2.	Product:	Avalon Eagle
	3.	Finish:	Powder Clear
	4.	Label:	Non-rated
	5.	Location:	Interior Tenant Doors

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III.	DOOR HARDWARE
	A.	Single Tenant Entry Door at 1-Hour Passageway and 1-Hour Corridor:
	Qty.	Subtype	Item Description
	4 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
	1	Office lockset	Falcon, LM521-DG, 626 less cylinder
with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway: “Everest” C.
	1	Closer	Door-o-Matic, SC81FC-DS, 689

	B.	Double Tenant Entry Doors

	Qty.	Subtype	Item Description
	8 pr	Hinge	Ives, 3CB1 4. 5 x 4.5 NRP, 630
	1	Office Lockset	Falcon, LM521-DG, 626 less cylinder
with Schlage Mortise cylinder 30-008 by Falcon cam, Keyway: “Everest” C.
	1 set	Auto Flush Bolts	Ives, FB31P, 630
	1	Dust Proof Strike	Ives, DP1, 626
	2	Floor Stop	Ives, FS441, 626
	2	Closers	Door-o-Matic, SC81FC-DS, 689
	1	Coordinator	Ives, COR52-FL20 w/ MB, 628
	1	Astragal	PEMKO, 355CS (Cut for Flush Bolts Face).

	C.	Single Tenant Doors (non-rated)

	Qty.	Subtype	Item Description
	4 pr	Hinge	Ives, 3CB1 4. 5 x 4 NRP, 652
	1	Latch set	Schlage, L9010 93A, 62
SUSPENDED ACOUSTICAL CEILING
I.	Suspended Ceiling System
	A.	Product:	Armstrong, Cirrus 2'x2' with beveled tegular edge. Grid: Superfine XL 9/16” exposed tee system
	B.	Dimension:	24” x 24”
	C.	Color:	Matte white
	D.	Note:	Steel T-bar grid system with wire suspension and seismic bracing per code.
	E.	Location:	Typical U. N.O.
	F.	Mounting Ht:	9”-0” above finished floor (match existing), unless noted otherwise.
II.	Floating Hard Lids - All conference rooms and building core with a level 4 finish and flat finish paint and LED cove lighting.

B-3-29

CABINETS
I.
High-pressure plastic laminate top and backsplash (Wilsonart, Nevamar or Formica) on 1-1/2” thick MDF substrate. All exposed sides and fronts of cabinets to be high-pressure plastic laminate on ¾” MDF substrate. Interior cabinet & adjustable shelves to be low pressure laminate (Black Melamine) on ¾” MDF substrate. All edge banding to be 1mm PVC with color to match adjacent.

II.	Hardware:
	A.	Door and drawer pulls: Hafele 115.70.002 (Executive Floor) or Liberty Steel Bar Pulls P0103 (Admissions and Corporate Floors)

	B.	No Blum box hardware
WINDOW COVERINGS
I.	Exterior Window Covering @ private offices and open office: Fabric shade
	A.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave
	B.	Color:	1011 Porcelain
	C.	Opening:	3%
II.	Exterior Window Covering @ Conference Rooms & Training Rooms: Dual Fabric/Blackout shade
	A.	Product:	Mecho Shade Thermoveil 1000 Series Dense Vertical Weave
	A.	Color:	1011 Porcelain
	B.	Opening:	3%
	C.	Product:	Mecho Shade Equinox Blackout 0100, Shadecloth 100 Series
	D.	Color:	0102 Alabaster
FIRE/LIFE/SAFETY
II.	Fire Sprinkler Heads
	A.	Sprinklers shall be U.L. listed, factory approved and provided in accordance with Uniform Fire Code requirements as enforced by the local jurisdiction.
	B.	Heads to be white pendant pop-down reliable, model G-1 concealed automatic sprinkler head.
	C.	Location of sprinkler heads to be approved by the architect. Sprinkler heads shall be located in the center of ceiling tile
	D.	All final sprinkler locations to be approved by Client.
II.	Smoke Detector
	A.	Smoke detectors shall be U.L. Listed and Factory approved. Manufacturer make and model shall match detectors currently installed.
	B.	Install where applicable per code, location to be approved by Architect and Client.

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II.	Exit Signs
	A.	Manufacturer:	Lithonia Lighting, edge lit exits, recessed ceiling mounted LED housing, green letters on a clear panel background or equivalent.
III.	Fire Extinguisher and Cabinet
	A.	Manufacturer:	J.L. Industries
	B.	Cabinet:	Ambassador #1017-V-10,
	C.	Options:	FE Letters in Red or FE Letters Vertical on Glass
	D.	Extinguisher:	2A10BC
	E.	Note:	Paint cabinet to match adjacent wall location of cabinets per plan.
HEATING, VENTILATION, AIR CONDITIONING, & PLUMBING
I.
Scope of work: The contractor shall provide all required labor, materials, equipment and contractor's services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities having jurisdiction. The consulting engineer shall prepare documents, including California's Title 24 calculations, as necessary for permit and construction.

II.	The building HVAC system shall be capable of supporting the final occupancy load that is contemplated on Lessee's future occupancy load projections.
I.
The Architect and Engineering Consultants shall design the HVAC system as required for a complete operating system to meet the following criteria. If independent peer review is required by Tenant (BPE), Tenant will pay consulting fee for review:

		a)	Zone temperatures shall maintain between 70°F and 75°F for outside design conditions as indicated below.
		b)	Provide fresh air ventilation to meet ASHRAE requirements and local state codes.
III.
Provide digital control system equipment with room sensors in lieu of thermostats in each zone with reset buttons, and all necessary interfaces as required for connection to the existing Direct Digital Control (DDC) building management system.

IV.	Provide temperature controls utilizing programmable electronic (or sensors) thermostats by a centralized BMS with remote sensors.
V.
Outside Design conditions shall be indicated in the ASHRAE latest fundamentals “Weather Data” for the city with the closest proximity to this facility utilizing the following frequency levels: Winter: 99% design dry-bulb/ Summer: 1% design dry-bulb and 2.5% wet-bulb

VI.	Plans shall indicate locations of all units, ductwork, VAV boxes, and supply and return diffusers and

B-3-31

grilles, controls, and exhaust fans.
VII.
After completion of all HVAC work, the contractor is to perform commissioning of the entire system servicing Lessee's space in accordance with SHRAE and NEBB standards. Each piece of equipment shall be checked for proper installation and operation. The Contractor shall balance all systems and provide Lessee's Project Director with a copy of the balancing report indicating the system is within 10% of design.

VIII.	Provide space temperature control during the period Lessee's move in furniture and fixtures.
IX.	DO not locate any HVAC equipment or units above the ceiling of the Server Room(s) other than those specifically designed to serve that space.
X.	Provide a one (1) year warranty and complete maintenance for one (1) year including all parts and labor on all HVAC equipment.
XI.
The basic installation for tenant suite shall include complete heating, ventilating, and air conditioning systems, outside air distribution, and relief air distribution for a typical standard office environment during normal office hours. The T.I. contractor shall furnish and install all materials and equipment necessary to provide complete and operational air conditioning systems in the tenant space, including but not limited to the following:

	I.	Requirements shall be in accordance with Title 24 and all other applicable codes.
II.
Diffusers core shall have curved, adjustable blades, and shall be capable of delivering 1-way, 2-way, 3-way, or 4-way horizontal ceiling patterns and shall be adjustable to obtain a downward airflow pattern. Diffuser must have high anti-smudge characteristics with center aspiration.

	III.	Material shall be steel. Finish shall be standard white baked enamel.
IV.
Perforated ceiling diffusers shall be tested in accordance with ANSI/ASHRAE Standard 70-1991. Sound data for diffusers shall be calculated in accordance with International Standard ISO 3741 comparison method.

XII.	Ductwork:
A.
Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels shall be fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specification A-653. Zinc-coating shall be of the “commercial” class.

B.
Insulated low-pressure flexible duct shall be a factory fabricated assembly consisting of a zinc-coated spring steel helix, non-perforated inner liner consisting of a zinc-coated wrapped with a nominal 1½” thick fiberglass insulation. The assembly shall be sheathed in vapor barrier jacket. The composite assembly, including insulation and vapor barrier, shall meet the Class 1 requirements of flame spread of 25 or less, smoke developed of 50 or less as set forth in NFPA Bulletin 90-A and be labeled by Underwriters' Laboratories, Inc.

B-3-32

C.
Flexible ducts shall be installed in a fully extended condition free of sags and kinks, using only the minimum length required to make the connection. Where horizontal support is required, flexible duct shall be suspended on 36” centers with a minimum of ¾” wide flat banding material. All joints and connections shall be made in accordance with the recommendations of Underwriters' Laboratories, Inc. for jointing material. Connections to rigid sheet metal shall be made with minimum ½”' wide collar positively clamped and secured with screws or other approved fastening.

	D.	Flexible ducts shall be supported with 2” wide, 28-gage steel collar attached to the structure with an approved duct hanger. Installation shall minimize sharp radius turns or offsets.
	E.	Maximum length of flexible duct shall be 8' 0”.
	F.	Water source heat pump supply and return air plenums shall be sized to deliver airflow at a maximum velocity of 1000 ft/min.
G.
Ductwork fabrication and installation shall conform to the recommendation of the latest edition of the Duct Construction Standards Metal and Flexible as published by the Sheet Metal and Air Conditioning Contractors National Association, Inc. (SMACCNA).

	H.	Ductwork Insulation
		1.	Install thermal insulation on clean, dry surfaces after testing, inspection, and approval in strict accordance with the manufacturers' recommendations.
		2.	All insulation shall meet Title 24 requirements.
3.
Insulate all concealed supply and return air ducts with flexible glass fiber insulation with factory applied reinforced foil-kraft facing. Manville R-series, Microlite, or approved equal. Thickness shall be lined with 1½” minimum thickness, density 1.0 pcf. Insulation seams shall be taped.

XIII.	HVAC Units
A.
WSHP: Carrier standard efficiency model 50RHC(12.0 EER Minimum) or approved equal, suspended above ceiling with horizontal inlet and discharge, with factory autoflow control hose kit, overflow condensate switch, and solenoid shut-off valves. Solenoid valve shall be Belimo or owner approval equal and shall be fully compatible with the building automation system (BAS).

	B.	Size and location per mechanical engineering plans.
		1.	Testing & Balancing
C.
At the completion of each tenant improvement, an independent test and balance agency, certified by AABC or NEBB, shall provide a complete test and balance document verifying that the specified performance is being achieved.

		1.	Structural Calculations
	D.	Where it is required by code, mechanical units shall require structural engineering calculations for city approval.

B-3-33

CABLING
I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate cabling for Owner's selected vendor.
II.	Each Workstation shall receive:
	F.	(2) Category 5e, 4 pair cables
	G.	(1) 1 ¼” conduit required for every four workstations
III.	Each Reception Desk shall receive:
	A.	(2) Category 5e, 4 pair cables
	B.	(1) ¾” conduit required for desk
IV.	Each Office shall receive:
	A.	Two locations, as specified on plan, each with (2) Category 5e, 4 pair cables
	B.	(1) 1 ¾” conduit stub from box to ceiling
V.	Each Reception/Waiting Area shall receive:
	A.	(2) Category 5e, 4 pair cables
	B.	(1) ¾” conduit required for specified location
VI.	Each Conference Room or Training Room shall receive:
	A.	(4) Category 5e, 4 pair cable within each table floor box (quantity of table floor boxes determined by table size and usage).
	B.	(1) 1” conduit stub for each table floor box
VII.	Each Bizhub shall receive:
	A.	(2) Category 5e, 4 pair cables behind the actual printer
	B.	(1) ¾” conduit stub from box and standard height to ceiling
	C.	(2) Category 5e, 4 pair cables required for single gang cut in box for “Equitrac” card reader installed at 43” high. (Printer location determined during planning phase)
	D.	(1) ¾” conduit stub for gang box to ceiling required for “Equitrac”.
VIII.	If Conference Room Scheduler (Room Wizard) is required:
	A.	(2) Category 5e, 4 pair cables required at door entrance of Conf. Room
	B.	(1) ¾” conduit stub from box to ceiling

IX.	Each IDF and MDF shall receive the following equipment:
	A.	45 Cisco 3750 switches
	B.	(2) Cisco 4506 switches
	C.	(50) WAPS
	D.	(2) Cisco 5508 WLAN controllers
	E.	Servers and storage for DNS,DHCP,DC.
	F.	ACS software
	G.	See supplemental documents for overall requirements for IDF rooms
***Formal request documents will be submitted by BTS (IT)

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AUDIO VISUAL REQUIREMENTS
I.	Scope of Work: The contractor shall provide all requirements as specified below to accommodate audio visual requirements listed below:
A.	Medium Conference Room (12-15 employees):
	1.	(1) 84” Da-Lite Tensioned Advantage Electrol Screen
	2.	(1) LCD Projector Ceiling Mount w/lift - motorized
	3.	(1) MLC Control - Extron 104 IP Plus
	4.	Ceiling speakers
	5.	VGA w/audio at Table 192 interface
	6.	House PC 109 Interface
	7.	Data/Power and Analog phone line at conf. table
	8.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)
B.	Large Conference Room (18-20 employees):
	9.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen
	10.	(1) LCD Projector Ceiling Mount w/lift - motorized
	11.	(1) MLC Control - Extron 104 IP Plus
	12.	Ceiling speakers
	13.	VGA w/audio at Table 192 interface
	14.	House PC 109 Interface
	15.	Data/Power and Analog phone line at conf. table
	16.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)
C.	Video Conference Room (20-25 employees):
	17.	(1) 100” Da-Lite Tensioned Advantage Electrol Screen
	18.	(1) LCD Projector Ceiling Mount w/lift - motorized
	19.	(1) AMX Ni3100 Touch Panel w/wm docking station
	20.	Ceiling speakers
	21.	VGA w/audio at Table 192 interface
	22.	House PC 109 Interface
	23.	Data/Power and Analog phone line at conf. table
	24.	J-box to accommodate rack for Sound Station 2 w/display (installed in owner supplied credenza)
	25.	HD Codec
	26.	Wall mounted Polycom HDX EagleEye Camera

B-3-35

	27.	Hard wired for video conferencing
	28.	Audio Processor and MX396 Shure table mics
	29.	Switcher for router
PLUMBING
I.
Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor's services necessary for complete and safe installation of Plumbing Work in conformity with requirements of all Authorities having jurisdiction. The contractor or consulting engineer shall prepare documents as necessary for permit and construction.

	A.	Plumbing Biz Hub Sink and Faucet
		1. Faucet:	Chicago Faucet GN8AE3JKCP. Fitting: Chicago Faucets 895-317E29XK
		2. Double Sink:	Just, DL-ADA - Series-A-18 GA
II.	Tenant suite shall be provided with individual, electric, instantaneous-type hot water heaters.
ELECTRICAL
I.
Scope of Work: The contractor shall provide all required design, labor, materials, equipment and contractor's services necessary for complete and safe installation of Heating, Ventilating, Air Conditioning (HVAC), Plumbing, and Fire Protection Work in conformity with requirements of all Authorities have jurisdiction. The contractor shall prepare design-build documents, including California's Title 24 calculations, as necessary for permit and construction. If peer review is required by Tenant (BPE), Tenant will pay consulting fee for review.

A.
Provide all emergency lighting, exit signs, fire alarm speakers, strobes, etc., as required by local and state building codes and in compliance with the American with Disabilities Act (ADA), local and state accessibility requirements and NFPA.  All emergency and egress lighting shall be on the emergency power system where applicable or have emergency battery power.

	B.	The following shall be the minimum number of outlets provided for each work area, unless otherwise noted.
		1.	Workstations: (2) duplexes- 1 for convenience and 1 for PC
		2.	Private Office: (3) duplexes- 2 for convenience and 1 for PC
		3.	Exec. Office: (4) duplexes- 3 for convenience and 1 for PC
		4.	Corridors/Open Areas: 120 V duplex to accommodate cleaning service equipment so cleaners can reach all areas utilizing a 50' cord.
	C.	Electrical stub outs for Exterior Signage.

	D.	Standard tenant light fixture:
	1.	2x2 Recessed Indirect with 2 lamps
Fixture - Lithonia - 2AVG 317 MDR MVOLT GEB10RS

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Lamp - Sylvania - Octron XPS F017/835XPS/ECO
Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

	2.	2x4 Single Recessed Indirect with 2 lamps
Fixture - Lithonia - 2AVG 232 MDR MVOLT GEB10RS
Lamp - Sylvania - Octron XPS F032/835XPS/ECO
Ballast - Sylvania - Prostart PSX QTP 3x32T8/UNV PSX

	3.	6” Recessed Downlight
Fixture - Calculite Compact Fluorescent open downlight 8051
Lamp - Sylvania - CF32DT/E/IN/EOL ECO
Ballast - QTP2x26CF/UNV
Finish: CCD Comfort Clear Diffuse
Flange: Polished

	4.	Linear downlights
Fixture - Focal Point, Avenue B, MR16
Location - Conference rooms

	5.	Linear downlights
Fixture - Focal Point, Avenue B, Flush lens
Location - Biz Hubs/Elevator Lobbies

	6.	Controls
All fixtures inside conference rooms dimmed and controlled by Lutron's Grafik Eye 3000 series control that is interfaces with AV equipment and lighting.

	7.	Wall switches and receptacles: Leviton, Decora Series, color: white. Install vertically.
EXTERIOR SIGNAGE
I.	Building design to accommodate all necessary access points, structural supports and electrical infrastructure to allow industry standard installation practices.
II.	BPE requires that exterior signage be the maximum allowed by the Sign Code.
III.	BPE requires exterior building signs on every qualifying elevation and high rise signage when available by code.
IV.
BPE requires building entrance identification. All sign types must be maximum height, square footage and quantities allowed by code. In all sign types internal illumination is required unless prohibited by code.

SECURITY
A.
Scope of Work: The contractor shall provide all requirements as specified below to accommodate Owner's security system comprised of a Brivo Access Control System, utilizing HID Slimline II -card readers, except where noted, and contact sensors for each door with a reader

B-3-37

and electronic locking hardware. The Camera system is Internet Protocol (IP) based, utilizing Dell custom rack mounted servers at each location with formulated calculation on needed Terabyte storage capacity. Indoor Cameras are AXIS M3014 Mini Dome. The system is powered over the Ethernet (POE). Each camera will capture at a minimum resolution of 720p and use H.264 compression. The server is to be placed in the MDF room of each facility. Specific architecture to be provided by selected vendor so as to minimally impact owner's broadband Internet network.

B.	General Assembly Space - First Floor
	a)	20+ doors with badge readers, sensors and electronic latching equipment
	b)	Elevators with badge readers and cable runs
	c)	20+ Cameras for entry, IDF, Fitness, Cafeteria, Corridors, Mailroom, etc.

C.	Admission Space -with balcony space
	a)	10+ doors with badge readers, sensors and electronic latching equipment
	b)	8-10 Cameras for entry and IDF

D.	Admission Space- without balcony space
	a)	5+ doors with badge readers, sensors and electronic latching equipment
	b)	5+ cameras for entry and IDF

E.	Corporate Space
	a)	10+ doors with badge readers, sensors and electronic latching equipment
	b)	5+ cameras for entry and IDF

F.	Executive Space
	a)	10+ doors with badge readers (special painted faceplate to match wall), sensors and electronic latching equipment
	b)	10+ cameras for entry to include stairwells and IDF

G.	General Specifications:
	a)	(1) UPS for Dell Custom Servers with redundant power sources.
	b)	Prox Point Plus reader specified for Executive Floors or when flush plated readers are required.
	c)	Thinline II reader (standard)
	d)	Schlage Hardware Trim style #17with #626 Satin Chromium Plated finish
	e)	(1) conduit and j-box required per electronic latching door hardware
	f)	Cores between floors, as well as, sleeves through firewalls for cable runs and connections.

3.2 Section 2 Finishes and Materials

B-3-38

FLOOR COVERING
Product	Manufacturer	Pattern-Color	Remarks
Carpet Tile	Mohawk	Custom Jacket (Light) -B7012	34oz carpet tiles.
¼ turn installation
CPT1	Lees	Custom Jacket (Dark no stripe) - C0573	U.O.N.

CPT2	Lees	Custom Jacket (Dark w/red stripe) - C0980(33%tiles in box have red)

CPT3	Lees	GT012-402 - Dolman

CPT4	Lees	Symphonic Pulse, #371 Suite

CPT5	Karastan
Broadloom carpet			34oz carpet rolls Conference rooms only. Border carpet with a different pattern for inset under conference table.

CPT6	Mohawk-Lees (Border Carpet)	Truth in Color - GL-020, 534 Coffee Bean

CPT7	Atlas Carpet Mills (Inset Carpet)	Contempo - CT08 Honey Nut

CPT8	Mohawk-Karastan (Border Carpet)	Groovin - DC084, 898 Penny Loafers
Executive floor			34oz carpet tiles.
Carpet tile			¼ turn installation U.O.N.
CPT 9	Constantine	Nexus C390C96, Peachtree and Piedmont

CPT 10	Shaw Contract	Dissolve, 59556. Color:111
Executive floor			34oz carpet rolls Conference rooms only. Border carpet with a different pattern for inset under conference table.
Broadloom carpet

CPT 11	Mohawk-Lees (Border Carpet)	Truth in Color - GL020, 544 Chocolate

CPT 12	Bentley Prince Street (Inset Carpet)	Building Eutopia, Birchcreek

CPT 13	Karastan	Symphonic Pulse, KC155, Staccato

CPT 14	Karastan	Pascal, Café Au Lait
Ceramic/Porcelain tile and stone			Through color.
CT1	Arizona Tile	Fibra Silk, 12x24 (field)

CT2	Arizona Tile	Fibra Suede (accent)

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CT3	Dal-Tile Quarry Tile	#0T08 Sahara Sand (kitchen)

CT4	Caesar Ceramiche	Absolute - Golden Coast (field)

CT5	Caesar Ceramiche	Absolute - Piasentina Reale (accent)

CT6	Arizona Tile	Metalwood "Iridio" 12"x24", 1/8" max. grout line

CT7	Arizona Tile	Metalwood, "Bronzo" 12"x24", 1/8" max. grout line

CT8	Arizona Tile	Metalwood "Iridio" 3.5"x24", 1/8" max. grout line

CT9	Arizona Tile	Metalwood, "Bronzo" 12"x24", 1/8" Bullnose
Glass Tile

GT1	Ann Sacks	Erin Adams Glass - "Zen Weave", V1214 (1-4 colors), Glaze Color series in 12"x12" interlocking netted sheets
Rubber Flooring			Fitness Room

RF1	Ecosurface Recycled Rubber	#806 Bedrock
RF2	EcoMax 3.2 mm thick (UNO)	#810 Rollin Stone
VCT			Storage Rooms

VCT1	Mannington Commercial	#183 Prairie Sand

VCT2	Mannington Commercial	#219 Toffee
VCT-SDT	Armstrong	Imperial Texture, Standard Excelon, 51950 Marble Beige	IDF, MDF
Wood Vinyl floor			Biz Hubs
VF 1	Parterre, vinyl wood planks	Ipe Ebony Ipe´ 11505 4" x 36" x 3mm
Rubber base			Throughout UON Continuous Roll
RB1	Johnsonite	#120 Silk

RB2	Roppe	#631 Sahara

RB3	Burke	#201 Chocolate
MILLWORK
High pressure plastic laminate			Millwork c-tops and faces UON

B-3-40

PL1	Formica	#7813-SP Cardboardz Solid

PL2	Formica	#3698-58 Beluga Beige

PL3	Nevamar	#WZ0028PV Kona Blend

PL4	Nevamar	#3698-58 Beluga Beige

PL5	Pionite	AG031 First N Main
Quartz counter tops	Caesar stone or Icestone	TBD		For reception desk and cafeteria counter tops
Stone

ST1	Tutto Marmo	Chroma BQ2050P, Eclipse Polished		¾” Slab

ST2	Cosmos Granite	Brushed and/or Polished		3 cm
PAINT
Interior paint				Eggshell/Loglow throughout UON
P1	Sherwin Williams	Dover White	#SW 6385

P2	Sherwin Williams	Latte	#SW 6108

P3	Sherwin Williams	Vanillin	#SW 6371

P4	Frazee	Chablis	# CL 2763M

P5	Sherwin Williams	Compatible Cream	#SW 6387

P6	Sherwin Williams	Hopsack	#SW 6109

P7	Sherwin Williams	Buff	#SW 7683

P8	Sherwin Williams	Sable	#SW 6083

P9	Sherwin Williams	Meadowlark	#SW 7522

P10	Frazee	Lava Cake	CLC 1289N

P11	Sherwin Williams	Crème	SW 7556
FEATURE WALLS
Specialty finish product	3form/Moz Metal or equal	TBD		2 feature walls per floor. Design should be different at each floor as specified by Design Department.

B-3-41

SUPLEMENTAL BTS (IT) REQUIREMENTS

B-3-42

Bridgepoint
EDUCATION

Project: 8620 Spectrum Center Lane	Document: **Business Requirements Document**	
Intranet Project ID:	Document ID: TBD	Revision Number: 1.0

SECTION V: RELATED DOCUMENTS

Document ID	Document Title
	Drawings with identification of requirements

Confidential Document Page 2 of 3 Date: 11/12/2008

B-3-43

B-3-44

56 U
56 U
2 U
1 U
2 U
1 U
2 U
1 U
1 U
1 U
1 U
1 U
2 U
1 U
2 U
1 U
1 U
2 U
1 U
3 U
1 U
1 U
1 U
1
2
9 feet
(height)
4x Shoretel Voice Mail Servers
2x Domain Controllers
1x Utility Server
6x Spare Servers
2x MSA 2000sa
8x AP7800

B-3-45

B-3-46

Model	Description	Total Devices		BTU/Device	Weight(lbs)/Device	Watts/Device	Watt/Total
ShoreTel 120/24	Switch	30		225/BTU	9	63	1890
ShoreTel T1	T-1	60		62/BTU	9	18	1080
4 VM Servers	HP DL380	4		1027/BTU	65	301	1204
2 Domain Controllers	DL360	2		1191/BTU	55	373	746
1 Utility	DL360	1		1191/BTU	55	373	373
Other Servers	DL380	6		1027/BTU	65	301	1806
MSA 2000sa	Storage Array	2		1224/BTU	80	359	718
Cisco 7200	WAN Routers	3		1262/BTU	45	370	1110
Cisco Catalyst 4506e	Distro Switches	2		2096/BTU	80	2473	4946
Cisco 3750G-48	Server Farm Layer2	12		910/BTU	15	160	1920
Cisco RPS2300	3750 Ext Power	2		724/BTU	25	N/A	
Adtran MUXs	DS3 MUX's	2		900/BTU	20	160	320
APC AP7800	PDU	30		900/BTU	4	N/A	
3' 4 post rack enclosure	Rack	2		N/A	350	N/A	
3' 2 post rack enclosure	Rack	5		N/A	50	N/A	
MGE Galaxy 5000	UPS	2		18486/BTU	5083	N/A	
				Total Watts in MDF from devices			16113

MDF	Total BTU	Total Weight (includes rack) lbs
Telco Rack 1	9178	371
Telco Rack 2	9648	416
Telco Rack 3	4160	364
Telco Rack 4	4160	364
Telco Rack 5	7850	366
Server Rack 1	9941	863
Server Rack 2	8750	806
MGE Galaxy 5000 unit 1	18496	5087
MGE Galaxy 5000 unit 2	18396	5082
Total	89579	13712

IDF	Total BTU	Total Weight (includes rack) lbs
IDF Rack 1	6346	225
IDF Rack 2	0	58

B-3-47

150A 480
3phase
Circuit A
MDF
150A 480
3phase
Circuit B
IDF
19'2"
Galaxy 5000
Galaxy 5000
PDU 1
Maint Bypass 1
UPS 1
Batteries 1
Batteries 2
UPS 2
Maint Bypass 2
PDU 2
IDF Rack 1
IDF Rack 2
4 feet
8'7"
3 feet
21.5 feet
2.5 feet (depth)
4 feet
6'5"
15'
Server Rack 1
Server Rack 2
2.5 feet (width)
23'
16'4'
Telco Rack 3
Telco Rack 4
Telco Rack 2
Telco Rack 2
Telco Rack 1
2.5 feet (width)
12'7"
3 feet
16x 4" fire rated sleeves for cable pass through to 6th floor IDF and Cat5e floor drops
4x 20 amp 120 L5-20 to each server and telco rack in MDF from each PDU
2x 20 amp 120 L5-20 to each telco rack in IDFs from each PDU

B-3-48

B-3-49

EXHIBIT “C”
PARKING RULES AND REGULATIONS
As used in this Exhibit, “you” refers to Tenant.
1.    Access Card. Your access card may only be used for the entrance and exit only of the vehicle used by you. If violation of this policy occurs, the daily maximum rate will be charged on the first offense; future violations by the same individual will result in immediate termination of the parking privileges for such individual.
2.    Payment Terms. Monthly rate for parking is due and payable on or before the first (1st) day of each month, in advance without demand. If the monthly charge is not paid when due, the prevailing daily posted parking rate will be charged. No deductions or allowances from the monthly rate will be made for days you do not use the location. Parking commenced between the 1st and 14th will be charged the full monthly fee. Parking commenced between the 15th and end of the month will be charged one half of the monthly fee.
3.    Display of Parking Permit; No Bailment. If a monthly permit is supplied by Central Parking System or a successor parking operator (“CPS”) (One permit per vehicle), it must be clearly displayed at all times while in the parking facility. Prevailing daily parking rate will be charged when the permit is not displayed on the vehicle. CPS will endeavor to provide your first permit within 24 hours after execution of this Agreement. You understand that you are only purchasing a license to park and that, irrespective of CPS taking possession, dominion and control of your car, NO BAILMENT IS HEREBY CREATED. The relationship between CPS and Tenant is defined as Licensor-Licensee and NOT Bailor-Bailee and, as such, no presumption of negligence shall be held as against CPS Parties (defined in Section 6 below) in a court of law. In the event of loss, theft or damage to your vehicle, you will retain the burden of proving negligence as against CPS Parties. In the event that you desire to engage CPS as Bailor-Bailee, you shall be required to pay an additional fee, acknowledgement of which shall be evidenced in writing.
4.    Parking Permit Limitations. The permit is valid ONLY during the month indicated on the face of the permit and ONLY for the facility at which it was issued. A new permit must be obtained by the first day of each month. Vehicles with invalid permits will be charged the daily rate. Refunds will not be issued. Permit is not valid for stadium or special events. Permit is not transferable.
5.    Valet Parking (if applicable). If CPS parks your vehicle for you, CPS Parties will not be responsible for theft of or damage to, any contents in your vehicle (including but not limited to radar detectors, car phones and sound systems, etc). Provide the attendant only the ignition key to your vehicle, and if separate from the ignition key, the key to the driver's side door of your vehicle.
6.    Customer Responsibility. CPS, the owner or manager of the parking facility, and each of their employees, contractors, parent companies, subsidiaries and affiliates (“CPS Parties”) are not insurers, and shall not be responsible for any vehicle loss, collision, fire, theft, accident, loss or damage to the vehicle or its contents or for any other damage to you or your property. In no event will CPS Parties assume liability for damage or injury sustained through faulty brakes or other vehicle equipment failure, your failure to set brakes properly or for improper vehicle maintenance. However, CPS shall be responsible for such loss or damage only if it results from CPS's negligence or the negligence of CPS's employees, occurring within the scope of their employment, to the extent that it is responsible under the law: but CPS does not waive any defenses to such claim including, but not limited to, contributory negligence, comparative negligence or any other defense or remedy available under the law. CPS Parties' maximum liability for loss or damage to property by theft, fire, explosion or otherwise shall be limited to $25,000.00 unless additional fee is paid when vehicle first parks and receipt is issued for same pursuant to law. You agree to defend, indemnify and hold CPS Parties harmless from and against any action, claim, loss, cost, damage or injury arising from your negligence, recklessness or carelessness, including, without limitation by specification, property damage and/or injury or death to any person or persons.
7.    Default. If you shall be in default for a period of five (5) days for non-payment of parking charges or charges for other supplies or services furnished to such vehicle by CPS, CPS is authorized at its option to place your vehicle on a transient ticket basis; to immobilize the vehicle (at your expense) and/or to open the vehicle to secure it or transfer it; to hold the vehicle and/or transfer such vehicle to another location with you remaining responsible and liable for all parking fees at such location, or to a location authorized and/or designated by applicable law at your expense and you are responsible for any damage to vehicle in relocation and/or securing the same. If your default for non-payment as set forth above shall continue for a period in excess of ten (10) days, then, and in such event, CPS may, at its option, charge interest on the amount owed, such interest to be set at the highest legally permitted rate as designated by applicable law, said interest to commence on the first day of the month for which charges have not been paid.

C-1

8.    Return of Access Cards and Permits. In order to cancel your account, all access cards and permits must be returned to CPS. You must obtain a dated receipt upon the return, which includes all tag numbers, access card numbers returned. The receipt must be signed by CPS employee accepting the items.
9.    Payment Options. You have the following payment options: check, credit card or ACH Debit. Payments should be made to the lockbox address (if applicable) or via the web at www.parking.com. No cash is accepted as a form of monthly payment. Payment by check will result in an additional processing fee in an amount no less than $2.25 per check. All individual customers are required to establish automatic payment (credit card or ACH Debit) via the web at www.parking.com (“website”).
10.    Payment Due Date; Late Fees; Collection. Payments are due on the 1st day of each month and considered late as of the 5th day of the month. CPS reserves the right to charge a late fee based on a per parker charge in an amount no less than $25.00 per parker (depending on location). You agree to pay all costs of collection, including court costs, reasonable attorney fees and expenses.
11.    Vehicle Repairs; Towing. No vehicle repair is allowed inside the parking facility. You must notify the manager of the parking facility if your vehicle is being towed out.
12.    No Vehicle Storage. No vehicles are allowed to be stored in the parking facility for more than 5 consecutive business days without exiting the facility. In case of such occurrence, the manager of the parking facility must be notified. Any vehicle stored in the parking facility over 5 days without notification is subject to towing at the vehicle owner's expense.
13.    Additional Fees (Minimum Amounts): $15 for each returned check; $25 non-refundable access card activation fee; $25 for replacement of a lost access card.
14.    Parking Facility Rules: In addition to the rules set forth herein, Tenant agrees to adhere to any other regulations of the parking facility, such as hours of operation, rate structure, speed, payment options, etc. promulgated by Landlord from time to time. Failure to comply with any such terms may result in the forfeiture of the monthly license fee paid for such month.
15.    Superseding Laws: Applicable Federal, State and local laws and parking terms per the Lease may supersede one or more of the provisions contained herein.

C-2

EXHIBIT “D”
COMMENCEMENT DATE LETTER
[DATE]
BRIDGEPOINT EDUCATION, INC.
_______________________
_______________________
_______________________
Re: Commencement Letter with respect to that certain Lease dated as of __________________, by and between CCP/MS SSIII Denver Tabor Center I Property Owner LLC, a Delaware limited liability company (as Landlord), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”)
Dear ___________________
Capitalized terms used but not defined herein shall have the meanings set forth in the Lease. In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:
1.    The Commencement Date of the Lease is _________________________.
2.    The Phase 2 Commencement Date of the Lease is _________________________.
3.    The Expiration Date of the Lease is ____________________________.
Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention. Tenant's failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within thirty (30) days after the date of this letter shall be deemed an approval by Tenant of the statements contained herein.
[signature page follows]
EXHIBIT “D” - PAGE 1

D-1

Agreed and Accepted:

TENANT:		LANDLORD:

BRIDGEPOINT EDUCATION, INC.,		CCP/MS SSIII Denver Tabor Center I Property Owner LLC,
a Delaware corporation		a Delaware limited liability company

By:	[EXHIBIT - DO NOT SIGN]
Name:		By:	[EXHIBIT - DO NOT SIGN]
Title:		Name:
Title:

EXHIBIT “D” - PAGE 2

D-2

EXHIBIT “E”
JANITORIAL SPECIFICATIONS
SCOPE & SCHEDULE OF WORK
All Properties:
I.    SCOPE

1.
Coverage: The contractor shall perform the following specified services throughout the entire premises, including all office space, lobbies, corridors, sidewalks, plaza areas, basement areas, stairways, fire towers, lavatories, passageways, service and utility areas, and elevator cabs, and shall render cleaning of Tenant's lunch areas, computer rooms and other areas if Owner is obligated to maintain such areas.

2.
Quality: The intent of this specification is that the Contractor will provide cleaning services of a character customarily provided in first-class office buildings in Denver, Colorado, whether such services are included in the specifications or are special services requested by the Owner or a Tenant of the Owner. Owner is to be the sole judge of said quality and required frequency of services to be provided herein.

II.    GENERAL

1.
Schedule: All nightly cleaning services shall be performed four (4) nights per week, Monday through Thursday. Day services shall be performed on Sundays. Nightly cleaning operations will begin after 6:00 p.m. and be completed by 3:00 am. Sunday cleaning will begin after 7:00 am and be completed by 3:00 pm. No services shall be provided on legal holidays. Legal holidays are defined as follows: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

2.
Supervision: Contractor shall employ competent supervisory personnel and place a qualified non-working night foreman for the property who will be capable of and will provide all reports required by Owner. The Supervisor shall provide schedules of all periodic cleaning, inspect the Buildings on a regular basis, investigate all Tenant complaints, report all items needing repair or maintenance and generally supervise the entire cleaning of the Buildings. The Supervisor will also see to it that all Contractor Employees report repairs needed or any other unusual or unsafe condition they encounter.

3.
Personnel: Contractor shall employ on the premises only persons skilled and trained in all the work assigned to them. Contractor shall promptly furnish qualified substitutes for any Contractor Employees that, in the sole opinion of the Owner, are unsatisfactory. All Contractor personnel shall be bonded, and Contractor shall pay all wages, payroll taxes and insurance, and all payments required by union contract, if any. Contractor Employees must be at least eighteen years of age.

4.
Uniforms and Equipment: Contractor shall furnish proper machinery and uniforms for the satisfactory performance of all services. Owner shall have the right to determine what is satisfactory performance. All Contractor personnel shall be properly uniformed and display identification of the Contractor at all times. Owner shall have the right to select and/or approve uniforms worn by personnel in the Buildings.

5.
Rules: Contractor shall at all times maintain good order among its Personnel and shall insure compliance with building rules and regulations, copies of which will be provided by the Owner from time to time.

6.
Security: While cleaning the tenanted areas, Contractor's personnel will work behind locked doors and will not admit anyone into the suite, except authorized Contractor or Owner personnel, or Tenants that have keys to the suite. On completion of duties, all lights will be turned off, doors locked, and offices left in a neat and orderly condition. Contractor will promptly notify Owner of any irregularities.

7.	MSDS Information: Contractor will keep two sets of MSDS information sheets at the Buildings, one of which will be in the management office.

8.	Keys: Keys will not be removed from the premises without prior written permission of Owner.
III.    GENERAL OFFICE AREAS

A.	Daily Services - Five days per week

1.
Wastebaskets emptied and replaced with new liners as necessary. Care will be exercised in noting items in containers that are obviously not trash and to only throw away other items that are clearly marked as trash. Pick up all recycle from centralized bins in Tenant space to centralized locations nightly.

2.	Tops of furniture, file, tables, etc., dusted - only when free of papers, folders, etc.

3.	General floor area policed for scraps of paper, paper clips, etc.

4.
Tile floors swept and/or dust mopped with chemically treated dust mop. Damp-mop spots and spillage. For medical usage, damp mop with disinfectant and tile floors nightly. Scuffs marks on floor removed nightly.

5.	Carpeted floors spots cleaned and vacuumed in traffic areas - fully vacuumed if required. Spot clean carpet as needed.

6.	Doors, glass and light switches spot-cleaned to remove smudges and finger marks.

7.	Finger marks cleaned from both sides of glass doors.

8.	All lights turned out and all doors locked upon leaving each day.

9.	Clean all sinks and countertops in kitchen areas, exam rooms and labs. Personal items, equipment, food, etc. will not be touched.

B.	Weekly Services

1.	All furniture dusted completely - tops of desks, tables, credenzas, etc., should be free of all work papers, folders, etc. Dust chair legs and bases of all furniture.

2.	Telephones wiped clean.

3.	Smudges and finger marks removed from walls, partition glass, etc.

4.	Lint brushed from seats, backs of upholstered chairs, sofas, etc.

5.	Carpeted areas thoroughly vacuumed. Edge vacuum.

6.	Office areas should be policed to assure quality of cleaning service.

7.	Wet-mop all resilient floor tile.

C.	Quarterly

1.	Clean all high glass including but not limited to clerestory, sidelights and entry doors.

D.	Periodic Services

1.	High dusting of corners, ledges, tops of drapes, ceiling diffusers, etc. will be performed on an as-needed basis, not less frequently than every 90 days.

2.	Chair pads will be cleaned underneath once per month.

3.	Tile floors will be spray buffed monthly and cleaned and re-waxed every 6 months.
IV.    LOBBY AND ENTRANCES, ELEVATORS, CORRIDORS, STAIRWAYS

A.	Daily Service - Five days per week

1.	Main lobby and all elevator service lobbies vacuumed and stairs mopped as needed. Mats to be vacuumed nightly. Lobby carpet and elevator carpet to be spot cleaned nightly.

2.	All bare floor areas swept or dust mopped. All scuff marks removed from tiled areas.

3.	All office entrance doors, doors to restrooms, doors to stairways, elevator doors, and doors facing elevator cabs spot cleaned.

4.	Elevator door treads kept free of debris, cleaned and polished.

5.	Any spillage spot mopped.

6.	Building directories spot cleaned, interiors dusted, and glass cleaned.

7.	All drinking fountains cleaned, including sides, and polished as needed.

8.	Fire hose and extinguisher cabinets cleaned inside and out.

9.	Interior fire stairs to be policed nightly and swept weekly and mopped as necessary. Handrails to be dusted weekly.

10.	Wash all entrance glass, doorframes and thresholds, wipe down brass or other necessary surfaces.

11.	Police planters for trash.

12.	Dust, spot clean and wash all main lobby walls and seating areas as necessary.

B.	Weekly

1.	Damp mop all hard surfaces using proper product for hard surface cleaning to avoid streaking and scratching.

2.	Thoroughly clean furniture in seating areas.

3.	Dust convectors.

4.	Dust high and low areas.

5.	Vacuum carpet corners and edges as needed.

C.	Monthly

1.	Rotary shampoo or steam extract elevator lobbies and entrance mats.

2.	Clean exterior metal surfaces on entrance doors and around lobby windows and buff with a dry cloth as necessary.

D.	Quarterly

1.	Dust and wash air conditioning supply and exhaust outlets in elevator lobbies.

2.	Machine scrub, mop and refinish hard floor.

3.	Wash convectors.

V.    GENERAL

A.	Policing of areas under desks, behind furniture and in areas where dirt can collect over a period of time should be checked monthly and cleaned as needed.

B.	Janitor closets and storage areas should be maintained in a neat and orderly manner at all times.

C.	Any condition of the Buildings requiring repair or attention should be brought to the notice of the Building Manager as soon as possible.

D.	The Building Manager should be notified when restroom supplies need reordering. Ordering is limited to two times per month.

E.
Janitor will not be responsible to remove materials from desks, shelves, counters, files, or any other areas for purpose of cleaning. Owner is not responsible for damaged or lost materials of Tenant caused by Janitor.

F.
Janitor is responsible for removing any items larger than that which can be contained in a standard size wastebasket provided the items are clearly marked "TRASH" by the Tenant and left in a conspicuous area.

VI.    PUBLIC AREAS (including but not limited to elevator lobbies, corridors, and all heavy traffic areas)

A.	Nightly

1.
Carpeted Floors. All carpeted floors are to be vacuumed and edged with an edging tool, moving all sand urns, furniture and accessories. Baseboards will be wiped with a treated dust cloth after vacuuming. Carpet and baseboards will be spot cleaned nightly when necessary. If Contractor is unable to remove spots, Contractor will inform the Building Manager in contact book. Clip any fraying carpet. Report any tripping hazards to the Building Manager immediately.

2.
Uncarpeted Floors. All hard-surfaced floors are to be mopped with a dust mop and maintained as needed to preserve and retain uniformly bright appearance, with particular attention to edges, corners and behind doors. All spills and stains will be removed with damp mop or cloth. Baseboards will be wiped down with treated dust cloth.

3.
Walls. All walls will be spot-cleaned to remove all smudges, stains and hand marks, using only clean water or mild cleansing agent when necessary. When soap or cleaner is used, the wall will be rinsed with clear water and dried. No abrasive cleaner will be used.

4.
Service Car Areas. The corridor area in front of each service car landing is to be protected each night by covering carpet with a protective drop cloth. Any spots or stains on carpet are to be cleaned immediately.

5.
Doors and Jambs. All doors and jambs will be spot-cleaned to remove any hand marks, stains, spills or smudges. Use only clear water or a mild cleansing agent where necessary. Rinse with clear water and dry. Door edges and jambs will be dusted where necessary. When completed, doors and jambs shall have a uniformly clean appearance.

6.
Glass Doors and Partitions. All glass doors, glass sidelights and partitions, including any directory glass, will be spot-cleaned to remove any finger marks, smudges or stains and will be left in a uniformly clean and bright condition, free of all dust and streaks.

7.
Miscellaneous Metalwork. All metalwork, such as mail chutes, door hardware and frames, metal lettering, and other metal accessories will be wiped clean and buffed with a dry cloth and left in uniformly clean and bright condition, free of all dust and streaks.

8.	Elevator Doors. Elevator doors and frames will be wiped down and buffed with a dry cloth, removing all dust, marks, and stains and left in a uniformly clean and bright condition. Elevators will be wiped clean and all dirt and debris removed from door tracks, using vacuum and edging tool.

9.
Dusting. All furniture, accessories, ledges and other horizontal surfaces, will be dusted using a treated dust cloth. All surfaces are to be left in a clean, dust-free condition. Spot cleaning will be performed as necessary.

10.
Furniture and Miscellaneous. All furniture is to be wiped, using a treated dust cloth, paying particular attention to legs and surfaces near the floor. Vinyl or leather surfaces are to be dusted and spot cleaned where necessary; cloth is to be vacuumed as necessary.

B.	Weekly

1.
Uncarpeted Floors. All hard surfaced floors will be wet-mopped, dried and spray buffed. All wax and marks will be removed from baseboards. Floors and baseboards are to be left in a uniformly bright, clean condition.

2.	Carpeted Floors. All carpeted floors will be vacuumed to remove all embedded dirt and grit and restore pile to a uniformly upright condition. Vacuum all carpet corners and edges.

3.	Glass Partitions and Doors. All interior glass (excluding perimeter windows) will be thoroughly cleaned and left in a uniformly bright, clean condition.

C.	Monthly

1.
High Dusting. All high dusting beyond the reach of the normal day-to-day dusting will be accomplished monthly. This will include, but will not be limited to, all ledges, charts, picture frames, graphs, air diffusers and other horizontal surfaces.

2.
Doors and Jambs. All painted doors and jambs will be washed down with clean water, using a mild cleansing agent where necessary, rinsed with clean water and dried, leaving no streaks, marks or smudges.

D.	Quarterly

1.
Uncarpeted Floors. If floor tile product requires scheduled waxing, all hard surface floors are to be stripped; removing all wax and other coatings, down to the bare clean and dry floor surface, removing any marks or stains. Floors will then be refinished and polished and left in a uniformly bright, clean condition. All finish spills and splashes will be completely removed from baseboards, walls, doors and frames.

E.	Biannually

1.	Air Diffusers. All air diffusers will be thoroughly washed and dried and left in clean condition as often as necessary.

F.	Annually

1.	Light Fixtures. All light fixtures will be inspected and cleaned on an as needed basis removing any debris or spots as needed.

VII.    RESTROOMS/LOCKER ROOMS

A.	Nightly

1.
Floors and Tile. Floors will be swept clean and wet-mopped using an owner approved Green Seal or Environmentally Preferred disinfectant cleaner. The floors will then be mopped dry and all watermarks and stains wiped from walls and metal partitions.

2.
Metal Fixtures. All mirrors, powder shelves, bright work (including exposed piping below wash basins), towel dispensers, receptacles and any other metal accessories will be washed and polished. Contractor shall use only non-abrasive, non-acidic material to avoid damage to metal fixtures.

3.
Ceramic Fixtures. Scour, wash and disinfect all basins, bowls and urinals with an owner approved Green Seal or Environmentally Preferred disinfectant cleaner, including tile walls near urinals. Special attention must be taken to inspect and clean areas of difficult access, such as the underside of toilet bowl rings and urinals, to prevent building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with an owner approved Green Seal or Environmentally Preferred disinfectant cleaner and wipe dry.

4.
Walls and Metal Partitions. Damp wipe all metal toilet partitions and modesty screens and tiled walls using an owner approved Green Seal or Environmentally Preferred disinfectant cleaner. All surfaces are to be wiped dry so that all wipe marks are removed and surfaces have a uniformly bright appearance. The top edges of all partitions, ledges and mirror tops will be dusted.

5.	Empty All Receptacles. Waste, sanitary napkins, ashtrays, etc.

6.
All Dispensers to be filled. Fill toilet paper, toilet seat cover, hand towel, soap, hand lotion, hand sanitizer and sanitary napkin dispensers as necessary. Replace lined disposal bags in sanitary napkin receptacles.

7.
Toilet seats. Lids or seats on all toilets will be left in a raised position. All mop sinks, locker areas and other service areas will be cleaned thoroughly and all cleaning equipment neatly stored in a central location.

B.	Weekly

1.	Wipe clean switch plates, kick plates, handles, etc.

2.	Detail scrub all shower stalls.

C.	Monthly

1.	Clean air-supply and exhaust grills.

2.	Wash all restroom partitions and doors.

D.	Quarterly

1.	Machine-strip and refinish all hard floors.

2.	Wash all walls, as needed.
VIII.    ELEVATORS

A.	Daily

1.	Vacuum elevator cab carpets.

2.	Wipe down doors inside and outside and buff with a dry cloth.

3.	Wipe down elevator cab walls and buff with a dry cloth. Use Windex or like product on mirror glass wall.

4.	Clean push buttons in cab and in corridor and all metal bright work.

5.	Remove all unauthorized marks and writing from the sides of elevator cabs.

6.	Report all mechanical deficiencies or damage to supervisor.

B.	Weekly

1.	Vacuum, clean and polish door tracks and thresholds.

C.	Monthly

1.	Machine-scrub or steam-extract elevator carpet.

2.	Dust elevator-ceiling lenses.
IX.    STAIRWAYS

A.	Daily

1.	Clean stairways to remove debris, gum and foreign matter. Sweep as needed.

2.	Report any deficiencies to supervisor.

B.	Weekly

1.	Dust railings and sweep floors.

C.	Monthly

1.	Wipe all ledges and handrails of dust.

2.	Sweep and wet mop stairs and landings.

D.	Quarterly

1.	Wipe clean exit lights.

2.	Damp mop stairways.

3.	Strip and wax tile landings, if applicable.
X.    LOADING DOCK

A.	Daily

1.	Sweep ramps, loading bays and parking areas for trash and cigarette butts.

B.	Weekly

1.	Weekly or as needed, power wash trash compactor or trash bin bay.

EXHIBIT “F-1”
LENDER'S FORM OF SNDA
Recording Requested by
and when Recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Servicing
1901 Harrison Street, 2nd Floor
Oakland, CA 94612

Attention:    CMS Lease Reviews
Loan No.:    ___________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Tenant's Trade Name:
NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of _______________, 2___, by and between ___________________________________ (“Tenant”), and The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2007-IQ14 (“Lender”).
R E C I T A L S

A.	___________________________________ (“Owner”) is the owner of the land and improvements commonly known as and more specifically described in Exhibit A attached hereto (“Property”).

B.
Tenant is the lessee under a lease dated _______________, 2___, executed by Owner (or its predecessor in interest), as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”) compromising all or a part of the Property.

C.
Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by a note (the “Note”) and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property (the “Mortgage”); and (b) a first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.”

D.
Tenant has requested Lender's agreement that if Lender forecloses the Mortgage or otherwise exercises Lender's remedies under the Security Documents, Lender will not disturb Tenant's right to quiet possession of the Premises under the terms of the Lease.

E.
Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant's agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

F-1-1

1.
SUBORDINATION. The Lease is and shall remain unconditionally subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. The subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.
NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant's right of quiet possession of the Premises under the terms of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable grace period under the Lease.

3.
ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord's interest in the Lease be transferred to Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage, Tenant shall, for the benefit of Lender or such other person or entity, effective immediately and automatically upon the occurrence of any such transfer, attorn to Lender or such other person or entity as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

4.
PROTECTION OF LENDER. If Lender succeeds to the interest of landlord under the Lease, Lender shall not be: (a) liable for any act or omission of any previous landlord under the Lease; (b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease; (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any previous landlord; (d) obligated to make any payment to Tenant which any previous landlord was required to make before Lender succeeded to the landlord's interest; (e) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender; (f) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender's written consent; (g) bound by any surrender or termination of the Lease made without Lender's written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease); (h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; (i) liable for any default of any previous landlord under the Lease; (j) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender's obligations and liabilities under the Lease shall be limited solely to Lender's interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender's Interest”) and, following such succession, Tenant shall look exclusively to Lender's Interest for the payment or discharge of any obligations of Lender under the Lease.

5.
LENDER'S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Lender shall have the right, without notice to Tenant or Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

F-1-2

6.
ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant's receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Lender's delivery of such notice to Tenant, or Tenant's compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the Lease.

7.
INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder.

8.
ASSIGNMENT OF LEASE BY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner's consent), without Lender's prior written consent.

9.    MISCELLANEOUS.

9.1
Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant's or Owner's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Tenant or Owner.

9.2
Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:

Wells Fargo Bank, N.A., as Master Servicer
Attn: Lease Reviews
1901 Harrison Street, 2nd Floor
Oakland, California 94612
FAX No.: 510-446-4468
FAX No.:

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

9.3
Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination,

F-1-3

including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

9.4
Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part.

9.5
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

9.6	Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agre¬ement or in any way limiting or ap¬plying the provisions hereof.

9.7
Attorneys' Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8
Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9
Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.10
Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11
Authority. Tenant and all persons executing this Agreement on behalf of Tenant jointly and severally represent and warrant to Lender that such persons are authorized by Tenant to do so and that such execution hereof is the binding act of Tenant enforceable against Tenant.

9.12
Form of Agreement. Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction.

F-1-4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
LENDER:
The Bank of New York Trust Company, National Association,
as Trustee for Morgan Stanley Capital I Inc., Commercial
Mortgage Pass Through Certificates, Series 2007-IQ14

By:
Wells Fargo Bank, National Association, as Wells Fargo
Master Servicer under the Pooling and Servicing Agreement
dated as of May 1, 2007, among MORGAN STANLEY CAPITAL
I INC., as Depositor, CAPMARK FINANCE INC., as Capmark
Master Servicer, PRUDENTIAL ASSET RESOURCES, INC., as
Prudential Master Servicer, WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Well Fargo Master Servicer, CENTERLINE
SERVICING INC., as Special Servicer, BANK OF AMERICA,
NATIONAL ASSOCIATION, as successor by merger to LASALLE
BANK NATIONAL ASSOCIATION, as Paying Agent, Certificate
Registrar, Authenticating Agent and Custodian, THE BANK OF
NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee.

By:

Name:

Title:

TENANT:

By:

Its:
The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.
OWNER:

By:

Its:

F-1-5

IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.
ALL SIGNATURES MUST BE ACKNOWLEDGED.
STATE OF ______________________    )
) SS.
COUNTY OF ____________________    )
On ____________________, 20____, personally appeared the above named ________________________ ___________________, a ________________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of ______________________, AS TRUSTEE FOR THE REGISTERED HOLDERS OF ________________________ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ________, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public
My commission expires: _____________________
____________________, ss.
On ___________________, 20____, personally appeared the above named ___________________, the _______________________, of ____________________ and acknowledged the foregoing to be the free act and deed of said _______________________, before me.

Notary Public
My commission expires: _____________________
____________________, ss.
On ____________________, 20____, personally appeared the above named ________________________, the ___________________________, of ________________________________ and acknowledged the foregoing to be the free act and deed of said _________________, before me.

Notary Public
My commission expires: _____________________

F-1-6

EXHIBIT A
(Description of Property)

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of ____________________, executed by ___________, as “Tenant”, and _________________________ “Lender.”
All that certain land located in the County of ____________________, State of _____________________, described as follows:

Loan No. _______________________

F-1-7

EXHIBIT “F-2”
TENANT'S COMMENTS ON LENDER'S FORM OF SNDA
Recording Requested by
and when Recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Servicing
1901 Harrison Street, 2nd Floor
Oakland, CA 94612

Attention:CMS Lease Reviews
Loan No.:___________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
Tenant's Trade Name: BRIDGEPOINT EDUCATION
NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE SECURITY DOCUMENTS (DEFINED BELOW).

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of _______________, ~~2___,~~2011, by and between ~~___________________________________~~Bridgepoint Education, Inc., a Delaware corporation (“Tenant”), and The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass‑Through Certificates, Series 2007-IQ14 (“Lender”).
R E C I T A L S

A.
~~___________________________________~~CCP/MS SSIII Denver Tabor Center 1 Property Owner, LLC, a Delaware limited liability company (“Owner”) is the owner of the land and improvements commonly known as Tabor Center Office Building located at 1201 16th Street, Denver, CO 80202 and the land and improvements commonly known as the Tabor Center Mall located at 1200 17th Street, Denver, CO, 80202 and more specifically described in Exhibit A attached hereto (“Property”).

B.
Tenant is the lessee under a lease dated _______________, ~~2___,~~2011, executed by Owner ~~(or its predecessor in interest)~~, as landlord, and Tenant, as tenant (as the same may have been amended, the “Lease”), covering certain premises (the “Premises”) compromising all or a part of the Property.

C.
Lender is the current holder of a mortgage loan (the “Loan”) previously made to Owner, evidenced by ~~a note~~one or more promissory notes in the original principal amount of Three Hundred Million Dollars ($300,000,000) (the “Note”) and secured by, among other things: (a) a first mortgage, deed of trust or deed to secure debt encumbering the Property, dated March 29,

F-2-1

2007 and recorded April 6, 2007 in the Official Records of the County of Denver, State of Colorado (the “Mortgage”); and (b) a first priority assignment of leases and rents on the Property (the “Assignment of Leases and Rents”) contained in the Mortgage or in a separate document. The Mortgage and the Assignment of Leases and Rents are collectively referred to as the “Security Documents.” The Note, the Security Documents and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents.”

D.
Tenant has requested Lender's agreement that if Lender forecloses the Mortgage or otherwise exercises Lender's remedies under the Security Documents, Lender will not disturb Tenant's right to quiet possession of the Premises under the terms of the Lease.

E.
Lender is willing to so agree on the terms and conditions provided in this Agreement, including, without limitation, Tenant's agreement to subordinate the Lease and attorn to Lender as provided herein.

NOW, THEREFORE, for mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
SUBORDINATION. The Lease is and shall remain unconditionally (except as set forth in this Agreement) subject and subordinate to (a) the liens or charges imposed by the Security Documents, (b) all currently outstanding or future advances secured by the Security Documents, and (c) all renewals, amendments, modifications, consolidations, replacements and extensions of the Security Documents. ~~The~~Subject to the terms and conditions of this Agreement, the subordination described herein is intended by the parties to have the same force and effect as if the Security Documents and such renewals, modifications, consolidations, replacements and extensions of the Security Documents had been executed, acknowledged, delivered and recorded prior to the Lease and any amendments or modifications thereof.

2.
NON-DISTURBANCE. If Lender exercises any of its rights under the Security Documents, including any right of entry on the Property pursuant to the Mortgage or upon a foreclosure of or deed in lieu of foreclosure of the Mortgage, Lender shall not disturb Tenant's right of quiet possession of the Premises under the terms of the Lease and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease and, should have Landlord's interest in the Lease be transferred to Lender or any person or entity (“New Owner”) by or in-lieu of judicial or non-judicial foreclosure of the Mortgage, New Owner agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, the Lease shall continue in full force and effect and New Owner shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease, so long as Tenant is not in default under this Agreement or in default beyond any applicable ~~grace~~notice and cure period under the Lease.

3.
ATTORNMENT. Notwithstanding anything to the contrary contained in the Lease, should title to the Premises and the landlord's interest in the Lease be transferred to ~~Lender or any other person or entity by foreclosure of or deed in-lieu of foreclosure of the Mortgage~~New Owner, Tenant shall, for the benefit of ~~Lender or such other person or entity~~New Owner, effective immediately and automatically upon the occurrence of any such transfer, attorn to ~~Lender or such other person or entity~~New Owner as landlord under the Lease and shall be bound under all provisions of the Lease including, but not limited to, the obligation to pay all rent required to be paid by Tenant pursuant to the terms of the Lease, for the remainder of the Lease term.

4.
PROTECTION OF LENDER. If ~~Lender~~New Owner succeeds to the interest of landlord under the Lease, Lender shall not be: (a) liable for any act or omission of any previous landlord under the Lease~~; (b) subject to any offsets or defenses which Tenant may have against any previous landlord under the Lease; (c~~ except to the extent a failure to perform by such landlord is continuing; (b) bound by any payment of rent or additional rent which Tenant might have paid for

F-2-2

more than one month in advance of the due date under the Lease to any previous landlord; (~~d~~c) obligated to make any payment to Tenant which any previous landlord was required to make before ~~Lender~~New Owner succeeded to the landlord's interest; (~~e~~d) accountable for any monies deposited with any previous landlord (including security deposits), except to the extent such monies are actually received by Lender; (~~f~~e) bound by any amendment or modification of the Lease or any waiver of any term of the Lease made without Lender's written consent; (~~g~~f) bound by any surrender or termination of the Lease made without Lender's written consent (unless effected unilaterally by Tenant pursuant to the express terms of the Lease);  ~~(h) obligated to complete any improvement or construction on the Property or to pay or reimburse Tenant for any tenant improvement allowance, construction allowance or leasing commissions; (i~~(h) liable for any default of any previous landlord under the Lease;  ~~(j~~(i) bound by any provision in the Lease granting Tenant a purchase option or first right of refusal or offer to purchase with regard to the Property. Furthermore, notwithstanding anything to the contrary contained in this Agreement or the Lease, upon any such succession, the Lease shall be deemed to have been automatically amended to provide that Lender's obligations and liabilities under the Lease shall be limited solely to Lender's interest, if any, in the Property, and the proceeds from any sale or disposition of the Property by Lender (collectively, “Lender's Interest”) and, following such succession, Tenant shall look exclusively to Lender's Interest for the payment or discharge of any obligations of Lender under the Lease.

5.
LENDER'S RIGHT TO CURE. Tenant shall deliver to Lender a copy of any notice of any default(s) by landlord under the Lease in the same manner as, and whenever, Tenant shall give any such notice to Owner, and no such notice shall be deemed given to Owner unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right to remedy, or cause to be remedied, any default by Owner under the Lease, and, for such purpose Tenant grants Lender such additional period of time as may be reasonable to enable Lender to remedy, or cause to be remedied, any such default in addition to the period given to Owner for remedying, or causing to be remedied, any such default until an outside date of one hundred eighty (180) days after Lender's receipt of notice of such matter. Tenant shall accept performance by Lender of any covenant or condition to be performed by Owner under the Lease with the same force and effect as though performed by Owner. No default by Landlord under the Lease shall exist or shall be deemed to exist (a) so long as Lender, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, provided such matter is cured within one hundred eighty (180) days after Lender's receipt of notice of such matter, or (b) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, so long as Lender, in good faith, shall have notified Tenant that Lender intends to institute enforcement proceedings under the Security Documents, and, thereafter, so long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence so long as Lender has cured such matter within one hundred eighty (180) days after Lender's receipt of notice thereof. Lender shall have the right, without notice to Tenant or Tenant's consent, to foreclose the Mortgage or to accept a deed in lieu of foreclosure of the Mortgage or otherwise realize upon the Mortgage or to exercise any other remedies under the Security Documents or state law.

6.
ASSIGNMENT OF LEASES AND RENTS. Tenant consents to the Assignment of Leases and Rents and acknowledges Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing or unless Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee becomes, the fee owner of the Premises. Upon Tenant's receipt of a written notice from Lender of a default by Owner under the Loan, Tenant shall thereafter, if requested by Lender, pay rent to Lender in accordance with the terms of the Lease. Lender's delivery of such notice to Tenant, or Tenant's compliance therewith, shall not be deemed to (a) cause Lender to succeed to or assume any obligations or responsibilities of Owner under the Lease or (b) relieve Owner of any of its obligations under the

F-2-3

Lease.

7.
INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Notwithstanding anything to the contrary contained in this Agreement or the Lease, the terms of the Loan Documents shall continue to govern with respect to the disposition of any insurance proceeds or condemnation awards, and any obligations of Owner to restore the Property following a casualty or condemnation shall, insofar as they apply to Lender, be limited to the amount of any insurance proceeds or condemnation awards received by Lender after the deduction of all costs and expenses incurred in obtaining such proceeds or awards. Following the foreclosure or deed in lieu of foreclosure of the Mortgage, the provisions of this section shall remain in full force and effect unless and until fee title to the Premises becomes vested in a person or entity other than (a) the holder of the Loan at the time of such foreclosure or deed in lieu of foreclosure or (b) a parent, subsidiary or affiliate of such holder. Notwithstanding the foregoing, if (a) a fire or other casualty occurs at the Property, (b) Landlord is obligated under Section 14 of the Lease to repair and restore the Property damaged by such casualty and (c) Lender receives insurance proceeds as a result of such casualty, then Lender agrees to make such insurance proceeds available to Landlord to repair and restore the Property in accordance with the terms and conditions of Section 14 of the Lease.

8.
ASSIGNMENT OF LEASE BY TENANT. Tenant shall not assign any right or interest of Tenant under the Lease (except for an assignment that is permitted under the Lease without Owner's consent), without Lender's prior written consent.

9.	MISCELLANEOUS.

9.1
Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, trustees and agents, as well as any single purpose entity established by Lender to take title to the Property by reason of such foreclosure or deed in lieu of foreclosure. The terms “Tenant” and “Owner” as used herein include any successor or assign of the named Tenant and Owner herein, respectively; provided, however, that such reference to Tenant's or Owner's successors and assigns shall not be construed as Lender's consent to any assignment or other transfer by Tenant or Owner.

9.2
Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

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Tenant:		Lender:
Wells Fargo Bank, N.A., as Master Servicer

Attn: Lease Reviews

1901 Harrison Street, 2nd Floor

Oakland, California 94612
~~FAX No.:~~	c/o Bridgepoint Education, Inc.	FAX No.: 510-446-4468
13500 Evening Creek Drive North, Suite 600
San Diego, CA 92128
Attn: Vice President, Real Estate
Telephone: (858) 513-9240 ext. 3769
Fax: (877)287-1165

With required copies to:
Bridgepoint Education, Inc.
13500 Evening Creek Drive, North, Suite 600
San Diego, CA 92128
Attn.: Senior Vice President/General Counsel
Telephone: (858) 668-2586 ext. 4019
Telecopier: (858) 408-2903

and to:

Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, CA 92101
Attn: Thomas W. Turner, Jr., Esq.
Telephone: (619) 515-3276
Telecopier: (619) 235-0398

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

9.3
Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant with regard to the subordination of the Lease to the Security Documents and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement, and shall supersede and cancel, but only insofar as would affect the priority between the Security Documents and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

9.4
Disbursements. Lender, in making disbursements of any funds pursuant to the Loan Documents, is under no obligation to, nor has Lender represented that it will, monitor or control the application of such funds by the recipient and any application of such funds, including, without limitation, any application of such funds for purposes other than those provided for in the Loan Documents, shall not defeat this agreement to subordinate in whole or in part.

9.5	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be

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construed as one and the same instrument.

9.6	Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

9.7
Attorneys' Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

9.8
Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.

9.9
Termination; Amendment. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

9.10
Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties or the interpretation and enforcement of the rights and duties of the parties shall be governed by the law of the state where the Property is located, without regard to any conflicts of law principles.

9.11	Conflict. To the extent there is any conflict between the terms of the Mortgage and the terms of this Agreement, the terms of this Agreement shall control.

9.12
~~9.11~~ Authority. ~~Tenant~~The parties executing this Agreement and all persons executing this Agreement on behalf ~~of Tenant~~thereof jointly and severally represent and warrant to ~~Lender~~the other parties hereto that such persons are authorized by ~~Tenant~~the party for whom they are executing to do so and that such execution hereof is the binding act of ~~Tenant~~, and enforceable against ~~Tenant~~such party.

9.13
~~9.12~~ Form of Agreement. Owner and Tenant acknowledge that Wells Fargo Bank, N.A. enters into numerous agreements of this type on a regular basis, both in its own capacity and as a commercial mortgage servicer on behalf of other lenders, and that the specific provisions contained in any agreement of this type entered into by Wells Fargo Bank, N.A. will vary depending on numerous transaction-specific factors, including, without limitation, the borrowers, loan documents, tenants, leases, servicers, servicing agreements and property and market conditions involved in the transaction. Accordingly, Owner and Tenant further acknowledge that the specific provisions contained in this Agreement will not necessarily be acceptable to Wells Fargo Bank, N.A. in connection with any other transaction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

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LENDER:
The Bank of New York Trust Company, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass Through Certificates, Series 2007-IQ14

By:
Wells Fargo Bank, National Association, as Wells Fargo Master Servicer under the Pooling and Servicing Agreement dated as of May 1, 2007, among MORGAN STANLEY CAPITAL I INC., as Depositor, CAPMARK FINANCE INC., as Capmark Master Servicer, PRUDENTIAL ASSET RESOURCES, INC., as Prudential Master Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Well Fargo Master Servicer, CENTERLINE SERVICING INC., as Special Servicer, BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as Paying Agent, Certificate Registrar, Authenticating Agent and Custodian, THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee.

By:

Name:

Title:

TENANT:

Bridgepoint Education, Inc., a Delaware corporation

By:

Its:

By:

Its:

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The undersigned Owner hereby consents to the foregoing Agreement and confirms the facts stated in the foregoing Agreement and the acknowledgement contained in Section 9.12 of the foregoing Agreement.
OWNER:
CCP/MS SSIII Denver Tabor Center I Property Owner LLC,
a Delaware limited liability company

By:
Name:	Stephen E. Budorick
Its:	Vice President
IT IS RECOMMENDED THAT, PRIOR TO EXECUTING THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.
ALL SIGNATURES MUST BE ACKNOWLEDGED.
STATE OF ______________________    )
) SS.
COUNTY OF ____________________    )
On ____________________, 20____, personally appeared the above named ________________________ ___________________, a ________________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, acting in its authorized capacity as Master Servicer for and on behalf of ______________________, AS TRUSTEE FOR THE REGISTERED HOLDERS OF ________________________ COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ________, and acknowledged the foregoing to be the free act and deed of said association, before me.

Notary Public

My commission expires:
____________________, ss.
On ___________________, 20____, personally appeared the above named ___________________, the _______________________, of ____________________ and acknowledged the foregoing to be the free act and deed of said _______________________, before me.

Notary Public

My commission expires:
____________________, ss.
On ____________________, 20____, personally appeared the above named ________________________, the ___________________________, of ________________________________ and acknowledged the foregoing to be the free act and deed of said _________________, before me.

Notary Public

My commission expires:

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EXHIBIT A
(Description of Property)

EXHIBIT A to SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of ____________~~________~~, 2011, executed by ~~___________, as “Tenant”,~~ Bridgepoint Education, Inc., a Delaware corporation, as “Tenant”, CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company, as “Landlord,” and _________________________ “Lender.”
All that certain land located in the County of ~~____________________~~Denver, State of ~~_____________________~~Colorado, described as follows:

Loan No. _______________________

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EXHIBIT “G”
RULES AND REGULATIONS
This Exhibit is attached to and made a part of the Lease by and between CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”), for space in (i) the Building located at 1201 16th Street, Denver, Colorado and known as the Tabor Center Mall, and (ii) the Building located at 1200 17th Street and commonly known as Tabor Center Office Building or Tabor Center Tower.
The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking facilities (if any), the Building Complex and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.
1.    Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Buildings or the Building Complex.
2.    Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.
3.    No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.
4.    Landlord may provide and maintain in the main lobby of the Tabor Center Tower an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.
5.    Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys and combinations to all safes shall be delivered to Landlord at the expiration or early termination of the Lease.
6.    All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.
7.    Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, or loss or injury.
8.    Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Buildings by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.    Corridor doors, when not in use, shall be kept closed.
10.    Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Buildings, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Buildings or Building Complex that might, in Landlord's sole opinion, constitute a nuisance.
11.    No animals, except those assisting handicapped persons, shall be brought into the Buildings or Building Complex or kept in or about the Premises.
12.    No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Building Complex, except for those substances as typically found in similar premises for cleaning or general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable Environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.
13.    Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Buildings or Building Complex. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.
14.    Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the date of the commencement of the Term be extended as a result of the above actions.
15.    Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
16.    Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.
17.    Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.
18.    Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings and the Building Complex, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.
19.    Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
20.    Tenant shall not canvass, solicit or peddle in or about the Buildings or the Building Complex.
21.    Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.
22.    Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
24.    Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.
25.    The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
26.    Tenant shall not (i) suffer, allow or permit any vibration, noise, odor or flashing or bright lights to emanate from the Premises, (ii) solicit business or distribute or cause to be distributed, in the Common Areas any handbills, promotional materials or other advertising, or (iii) conduct or permit any other activities in the Premises that might constitute a nuisance. Loading and unloading of goods shall be done only at the times, in the areas and through the entrances designated by Landlord.
27.    If any lights, machines, equipment or methods of operation are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the heating, ventilation and air-conditioning system of the Buildings or generate substantially more heat in the Premises than would be generated by lighting standard to the Buildings in which that portion of the Premises is located and normal tenant use, Landlord shall have the right to install any machinery and equipment which Landlord deems necessary to restore the temperature balance in any affected part of the Building. The reasonable cost thereof, including the cost of installation and any additional cost of operations and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand.

EXHIBIT “H”
SIGNAGE PLAN

H-1

EXHIBIT “I”
ACCESS BY SUITE 120 TENANT

Suite #350
OPEN TO BELOW
OPEN TO BELOW

Tabor Center Retail - 3rd Floor Readytalk HQ

March 11, 2011

I-1

EXHIBIT “J”
PROHIBITED USES
This Exhibit is attached to and made a part of that certain Lease dated as of August ___, 2011 (the “Lease”), by and between CCP/MS SSIII DENVER TABOR CENTER I PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Tenant”), for the Premises described in the Lease.
1.    A “Competing Restaurant”. A Restaurant = sells food for on-premises consumption and provides sit down table service utilizing waiters. A “Competing Restaurant” is either: (i) > = 4,000 sf and serves a multi-faceted eclectic (as opposed to a narrowly focused) menu in a casual dining atmosphere, and the average food check (excluding alcoholic beverages, taxes, and tips) payable per customer (adjusted each year based on the CPI) is between $10-18. The Oct. CPI for 1997 was 161.6, Oct. 2005 is 199.2, therefore 2006 average food check is adjusted to $12.33 - $22.19; (ii) Sells more than 3 varities of cheesecake (exclusive of toppings); or (iii) Sells 10 varieties of desserts (excluding ice cream). Exclusive does not apply to (a) Restaurants specializing primarily in ethnic cuisine or cuisines of one particular U.S. region; (b). Entertainment theme restaurants (ex. Dave & Busters); (c) Sports bars; or (d) Fine dining, nightclub dining, or restaurants selling primarily steak and seafood.
2.    An Irish/Celtic themed restaurant & bar, sports bar or any of the following: Hooter's, Twin Peaks, Bone Daddy's, Buffalo Wild Wings, Fox & Hound, Fox Sports Grill.
3.    Any space with frontage on the 16th St. Mall on the East Block of the Tabor Center (excluding the Palm and Green Fine Salad and the West Block of the building) shall not be leased to a competitor. Competitor = primary use is to operate as an Atlanta Bread Company, Au Bon Pain, Bear Rock Café, Big Sky Bakery and Café, Blimpie Subs and Salads, Boudin Bakery, Breadsmith, Briazz, Brueggers Bagel Bakery, Café de France, Café Express, Celebrity Bakery and Café, Champagne Bakery Café, Chesapeake Bagel Bakery, Cosi, Einstein Bros. Bagels, Firehouse Bakery and Coffee House, Jason's Deli, Jerry's Famous Deli, La Madeleine, La Brea Bakery, Montana Mills, New World and Manhattan Bagels, Panera Bread, Paradise Bakery& Café, Potbelly Sandwich Works, Pret A Manager, Quizno's Subs, Sopraffina, Subway, or Vie de France.
4.    Operation of a full service day spa providing hair, nail, pedicure and massage services and the retail sale of health and beauty products associated with the operation of the day spa.
5.    Full service Asian concept restaurant of > 2,500 sf. Exclusive does not apply to the Food Court or to a Panda Express (whether or not they are in the Food Court).
6.    A sit down restaurant primarily selling pizza.
7.    A health or fitness club or for the commercial provision of exercise or fitness classes.

J-1